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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-199177

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED NOVEMBER 18, 2014

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated October 6, 2014)

100,000 Shares

Cloud Peak Energy Inc.

    % Series A Mandatory Convertible Preferred Stock

         We are offering 100,000 shares of our        % Series A Mandatory Convertible Preferred Stock, par value $0.01 per share, which we refer to in this prospectus supplement as our mandatory convertible preferred stock.

         Dividends on our mandatory convertible preferred stock will be payable on a cumulative basis when, as and if declared by our board of directors, or an authorized committee of our board of directors, at an annual rate of        % on the liquidation preference of $1,000 per share. We may pay declared dividends in cash or, subject to certain limitations, in shares of our common stock, par value $0.01 per share, or in any combination of cash and common stock on March 1, June 1, September 1 and December 1 of each year, commencing on March 1, 2015 and ending on, and including, December 1, 2017.

         Each share of our mandatory convertible preferred stock will automatically convert on the third business day immediately following the last trading day of the final averaging period into between            and            shares of our common stock, subject to anti-dilution adjustments. The number of shares of our common stock issuable on conversion will be determined based on the average VWAP (as defined herein) of our common stock over the 20 trading day period beginning on, and including, the 23rd scheduled trading day prior to December 1, 2017, which we refer to herein as the "final averaging period." At any time prior to December 1, 2017, holders may elect to convert each share of our mandatory convertible preferred stock into shares of common stock at the minimum conversion rate of            shares of common stock per share of mandatory convertible preferred stock, subject to anti-dilution adjustments. If you elect to convert any shares of mandatory convertible preferred stock during a specified period beginning on the effective date of a fundamental change (as described herein), the conversion rate will be adjusted under certain circumstances and you will also be entitled to a fundamental change dividend make-whole amount (as described herein).

         Prior to this offering, there has been no public market for our mandatory convertible preferred stock. We do not intend to apply to list our mandatory convertible preferred stock on any securities exchange or any automated dealer quotation system. Our common stock is listed on The New York Stock Exchange under the symbol "CLD."

         Investing in our mandatory convertible preferred stock involves risks. See "Risk Factors" beginning on page S-16 of this prospectus supplement.

	Per Share	Total

Public offering price	$1,000	$100,000,000

Underwriting discounts and commissions	$	$

Proceeds, before expenses, to Cloud Peak Energy Inc.	$	$

         We have granted the underwriters an option to purchase, exercisable within 30 days from the date of this prospectus supplement, up to an additional 15,000 shares of mandatory convertible preferred stock to cover over-allotments, if any, at the public offering price, less the underwriting discount.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The underwriters expect to deliver the shares of our mandatory convertible preferred stock to investors on or about November     , 2014.

Joint Book-Running Managers

J.P. Morgan                                                                                           Credit Suisse

Credit Agricole CIB                                                             Deutsche Bank Securities

Goldman, Sachs & Co.              RBC Capital Markets              Wells Fargo Securities

Senior Co-Managers

BB&T Capital Markets                                                                Comerica Securities

PNC Capital Markets LLC                                                                                 Stifel

Prospectus Supplement dated November     , 2014.

        In making your investment decision, you should rely only on the information contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus prepared by us or on our behalf or otherwise authorized by us and the documents we have incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not offering these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus, as well as the information previously filed with the Securities and Exchange Commission (the "SEC") that is incorporated by reference in this prospectus, is accurate as of any date other than the date on the front of those documents.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement and the information incorporated by reference herein, which, among other things, describes the specific terms of this offering. The second part is the accompanying prospectus and the information incorporated by reference therein, which, among other things, gives more general information, some of which may not apply to this offering. Generally, when we refer to the prospectus, we are referring to both this prospectus supplement and the accompanying prospectus combined. If any information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        We refer to Cloud Peak Energy Inc. as "CPE Inc." and Cloud Peak Energy Resources LLC as "CPE Resources." As used in this prospectus, and unless otherwise indicated, "we," "us" and "our" and similar terms mean CPE Inc., CPE Resources and their subsidiaries, except that those terms when used in this prospectus in connection with the equity securities described herein shall mean Cloud Peak Energy Inc.

        The information in this prospectus is accurate as of its date. You should not assume that the information contained in this prospectus is accurate as of any other date. Additional information about us, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to certain of our filings with the SEC. You are urged to read carefully this prospectus and the information incorporated by reference in this prospectus, including the risk factors and other cautionary statements described under the caption "Risk Factors" included elsewhere in this prospectus and in Item 1A of Part I of CPE Inc.'s and CPE Resources's combined Annual Report on Form 10-K for the year ended December 31, 2013, as amended by CPE Inc.'s and CPE Resources's combined Current Report on Form 8-K filed on February 25, 2014, before investing in the mandatory convertible preferred stock. Please read "Where You Can Find More Information" and "Incorporation by Reference" in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), that registers the offering of mandatory convertible preferred stock. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

        In addition, CPE Inc. files annual, quarterly and other reports and information with the SEC. You may read and copy any document CPE Inc. files with the SEC at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on its public reference room. CPE Inc.'s SEC filings also are available on the SEC's website at http://www.sec.gov.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information CPE Inc. has filed with the SEC. This means that we can disclose important information to you without including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that CPE Inc. later provides to the SEC, and which is deemed to be "filed" with the SEC, automatically will update information previously filed with the SEC and may replace information in this prospectus.

        We incorporate by reference in this prospectus the documents listed below and any future filings made by CPE Inc. with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange

S-ii

Act of 1934, as amended (the "Exchange Act") (excluding any information furnished and not filed pursuant to any Current Report on Form 8-K), until the termination of the offering under this prospectus:

  •
  CPE Inc.'s and CPE Resources's combined Annual Report on Form 10-K for the year ended December 31, 2013 (including CPE Inc.'s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 2, 2014 solely to the extent incorporated into CPE Inc.'s and CPE Resources's combined Annual Report on Form 10-K), as amended by CPE Inc.'s and CPE Resources's combined Current Report on Form 8-K filed on February 25, 2014;

  •
  CPE Inc.'s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014;

  •
  CPE Inc.'s and CPE Resources's combined Current Reports on Form 8-K filed on January 17, 2014, February 21, 2014, February 25, 2014, March 3, 2014, March 11, 2014, March 14, 2014 and March 25, 2014;

  •
  CPE Inc.'s Current Reports on Form 8-K filed on May 16, 2014, July 11, 2014, August 8, 2014, August 20, 2014, September 2, 2014, September 4, 2014, September 10, 2014, September 15, 2014 and November 5, 2014; and

  •
  the description of CPE Inc.'s common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on November 16, 2009, including any amendment or report filed for the purpose of updating such description.

        These reports contain important information about us, our financial condition and our results of operations.

        We make available free of charge on or through our internet website, www.cloudpeakenergy.com, CPE Inc.'s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after CPE Inc. electronically files such material with, or furnishes it to, the SEC. Information contained on our internet website is not part of this prospectus.

        You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by visiting our internet website at www.cloudpeakenergy.com or by writing or calling us at the following address:

Cloud Peak Energy Inc. 385 Interlocken Crescent, Suite 400 Broomfield, Colorado 80021 Attention: General Counsel (720) 566-2900

S-iii

 FORWARD-LOOKING STATEMENTS

        Certain statements, other than statements of historical fact, included or incorporated by reference in this prospectus supplement and the documents we incorporate by reference contain "forward-looking" statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will," "would" or similar words. You should read statements that contain these words carefully because they discuss our current plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. There may be events in the future, however, that we are not able to predict accurately or control. The risk factors and other cautionary statements in this prospectus supplement and the documents we have incorporated by reference provide examples of risks, uncertainties and events that may cause our actual results to differ materially and adversely from the expectations we describe in our forward-looking statements. Additional factors or events that may emerge from time to time, or those that we currently deem to be immaterial, could cause our actual results to differ, and it is not possible for us to predict all of them. You are cautioned not to place undue reliance on the forward-looking statements contained herein. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The following factors are among those that may cause actual results to differ materially and adversely from our forward-looking statements:

  •
  the prices we receive for our coal, our ability to effectively execute our forward sales strategy, and changes in utility purchasing patterns;

  •
  competition with other producers of coal, including the current oversupply of thermal coal in the marketplace, impacts of currency exchange rate fluctuations, and government energy and tax policies that make foreign coal producers more competitive for international transactions;

  •
  competition with natural gas and other non-coal energy resources, which may be increased as a result of energy and tax policies, regulations and subsidies or other government incentives that encourage or mandate use of alternative energy sources;

  •
  coal-fired power plant capacity, including the impact of climate change or other environmental regulations, energy policies, political dynamics, NGO activities, and other factors that may cause domestic and international electric utilities to continue to phase out or close existing coal-fired power plants, reduce construction of any new coal-fired power plants, or reduce consumption of Powder River Basin ("PRB") coal;

  •
  market demand for domestic and foreign coal, electricity and steel;

  •
  our ability to maintain and grow our logistics revenue and export sales;

  •
  railroad, export terminal and other transportation performance, costs and availability, including the availability of sufficient and reliable rail capacity to transport PRB coal and the development of additional export terminal capacity, our ability to access additional capacity on commercially reasonable terms and the impact of rail and terminal take-or-pay commitments;

  •
  domestic and international economic conditions;

  •
  timing of reductions or increases in customer coal inventories;

  •
  weather conditions or weather-related damage that impacts demand for coal, our mining operations, our customers, or transportation infrastructure;

  •
  risks inherent to surface coal mining;

S-iv

  •
  our ability to successfully acquire coal and appropriate land access rights at attractive prices and in a timely manner and our ability to effectively resolve issues with conflicting mineral development that may impact our mine plans;

  •
  our ability to produce coal at existing and planned volumes and to effectively manage the costs of our operations;

  •
  our plans and objectives for future operations and the development of additional coal reserves, including risks associated with acquisitions;

  •
  the impact of current and future environmental, health, safety and other laws, regulations, treaties or governmental policies, or changes in interpretations thereof, and third-party regulatory challenges, including those affecting our coal mining operations or our customers' coal usage, carbon and other gaseous emissions or ash handling, or the logistics, transportation, or terminal industries, as well as related costs and liabilities;

  •
  the impact of required regulatory processes and approvals to lease and obtain permits for coal mining operations or to transport coal to domestic and foreign customers, including third-party legal challenges;

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  any increases in rates or changes in regulatory interpretations or assessment methodologies with respect to royalties or severance and production taxes;

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  inaccurately estimating the costs or timing of our reclamation and mine closure obligations;

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  disruptions in delivery or increases in pricing from third-party vendors of raw materials and other consumables which are necessary for our operations, such as explosives, petroleum-based fuel, tires, steel, and rubber;

  •
  our assumptions concerning coal reserve estimates;

  •
  our relationships with, and other conditions affecting, our customers (including our largest customers who account for a significant portion of our total revenue) and other counterparties, including economic conditions and the credit performance and credit risks associated with our customers and other counterparties, such as traders, brokers, and lenders under our credit agreement and financial institutions with whom we maintain accounts or enter hedging arrangements;

  •
  the results of our hedging strategies for commodities, including our current hedging programs for coal sales and diesel fuel costs;

  •
  the terms and restrictions of our indebtedness;

  •
  liquidity constraints, including those resulting from the cost or unavailability of financing due to credit market conditions or our compliance with the financial covenants in our debt agreements;

  •
  our liquidity, results of operations, and financial condition generally, including amounts of working capital that are available; and

  •
  other factors, including those discussed or incorporated by reference in "Risk Factors" and in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013.

S-v

 SUMMARY

        You should read carefully this entire prospectus supplement, the accompanying prospectus and the other documents incorporated by reference herein to understand fully the terms of the mandatory convertible preferred stock being offered, as well as the other considerations that are important in making your investment decision. Unless the context otherwise indicates, the information included in this prospectus supplement assumes that the underwriters do not exercise their option to purchase additional shares to cover over-allotments.

 Our Company

        We are one of the largest producers of coal in the United States of America ("U.S.") and the Powder River Basin ("PRB"), based on our 2013 coal sales. We operate some of the safest mines in the coal industry. According to Mine Safety and Health Administration ("MSHA") data, in 2013, we had one of the lowest employee all injury incident rates among the largest U.S. coal producing companies. We currently operate solely in the PRB, the lowest cost region of the major coal producing regions in the U.S., where we operate three wholly-owned surface coal mines, the Antelope Mine, the Cordero Rojo Mine and the Spring Creek Mine. We also have two major development projects, the Youngs Creek project and the Crow project. On September 12, 2014, we completed the sale of our 50% non-operating interest in Decker Coal Company to an affiliate of Ambre Energy. Our Antelope and Cordero Rojo mines are located in Wyoming. Our Spring Creek Mine is located in Montana. Our mines produce subbituminous thermal coal with low sulfur content, and we sell our coal primarily to domestic and foreign electric utilities. We do not produce any metallurgical coal. Thermal coal is primarily consumed by electric utilities and industrial consumers as fuel for electricity generation and steam output. In 2013, the coal we produced generated approximately 4% of the electricity produced in the U.S. As of December 31, 2013, we controlled approximately 1.2 billion tons of proven and probable reserves.

        For the year ended December 31, 2013, approximately 83% of our total revenue attributable to our three owned and operated mines was derived from long-term supply contracts with a term of one year or greater, and approximately 55% of our committed tons to customers that purchase coal directly from our mine sites was associated with contracts that had three years or more remaining on their term. As of September 30, 2014, we have committed to sell approximately 89 million tons in 2014 from our three owned and operated mines. All of this committed 2014 production is under fixed-price contracts with a weighted-average price of $13.00 per ton. As of October 17, 2014, we have committed to sell 70 million tons in 2015 from our three owned and operated mines. Of this committed 2015 production, 58 million tons are under fixed-price contracts with a weighted-average price of $13.10 per ton.

        CPE Inc., a Delaware corporation organized on July 31, 2008, is a holding company that manages its wholly owned consolidated subsidiary CPE Resources, a Delaware limited liability company organized on August 19, 2008. CPE Inc. has no business operations or material assets other than its ownership interest of 100% of the common membership units in CPE Resources. CPE Inc.'s only source of cash flow from operations is distributions from CPE Resources. CPE Inc. also receives management fees pursuant to a management services agreement between it and CPE Resources as reimbursement of its administrative expenses.

        Our principal executive office is located at 505 S. Gillette Ave., Gillette, Wyoming 82716, and our telephone number at that address is (307) 687-6000. Our website is located at www.cloudpeakenergy.com. The information that is contained on, or is or becomes accessible through, our website is not part of this prospectus supplement.

 Recent Developments

        Proposed partial redemption of 2019 Notes.    Subject to the pricing of this offering, we intend to promptly call for redemption $100 million of the aggregate principal amount of outstanding 8.50% Senior Notes due 2019 issued by our subsidiaries (the "2019 Notes") at a redemption price of 104.250% of the principal amount of the 2019 Notes to be redeemed. The principal amount outstanding of the 2019 Notes is $300 million. The redemption would result in a pre-tax charge to our net earnings of approximately $4.3 million, and the total cost would be approximately $104.3 million (excluding accrued and unpaid interest to the redemption date). This prospectus supplement is not intended as a notice of any such redemption. Such notice will be given to holders of the 2019 Notes in the manner prescribed in the indenture governing the 2019 Notes and at the appropriate time.

 THE OFFERING

        The summary below describes the principal terms of the mandatory convertible preferred stock. Certain of the terms described below are subject to important limitations and exceptions. Refer to the section of the accompanying prospectus entitled "Description of the Capital Stock—Preferred Stock," as supplemented by the "Description of Mandatory Convertible Preferred Stock" section of this prospectus supplement, for a more detailed description of the terms of the mandatory convertible preferred stock. As used in this section, the terms "Cloud Peak Energy," "us," "we," or "our" refer to Cloud Peak Energy Inc. and not any of its subsidiaries.

Securities we are offering	100,000 shares of % Series A Mandatory Convertible Preferred Stock, par value $0.01 per share, which we refer to in this prospectus supplement as our mandatory convertible preferred stock.
Public offering price	$1,000 per share of mandatory convertible preferred stock.
Underwriters' option

We have granted the underwriters a 30-day option to purchase up to 15,000 additional shares of our mandatory convertible preferred stock to cover over-allotments, if any, at the public offering price, less the underwriting discount.

Dividends

        % of the liquidation preference of $1,000 per share of our mandatory convertible preferred stock per year. Dividends will accumulate from the initial issue date (as defined in "Description of Mandatory Convertible Preferred Stock—Ranking") and, to the extent that we are legally permitted to pay dividends and our board of directors, or an authorized committee thereof, declares a dividend payable with respect to our mandatory convertible preferred stock, we will pay such dividends in cash or, subject to certain limitations, by delivery of shares of our common stock or through any combination of cash and shares of our common stock, as determined by our board of directors, or an authorized committee thereof, in its sole discretion; provided that any unpaid dividends will continue to accumulate. Dividends that are declared will be payable on the dividend payment dates (as described below) to holders of record on the February 15, May 15, August 15 or November 15, as the case may be, immediately preceding the relevant dividend payment date (each, a "record date"), whether or not such holders convert their shares, or such shares are automatically converted, after a record date and on or prior to the immediately succeeding dividend payment date. The expected dividend payable on the first dividend payment date is approximately $            per share. Each subsequent dividend is expected to be approximately $            per share. See "Description of Mandatory Convertible Preferred Stock—Dividends."

If our board of directors, or an authorized committee thereof, elects to make any such payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at the average VWAP per share (as defined under "Description of Mandatory Convertible Preferred Stock—Definitions"), of our common stock over the five consecutive trading day period ending on the second trading day immediately preceding the applicable dividend payment date (the "five-day average price"), multiplied by 97%. Notwithstanding the foregoing, in no event will the number of shares of our common stock delivered in connection with any declared dividend exceed a number equal to the total dividend payment divided by $            , which amount represents approximately 35% of the initial price (as defined below), subject to adjustment in a manner inversely proportional to any adjustment to each fixed conversion rate (such dollar amount, as adjusted, the "floor price"). To the extent that the amount of the declared dividend exceeds the product of the number of shares of common stock delivered in connection with such declared dividend and 97% of the five-day average price, we will, if we are legally able to do so, notwithstanding any notice by us to the contrary, pay such excess amount in cash.

The initial price is $ , which is the closing price of our common stock on The New York Stock Exchange on the date the mandatory convertible preferred stock is priced.
Dividend payment dates	March 1, June 1, September 1 and December 1 of each year, commencing on March 1, 2015 and ending on, and including, December 1, 2017.
Redemption	Our mandatory convertible preferred stock is not redeemable.
Mandatory conversion date	The third business day immediately following the last trading day of the final averaging period (as defined below).
Mandatory conversion

On the mandatory conversion date, each share of our mandatory convertible preferred stock, unless previously converted, will automatically convert into a number of shares of our common stock equal to the conversion rate as described below.

If we declare a dividend for the dividend period ending on December 1, 2017, we will pay such dividend to the holders of record on the applicable record date, as described above. If, on or prior to November 15, 2017, we have not declared all or any portion of the accumulated and unpaid dividends on the mandatory convertible preferred stock, the conversion rate will be adjusted so that holders receive an additional number of shares of common stock equal to the amount of accumulated and unpaid dividends that have not been declared (the "additional conversion amount"), divided by the greater of (i) the floor price and (ii) 97% of the five-day average price. To the extent that the additional conversion amount exceeds the product of such number of additional shares and 97% of the five-day average price, we will, if we are legally able to do so, declare and pay such excess amount in cash.

Conversion rate

Upon conversion on the mandatory conversion date, the conversion rate for each share of our mandatory convertible preferred stock will be not more than            shares of common stock and not less than            shares of common stock, depending on the applicable market value of our common stock, as described below and subject to certain anti-dilution adjustments.

The "applicable market value" of our common stock is the average VWAP per share of our common stock over the final averaging period. The "final averaging period" is the 20 consecutive trading day period beginning on, and including, the 23rd scheduled trading day immediately preceding December 1, 2017. The conversion rate will be calculated as described under "Description of Mandatory Convertible Preferred Stock—Mandatory Conversion," and the following table illustrates the conversion rate per share of our mandatory convertible preferred stock, subject to certain anti-dilution adjustments.

Applicable market value of our common stock	Conversion rate (number of shares of common stock issuable upon conversion of each share of mandatory convertible preferred stock on the mandatory conversion date)
Greater than $	shares
Equal to or less than $ but greater than or equal to $	Between and shares, determined by dividing $1,000 by the applicable market value
Less than $	shares

Conversion at the option of the holder	Other than during a fundamental change conversion period (as defined below), at any time prior to December 1, 2017, you may elect to convert your shares of mandatory convertible preferred stock, in whole or in part, at the minimum conversion rate of shares of common stock per share of mandatory convertible preferred stock as described under "Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder." This minimum conversion rate is subject to certain anti-dilution and other adjustments.

If, as of the effective date of any early conversion (the "early conversion date"), our board of directors, or an authorized committee thereof, has not declared all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on the dividend payment date prior to such early conversion date, the conversion rate will be adjusted so that converting holders receive an additional number of shares of common stock equal to such amount of accumulated and unpaid dividends that have not been declared for such full dividend periods (the "early conversion additional conversion amount"), divided by the greater of (i) the floor price and (ii) the average VWAP per share of our common stock over the 20 consecutive trading day period ending on, and including, the third trading day immediately preceding the early conversion date (the "early conversion average price"). To the extent that the early conversion additional conversion amount exceeds the product of such number of additional shares and the early conversion average price, we will not have any obligation to pay the shortfall in cash.

Conversion at the option of the holder upon a fundamental change; fundamental change dividend make-whole amount

If a fundamental change (as defined under "Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount") occurs on or prior to December 1, 2017, holders of the mandatory convertible preferred stock will have the right to convert their shares of mandatory convertible preferred stock, in whole or in part, into shares of common stock at the "fundamental change conversion rate" during the period beginning on, and including, the effective date of such fundamental change and ending on, and including, the date that is 15 calendar days after such effective date (or, if earlier, December 1, 2017). The fundamental change conversion rate will be determined based on the effective date of the fundamental change and the price paid (or deemed paid) per share of our common stock in such fundamental change. Holders who convert shares of our mandatory convertible preferred stock within that timeframe will also receive (1) a "fundamental change dividend make-whole amount" equal to the present value (calculated using a discount rate of        % per annum) of all dividend payments on such shares (excluding any accumulated and unpaid dividends for any dividend period prior to the effective date of the fundamental change, including for the period, if any, from the dividend payment date immediately preceding the effective date to, but excluding, the effective date (collectively, the "accumulated dividend amount")) for all the remaining full dividend periods and for the partial dividend period from, and including, the effective date to, but excluding, the next dividend payment date, and (2) to the extent that there is any accumulated dividend amount, the accumulated dividend amount, in the case of clauses (1) and (2), subject to our right to deliver shares of our common stock in lieu of all or part of such amounts; provided that if the effective date or the conversion date falls after the record date for a declared dividend and prior to the next dividend payment date, such dividend will be paid on such dividend payment date to the holders as of such record date, and will not be included in the accumulated dividend amount, and the fundamental change dividend make-whole amount will not include the present value of the payment of such dividend.

If we elect to make any such payment of the fundamental change dividend make-whole amount or the accumulated dividend amount, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at 97% of the price paid (or deemed paid) per share of our common stock in the fundamental change. Notwithstanding the foregoing, in no event will the number of shares of our common stock delivered in connection with the fundamental change dividend make-whole amount and the accumulated dividend amount, in the aggregate, exceed a number equal to the sum of such amounts (the "additional fundamental change amount"), divided by the greater of (i) the floor price and (ii) 97% of the price paid (or deemed paid) per share of our common stock in the fundamental change. To the extent that the additional fundamental change amount exceeds the product of the number of shares of common stock delivered in respect of such additional fundamental change amount and 97% of the price paid (or deemed paid) per share of our common stock in the fundamental change, we will, if we are legally able to do so, notwithstanding any notice by us to the contrary, pay such excess amount in cash. See "Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount."

Anti-dilution adjustments

The conversion rate may be adjusted in the event of, among other things: (1) stock dividends or distributions; (2) certain distributions to holders of our common stock of rights, options or warrants to purchase our common stock; (3) subdivisions or combinations of our common stock; (4) certain distributions to holders of our common stock of evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets; (5) distributions to holders of our common stock of cash; and (6) certain tender or exchange offers by us or one of our subsidiaries for our common stock, in each case subject to certain exceptions. See "Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments."

Liquidation preference	$1,000 per share of mandatory convertible preferred stock.
Voting rights

Except as specifically required by Delaware law (including Section 242(b)(2) of the Delaware General Corporation Law) or our Amended and Restated Certificate of Incorporation, which will include the certificate of designations for the mandatory convertible preferred stock, the holders of mandatory convertible preferred stock will have no voting rights.

Whenever dividends on shares of mandatory convertible preferred stock have not been declared and paid for six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date and ending on, but excluding, March 1, 2015), whether or not consecutive, the holders of mandatory convertible preferred stock, voting together as a single class with holders of all other preferred stock of equal rank having similar voting rights, will be entitled at our next special or annual meeting of stockholders to vote for the election of a total of two additional members of our board of directors, subject to certain limitations.

We will not, without the affirmative vote or consent of holders of at least two-thirds of the outstanding shares of mandatory convertible preferred stock and all other preferred stock of equal rank having similar voting rights, voting together as a single class (1) authorize or create, or increase the authorized amount of, any specific class or series of stock ranking senior to the mandatory convertible preferred stock; (2) amend, alter or repeal the provisions of our Amended and Restated Certificate of Incorporation so as to adversely affect the special rights, preferences, privileges or voting powers of the mandatory convertible preferred stock; or (3) consummate a binding share exchange or reclassification involving shares of mandatory preferred stock or a merger or consolidation of us with another entity unless the mandatory convertible preferred stock remains outstanding or is replaced by preference securities with terms not materially less favorable to holders, in each case subject to certain exceptions.

See "Description of Mandatory Convertible Preferred Stock—Voting Rights."
Ranking	The mandatory convertible preferred stock will rank with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

•

senior to all of our common stock and to each other class of capital stock or series of preferred stock issued in the future unless the terms of that stock expressly provide that it ranks senior to, or on a parity with, the mandatory convertible preferred stock;

•

on a parity with any class of capital stock or series of preferred stock issued in the future the terms of which expressly provide that it will rank on a parity with the mandatory convertible preferred stock;

•

junior to each class of capital stock or series of preferred stock issued in the future the terms of which expressly provide that such capital stock or preferred stock will rank senior to the mandatory convertible preferred stock; and

• junior to all of our existing and future indebtedness.

In addition, the mandatory convertible preferred stock, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our subsidiaries as well as the capital stock of our subsidiaries held by third parties.

At September 30, 2014, we and our subsidiaries had total outstanding consolidated debt of approximately $509 million and no outstanding shares of preferred stock.
Use of proceeds

We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us for this offering, will be approximately $96.4 million (or approximately $111.0 million if the underwriters exercise their over-allotment option in full). We intend to use the net proceeds from this offering, together with cash on hand, to fund the proposed redemption of $100 million of the aggregate principal amount of the 2019 Notes at a redemption price of 104.250% of the principal amount of the 2019 Notes to be redeemed. See "Use of Proceeds."

Material U.S. federal tax considerations

The U.S. federal income tax considerations of purchasing, owning and disposing of the mandatory convertible preferred stock and any common stock received upon its conversion are described in "Material U.S. Federal Income Tax Considerations."

No listing	We do not intend to apply to list our mandatory convertible preferred stock on any securities exchange or any automated dealer quotation system.
New York Stock Exchange symbol for our common stock	Our common stock is listed on The New York Stock Exchange under the symbol "CLD."
Transfer agent and registrar	Computershare Trust Company, N.A. is the transfer agent and registrar for the mandatory convertible preferred stock.
Risk factors	See "Risk Factors" beginning on page S-16 of this prospectus supplement for a discussion of risks you should carefully consider before deciding to invest in our mandatory convertible preferred stock.

        As of September 30, 2014, 61,004,549 shares of common stock were outstanding.

 Summary Historical Consolidated Financial Data

        We derived the summary historical financial and operating data as of and for the years ended December 31, 2013, 2012 and 2011 from CPE Inc.'s audited financial statements included in CPE Inc.'s and CPE Resources's combined Annual Reports on Form 10-K for the year ended December 31, 2013, as amended by CPE Inc.'s and CPE Resources's combined Current Report on Form 8-K filed on February 25, 2014, and for the year ended December 31, 2012. We derived the summary historical financial and operating data as of and for the nine months ended September 30, 2014 and September 30, 2013 from CPE Inc.'s unaudited financial statements included in CPE Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 and CPE Inc.'s and CPE Resources's combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2013. The data for the nine-month periods has not been audited.

        The following table should be read together with, and is qualified in its entirety by reference to, the historical financial statements and the notes thereto included in CPE Inc.'s and CPE Resources's combined Annual Report on Form 10-K for the year ended December 31, 2013, as amended by CPE Inc.'s and CPE Resources's combined Current Report on Form 8-K filed on February 25, 2014, and CPE Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, each of which is incorporated by reference in this prospectus supplement.

	Nine Months Ended September 30,		Year Ended December 31,
CPE Inc.	2014	2013	2013	2012	2011
	(in millions, except per share data)
Statement of Operations Data
Revenue	$982.3	$1,042.9	$1,396.1	$1,516.8	$1,553.7
Operating income	109.4	85.5	112.4	241.9	250.5
Net income (loss)	73.3	38.1	52.0	173.7	189.8
Earnings per share attributable to controlling interest—basic
Net income (loss)	$1.21	$0.63	$0.86	$2.89	$3.16

	September 30,		December 31,
	2014	2013	2013	2012	2011
	(in millions)
Balance Sheet Data
Cash and cash equivalents	$119.3	$219.2	$231.6	$197.7	$404.2
Investments in marketable securities	—	80.6	80.7	80.3	75.2
Property, plant and equipment, net	1,578.3	1,654.8	1,654.0	1,678.3	1,350.1
Total assets	2,111.5	2,377.5	2,357.4	2,351.3	2,319.3
Long-term debt	498.4	596.9	597.0	596.5	596.1
Federal coal leases obligations	64.0	122.9	122.9	186.1	288.3
Total liabilities	1,027.3	1,401.1	1,355.4	1,420.3	1,568.9
Total equity	1,084.2	976.4	1,002.0	931.0	750.4

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012	2011
	(in millions)
Other Data
Adjusted EBITDA(3)	$130.3	$156.5	$218.6	$338.8	$351.7
Adjusted EPS(3)	$(0.08)	$0.43	$0.73	$2.15	$2.47
Asian export tons—Logistics and Related Activities	3.2	3.6	4.7	4.4	4.7
Tons sold—Owned and Operated Mines(1)	62.6	64.3	86.0	90.6	95.6
Tons sold—Decker Mine(2)	1.1	1.0	1.5	1.4	1.5
Tons purchased and resold	0.1	1.0	1.5	0.9	1.6
Total tons sold	63.7	66.4	89.1	93.0	98.7

(1)
Inclusive of intersegment sales.

(2)
Based on our 50% non-operating interest.

(3)
EBITDA, Adjusted EBITDA and Adjusted EPS are intended to provide additional information only and do not have any standard meaning prescribed by generally accepted accounting principles in the U.S. ("U.S. GAAP"). A quantitative reconciliation of Adjusted EBITDA to income (loss) from continuing operations, or net income (loss), as applicable, and Adjusted EPS to EPS (as defined below) is found in the tables below.

EBITDA represents income (loss) from continuing operations, or net income (loss), as applicable, before (1) interest income (expense) net, (2) income tax provision, (3) depreciation and depletion, (4) amortization, and (5) accretion. Adjusted EBITDA represents EBITDA as further adjusted for specifically identified items that management believes do not directly reflect our core operations. For the periods presented herein, the specifically identified items are: (1) adjustments to exclude the updates to the tax agreement liability, including tax impacts of our 2009 initial public offering ("IPO") and 2010 secondary offering ("Secondary Offering") transactions and the termination of our Tax Receivable Agreement (the "TRA") with Rio Tinto Energy America Inc. ("Rio Tinto"), (2) adjustments for derivative financial instruments, excluding fair value mark-to-market gains or losses and including cash amounts received or paid, (3) adjustments to exclude the gain from the sale of our 50% non-operating interest in the Decker Mine, and (4) adjustments to exclude a significant broker contract that expired in the first quarter of 2010.

Adjusted EPS represents diluted earnings (loss) per common share attributable to controlling interest or diluted earnings (loss) per common share attributable to controlling interest from continuing operations, as applicable ("EPS"), adjusted to exclude (i) the estimated per share impact of the same specifically identified items used to calculate Adjusted EBITDA as described above and (ii) the cash and non-cash interest expense associated with the early retirement of debt and refinancing transactions. All items are adjusted at the statutory tax rate of approximately 37%.

Adjusted EBITDA is an additional tool intended to assist our management in comparing our performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect our core operations. Adjusted EBITDA is a metric intended to assist management in evaluating operating performance, comparing performance across periods, planning and forecasting future business operations and helping determine levels of operating and capital investments. Period-to-period comparisons of Adjusted EBITDA are intended to help our management identify and assess additional trends potentially impacting our company that may not be shown solely by period-to-period comparisons of income (loss) from continuing operations or net income (loss). Our chief operating decision maker uses Adjusted EBITDA as a measure of segment performance. Consolidated Adjusted EBITDA is also used as part of our incentive compensation program for our executive officers and others.

  We believe Adjusted EBITDA and Adjusted EPS are also useful to investors, analysts and other external users of our consolidated financial statements in evaluating our operating performance from period to period and comparing our performance to similar operating results of other relevant companies. Adjusted EBITDA allows investors to measure a company's operating performance without regard to items such as interest expense, taxes, depreciation and depletion, amortization and accretion and other specifically identified items that are not considered to directly reflect our core operations. Similarly, we believe our use of Adjusted EPS provides an appropriate measure to use in assessing our performance across periods given that this measure provides an adjustment for certain specifically identified significant items that are not considered to directly reflect our core operations, the magnitude of which may vary significantly from period to period and, thereby, have a disproportionate effect on the earnings per share reported for a given period.

  Our management recognizes that using Adjusted EBITDA and Adjusted EPS as performance measures has inherent limitations as compared to income (loss) from continuing operations, net income (loss), EPS or other U.S. GAAP financial measures, as these non-GAAP measures exclude certain items, including items that are recurring in nature, which may be meaningful to investors. Adjusted EBITDA excludes interest expense and interest income; however, as we have historically borrowed money in order to finance transactions and operations and have invested available cash to generate interest income, interest expense and interest income are elements of our cost structure and influence our ability to generate revenue and returns for stockholders. Adjusted EBITDA excludes depreciation and depletion and amortization; however, as we use capital and intangible assets to generate revenue, depreciation, depletion and amortization are necessary elements of our costs and ability to generate revenue. Adjusted EBITDA also excludes accretion expense; however, as we are legally obligated to pay for costs associated with the reclamation and closure of our mine sites, the periodic accretion expense relating to these reclamation costs is a necessary element of our costs and ability to generate revenue. Adjusted EBITDA excludes income taxes; however, as we are organized as a corporation, the payment of taxes is a necessary element of our operations. Adjusted EBITDA and Adjusted EPS exclude the tax impacts of the IPO and Secondary Offering; however, this represented our estimate of payments on the tax agreement liability that we were required to make to Rio Tinto prior to the August 2014 termination of the TRA and changes to the realizability of our deferred tax assets based on changes in our estimated future taxable income. Adjusted EBITDA and Adjusted EPS exclude fair value mark-to-market gains or losses for derivative financial instruments; however, Adjusted EBITDA and Adjusted EPS include cash amounts received or paid on derivative financial instruments. Adjusted EBITDA and Adjusted EPS exclude income statement amounts attributable to our significant broker contract that expired in the first quarter of 2010; however, this historically represented a positive contribution to our operating results. Adjusted EBITDA and Adjusted EPS exclude the gain from the sale of the Decker Mine; however, the release of the reclamation and other liabilities is a significant benefit to us. Finally, Adjusted EPS excludes the cash and non-cash interest expense associated with the early retirement of debt and refinancing transactions; however, as we pay for costs associated with financing transactions, the related interest expense is a necessary element of our costs.

  As a result of these exclusions, Adjusted EBITDA and Adjusted EPS should not be considered in isolation and do not purport to be alternatives to income (loss) from continuing operations, net income (loss), EPS or other U.S. GAAP financial measures as a measure of our operating performance.

  When using Adjusted EBITDA as a performance measure, management intends to compensate for these limitations by comparing it to income (loss) from continuing operations or net income (loss) in each period to allow for the comparison of the performance of the underlying core operations with the overall performance of the company on a full-cost, after-tax basis. Using Adjusted EBITDA and income (loss) from continuing operations or net income (loss) to evaluate the business assists management and investors in (a) assessing our relative performance against our competitors and (b) ultimately monitoring our capacity to generate returns for stockholders.

  Because not all companies use identical calculations, our presentations of Adjusted EBITDA and Adjusted EPS may not be comparable to other similarly titled measures of other companies. Moreover, our presentation of Adjusted EBITDA is different than EBITDA as defined in our debt financing agreements.

  A quantitative reconciliation for each of the periods presented of net income (loss) to Adjusted EBITDA is as follows:

	Nine Months Ended September 30,		Year Ended December 31,
CPE Inc.	2014	2013	2013	2012	2011
	(in millions)
Net income	$73.3	$38.1	$52.0	$173.7	$189.8
Interest income	(0.2)	(0.3)	(0.4)	(1.1)	(0.6)
Interest expense	64.5	29.8	41.7	36.3	33.9
Income tax expense	30.7	10.5	11.6	62.6	11.4
Depreciation and depletion	81.9	75.6	100.5	94.6	87.1
Amortization	—	—	—	—	—
Accretion	12.1	12.2	15.3	13.2	12.5

EBITDA	262.3	165.9	220.7	379.3	334.1

Tax agreement expense (benefit)(1)	(58.6)	10.5	10.5	(29.0)	19.9
Derivative financial instruments:
Exclusion of fair value mark-to-market losses (gains)(2)	(16.1)	(25.6)	(25.6)	(22.8)	(2.3)
Inclusion of cash amounts received(3)	16.9	5.7	13.0	11.2	—

Total derivative financial instruments	0.8	(19.9)	(12.6)	(11.5)	(2.3)
Gain on sale of Decker Mine interest	(74.3)	—	—	—	—
Expired significant broker contract	—	—	—	—	—

Adjusted EBITDA	$130.3	$156.5	$218.6	$338.8	$351.7

(1)
Changes to related deferred taxes are included in income tax expense.

(2)
Derivative fair value mark-to-market (gains) losses reflected on the statement of operations.

(3)
Derivative cash gains and losses reflected within operating cash flows.

See Note 5 of Notes to Consolidated Financial Statements in Item 8 of CPE Inc.'s and CPE Resources's combined Annual Report on Form 10-K for the year ended December 31, 2013, as amended by CPE Inc.'s and CPE Resources's combined Current Report on Form 8-K filed on February 25, 2014, for a discussion related to the fair value of derivative financial instruments.

        A reconciliation of diluted earnings (loss) per common share attributable to controlling interest or diluted earnings (loss) per common share attributable to controlling interest from continuing operations, as applicable, to Adjusted EPS for the periods presented is as follows:

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012	2011
Diluted earnings (loss) per common share	$1.20	$0.62	$0.85	$2.85	$3.13
Tax agreement expense including tax impacts of IPO and Secondary Offering	(0.74)	0.01	0.01	(0.58)	(0.63)
Derivative financial instruments:
Exclusion of fair value mark-to-market losses (gains)	(0.17)	(0.27)	(0.27)	(0.24)	(0.02)
Inclusion of cash amounts received	0.17	0.06	0.14	0.12	—

Total derivative financial instruments	(0.00)	(0.21)	(0.13)	(0.12)	(0.02)
Expired significant broker contract	—	—	—	—	—
Refinancing Transaction:
Exclusion of cash interest for early retirement of debt	0.15	—	—	—	—
Exclusion of non-cash interest for deferred finance fee write-off	0.08	—	—	—	—

Total Refinancing Transaction	0.23	—	—	—	—
Gain on sale of Decker Mine interest	(0.78)	—	—	—	—

Adjusted EPS	$(0.08)	$0.43	$0.73	$2.15	$2.47

Weighted-average shares outstanding (in millions)	61.2	61.1	61.2	60.9	60.6

        Due to the tabular presentation of rounded amounts, certain tables reflect insignificant rounding differences.

RISK FACTORS

        An investment in our mandatory convertible preferred stock involves significant risks. Prior to making a decision about investing in the mandatory convertible preferred stock, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following risk factors, as well as those incorporated by reference in this prospectus supplement and the accompanying prospectus from Cloud Peak Energy's and CPE Resources's combined Annual Report on Form 10-K for the year ended December 31, 2013, under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other filings we may make from time to time with the SEC. If any of the described risks actually were to occur, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

        This prospectus supplement and documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties, some of which are described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks and uncertainties faced by us incorporated by reference in this prospectus supplement and the accompanying prospectus. Please read "Forward-Looking Statements."

Risks Related to Our Business

        Please read the items under the heading "Risk Factors" from Cloud Peak Energy's and CPE Resources's combined Annual Report on Form 10-K for the year ended December 31, 2013, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Related to Ownership of Our Mandatory Convertible Preferred Stock

You will bear the risk of a decline in the market price of our common stock between the pricing date for the mandatory convertible preferred stock and the mandatory conversion date.

        The number of shares of our common stock that you would receive upon mandatory conversion is not fixed, but instead will depend on the applicable market value, which is the average VWAP per share of our common stock over the final averaging period, which is the 20 consecutive trading day period beginning on, and including, the 23rd scheduled trading day immediately preceding December 1, 2017. The aggregate market value of the shares of our common stock that you would receive upon mandatory conversion may be less than the aggregate liquidation preference of your shares of mandatory convertible preferred stock. Specifically, if the applicable market value of our common stock is less than the initial price of $            (the closing price of the common stock on The New York Stock Exchange on the date the mandatory convertible preferred stock is priced), subject to certain anti-dilution adjustments, the market value of the shares of our common stock that you would receive upon mandatory conversion of each share of mandatory convertible preferred stock will be less than the $1,000 liquidation preference, and an investment in the mandatory convertible preferred stock would result in a loss. Accordingly, you will bear the entire risk of a decline in the market price of our common stock. Any such decline could be substantial.

        In addition, because the number of shares delivered to you upon mandatory conversion will be based upon the applicable market value, which is the average VWAP per share of our common stock over the final averaging period, the shares of common stock you receive upon mandatory conversion may be worth less than the shares of common stock you would have received had the applicable market value been equal to the VWAP per share of our common stock on the mandatory conversion date or the average VWAP of our common stock over a different period of days.

Purchasers of our mandatory convertible preferred stock may not realize any or all of the benefit of an increase in the market price of shares of our common stock.

        The aggregate market value of the shares of our common stock that you will receive upon mandatory conversion of each share of our mandatory convertible preferred stock on the mandatory conversion date will only exceed the liquidation preference of $1,000 per share of mandatory convertible preferred stock if the applicable market value of our common stock exceeds the threshold appreciation price of $            , subject to certain anti-dilution adjustments. The threshold appreciation price represents an appreciation of approximately        % over the initial price. If the applicable market value of our common stock exceeds the threshold appreciation price, you will receive on the mandatory conversion date approximately        % (which percentage is equal to the initial price divided by the threshold appreciation price) of the value of our common stock that you would have received if you had made a direct investment in our common stock on the date of this prospectus supplement. This means that the opportunity for equity appreciation provided by an investment in our mandatory convertible preferred stock is less than that provided by a direct investment in shares of our common stock.

        In addition, if the market value of our common stock appreciates and the applicable market value of our common stock is equal to or greater than the initial price but less than or equal to the threshold appreciation price, the aggregate market value of the shares of our common stock that you would receive upon mandatory conversion will only be equal to the aggregate liquidation preference of the mandatory convertible preferred stock, and you will realize no equity appreciation on our common stock.

The market price of our common stock, which may fluctuate significantly, will directly affect the market price for our mandatory convertible preferred stock.

        We expect that, generally, the market price of our common stock will affect the market price of our mandatory convertible preferred stock more than any other single factor. This may result in greater volatility in the market price of the mandatory convertible preferred stock than would be expected for nonconvertible preferred stock. The market price of our common stock will likely fluctuate in response to a number of factors, including our financial condition, operating results and prospects, as well as economic, financial and other factors, such as prevailing interest rates, interest rate volatility, reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, or changes in our industry and competitors and government regulations, many of which are beyond our control. For more information regarding such factors, see "Risk Factors—Risks Related to Our Business" and "Risk Factors—Risks Related to Ownership of Our Common Stock."

        In addition, we expect that the market price of the mandatory convertible preferred stock will be influenced by yield and interest rates in the capital markets, the time remaining to the mandatory conversion date, our creditworthiness and the occurrence of certain events affecting us that do not require an adjustment to the fixed conversion rates. Fluctuations in yield rates in particular may give rise to arbitrage opportunities based upon changes in the relative values of the mandatory convertible preferred stock and our common stock. Any such arbitrage could, in turn, affect the market prices of our common stock and the mandatory convertible preferred stock. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the mandatory convertible preferred stock as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the market price of the mandatory convertible preferred stock.

Recent regulatory actions may adversely affect the trading price and liquidity of the mandatory convertible preferred stock.

        We expect that many investors in, and potential purchasers of, the mandatory convertible preferred stock will employ, or seek to employ, a convertible arbitrage strategy with respect to the mandatory convertible preferred stock. Investors would typically implement such a strategy by selling short the common stock underlying the convertible securities and dynamically adjusting their short position while continuing to hold the securities. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

        The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may affect those engaging in short selling activity involving equity securities (including our common stock). Those rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a "Limit Up-Limit Down" program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the mandatory convertible preferred stock to effect short sales of our common stock, borrow our common stock, or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the mandatory convertible preferred stock.

The fundamental change conversion rate and the payment of the fundamental change dividend make-whole amount upon the occurrence of certain fundamental changes may not adequately compensate you for the lost option value and lost dividends as a result of early conversion upon a fundamental change.

        If a fundamental change (as defined in the section of this prospectus supplement entitled "Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount") occurs on or prior to December 1, 2017, the fundamental change conversion rate will apply to any shares of mandatory convertible preferred stock converted during the fundamental change conversion period (as defined in the section of this prospectus supplement entitled "Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount") unless the stock price is less than $            or above $            (in each case, subject to adjustment) and, with respect to those shares of mandatory convertible preferred stock converted, you will also receive, among other consideration, a fundamental change dividend make-whole amount, subject to our right to deliver shares of common stock in lieu of all or part of such amount. The number of shares of common stock to be issued upon conversion in connection with a fundamental change will be determined as described in the section of this prospectus supplement entitled "Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount." Although the fundamental change conversion rate and the payment of the fundamental change dividend make-whole amount are generally designed to compensate you for the lost option value that you would suffer and lost dividends as a result of converting your shares of mandatory convertible preferred stock upon a fundamental change, the fundamental change conversion rate is also designed to compensate us for the lost option value that we would suffer as a result of any such conversion. As a result, in many cases the fundamental change conversion rate will be less than the conversion rate that would apply upon mandatory conversion. The fundamental change conversion rate and fundamental change dividend make-whole amount are generally only an approximation of such lost option value and lost dividends and may not adequately compensate you for your actual loss. Furthermore, our obligation to deliver a number of shares of common stock, per share of the mandatory convertible preferred stock, equal to the fundamental change conversion rate and pay the fundamental change dividend make-whole amount (whether paid or delivered, as the case may be, in cash or shares of our common stock) upon a conversion during the fundamental change conversion period could be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The fixed conversion rates of the mandatory convertible preferred stock may not be adjusted for all dilutive events that may adversely affect the market price of the mandatory convertible preferred stock or the common stock issuable upon conversion of the mandatory convertible preferred stock.

        The fixed conversion rates are subject to adjustment only for share subdivisions and combinations, share dividends and specified other transactions. See the section of this prospectus supplement entitled "Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments" for further discussion of anti-dilution adjustments. However, other events, such as employee stock option grants, offerings of our common stock or securities convertible into common stock (other than those set forth in the section of this prospectus supplement entitled "Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments") for cash or in connection with acquisitions, or third-party tender or exchange offers, which may adversely affect the market price of our common stock, may not result in any adjustment. Further, if any of these other events adversely affects the market price of our common stock, it may also adversely affect the market price of the mandatory convertible preferred stock. In addition, the terms of our mandatory convertible preferred stock do not restrict our ability to offer common stock or securities convertible into common stock in the future or to engage in other transactions that could dilute our common stock. We have no obligation to consider the specific interests of the holders of our mandatory convertible preferred stock in engaging in any such offering or transaction.

Purchasers of our mandatory convertible preferred stock may be adversely affected upon the issuance of a new series of preferred stock ranking equally with the mandatory convertible preferred stock sold in this offering.

        The terms of our mandatory convertible preferred stock will not restrict our ability in the future to offer a new series of preferred stock that ranks equally with our mandatory convertible preferred stock as to dividend payments and liquidation preference. We have no obligation to consider the specific interests of the holders of our mandatory convertible preferred stock in engaging in any such offering or transaction.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely affect the trading price of the mandatory convertible preferred stock.

        In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options and upon conversion of the mandatory convertible preferred stock. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the mandatory convertible preferred stock and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

You will have no rights with respect to our common stock until you convert your mandatory convertible preferred stock, but you may be adversely affected by certain changes made with respect to our common stock.

        You will have no rights with respect to our common stock, including voting rights, rights to respond to common stock tender offers, if any, and rights to receive dividends or other distributions on our common stock, if any, prior to the conversion date with respect to a conversion of your mandatory convertible preferred stock, but your investment in our mandatory convertible preferred stock may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs on or after the conversion date. For example, in the event that an amendment is proposed to our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment, unless it is an amendment to our Amended and Restated Certificate of Incorporation that would adversely affect the special rights, preferences, privileges and voting powers of the mandatory convertible preferred stock, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

You will have no voting rights except under limited circumstances.

        You do not have voting rights, except with respect to certain amendments to the terms of the mandatory convertible preferred stock, in the case of certain dividend arrearages, in certain other limited circumstances and except as specifically required by Delaware law (including Section 242(b)(2) of the Delaware General Corporation Law). You will have no right to vote for any members of our board of directors except in the case of certain dividend arrearages. If dividends on any shares of the mandatory convertible preferred stock have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date and ending on, but excluding, March 1, 2015), whether or not for consecutive dividend periods, the holders of shares of mandatory convertible preferred stock, voting together as a single class with holders of any and all other classes or series of our preferred stock ranking equally with the mandatory convertible preferred stock as to dividends and the distribution of assets upon liquidation, dissolution or winding up and having similar voting rights, will be entitled to vote for the election of a total of two additional members of our board of directors, subject to the terms and limitations described in the section of this prospectus supplement entitled "Description of Mandatory Convertible Preferred Stock—Voting Rights."

Our mandatory convertible preferred stock will rank junior to all of our and our subsidiaries' liabilities, as well as the capital stock of our subsidiaries held by third parties, in the event of a bankruptcy, liquidation or winding up of our or our subsidiaries' assets.

        In the event of a bankruptcy, liquidation or winding up, our assets will be available to make payments to holders of our mandatory convertible preferred stock only after all of our liabilities have been paid. In addition, our mandatory convertible preferred stock will rank structurally junior to all existing and future liabilities of our subsidiaries, as well as the capital stock of our subsidiaries held by third parties. Your rights to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the prior claims of that subsidiary's creditors and third party equity holders. In the event of a bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries' liabilities, to pay any amounts to the holders of our mandatory convertible preferred stock then outstanding. At September 30, 2014, we and our subsidiaries had total outstanding consolidated debt of approximately $509 million, and we had no outstanding shares of preferred stock.

Our ability to pay dividends on our mandatory convertible preferred stock may be limited.

        Our payment of dividends on our mandatory convertible preferred stock in the future will be determined by our board of directors, or an authorized committee thereof, in its sole discretion and will depend on business conditions, our financial condition, earnings and liquidity, and other factors.

        Under the indenture governing the 6.375% Senior Notes due 2024 co-issued by our subsidiaries, Cloud Peak Energy Resources LLC and Cloud Peak Energy Finance Corp. (the "2024 indenture"), pursuant to which we are a guarantor, we may only pay cash dividends on the mandatory convertible preferred stock if, after giving effect to the payment of any such cash dividend, no default has occurred and is continuing under the 2024 indenture and certain other specified conditions are met. We are not permitted under the terms of the mandatory convertible preferred stock to deliver shares in respect of any dividend in excess of the total dividend payment divided by $            , which amount represents approximately 35% of the initial price, subject to adjustment (such dollar amount, as adjusted, the "floor price"). If the total dividend payment exceeds the value of shares delivered, determined as 97% of the "five-day average price" (as defined herein) of such shares, we would be required under the terms of the mandatory convertible preferred stock to pay such excess in cash. Under certain circumstances, the 2024 indenture may therefore prevent our board of directors from declaring a cash dividend on the mandatory convertible preferred stock. In addition, the 2024 indenture may prevent us from making the cash payment we would be required to make in lieu of a conversion rate adjustment if we have not declared all or any portion of the accumulated and unpaid dividends as of November 15, 2017, and the floor price exceeds 97% of the five-day average price.

        In addition, the agreements governing any future indebtedness of ours may further limit our ability to pay cash dividends on our capital stock, including the mandatory convertible preferred stock. In the event that the agreements governing any such indebtedness restrict our ability to pay dividends in cash on the mandatory convertible preferred stock, we may be unable to pay dividends in cash on the mandatory convertible preferred stock unless we can refinance the amounts outstanding under such agreements or obtain a consent or amendment under such agreements.

        In addition, under Delaware law, our board of directors, or an authorized committee thereof, may declare dividends on our capital stock (whether paid in cash or shares of our common stock) only to the extent of our statutory "surplus" (which is defined as the amount equal to total assets minus total liabilities, in each case at fair market value, minus statutory capital), or if there is no such surplus, out of our net profits for the then current and/or immediately preceding fiscal year. Further, even if we are permitted under our contractual obligations and Delaware law to pay cash dividends on the mandatory convertible preferred stock, we may not have sufficient cash to pay dividends in cash on the mandatory convertible preferred stock.

        If upon mandatory conversion or an early conversion at the option of a holder (other than during a fundamental change conversion period) we have not declared all or any portion of the accumulated and unpaid dividends payable on the mandatory convertible preferred stock for specified periods, the applicable conversion rate will be adjusted so that converting holders receive an additional number of shares of common stock having a market value generally equal to the amount of such accumulated and unpaid dividends, subject to the limitations described under "Description of the Mandatory Convertible Preferred Stock—Mandatory Conversion" and "Description of the Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder." If upon an early conversion during the fundamental change conversion period we have not declared all or any portion of the accumulated and unpaid dividends payable on the mandatory convertible preferred stock for specified periods, we will pay the amount of such accumulated and unpaid dividends in cash, shares of our common stock or any combination thereof, in our sole discretion, subject in each case to the limitations described under "Description of the Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount." In the case of mandatory conversion or conversion upon a fundamental change, if these limits to the adjustment of the conversion rate or the amount of such dividends payable in shares, as applicable, are reached, we will pay the shortfall in cash if we are legally permitted to do so. We will not have an obligation to pay the shortfall in cash if these limits to the adjustment of the conversion rate are reached in the case of an early conversion at the option of the holder.

CPE Inc. is a holding company with no direct operations of its own and depends on distributions from CPE Resources to meet its ongoing obligations.

        CPE Inc. is a holding company with no direct operations of its own and has no independent ability to generate revenue. Consequently, our ability to pay dividends on our mandatory convertible preferred stock depends upon distributions from CPE Resources and payments under the management services agreement. Pursuant to its management services agreement, CPE Resources makes payments to CPE Inc. in the form of a management fee and cost reimbursements to fund CPE Inc.'s day-to-day operating expenses, such as payroll for its officers. However, if CPE Resources cannot make the payments pursuant to the management services agreement, CPE Inc. may be unable to cover these expenses or pay dividends on the mandatory convertible preferred stock.

        The distribution of cash flows by CPE Resources to CPE Inc. is subject to statutory restrictions under the Delaware Limited Liability Company Act and contractual restrictions under CPE Resources's debt instruments that may limit the ability of CPE Resources to make distributions. In addition, any distributions and payments of fees or costs are subject to CPE Resources's financial condition. As of September 30, 2014, CPE Resources and its subsidiaries had total outstanding consolidated debt of approximately $509 million.

You may be subject to tax upon an adjustment to the conversion rate of our mandatory convertible preferred stock even though you do not receive a corresponding distribution of cash or shares of common stock.

        The conversion rate of our mandatory convertible preferred stock is subject to adjustment in certain circumstances, including the payment of certain cash dividends. If, for example, the conversion rate is adjusted as a result of a distribution that is taxable to our common shareholders, such as a cash dividend, you may be deemed to have received for U.S. federal income tax purposes a taxable dividend, without the receipt of any cash. If you are a non-U.S. holder (as defined in "Material U.S. Federal Income Tax Considerations"), such deemed dividend may be subject to U.S. federal withholding tax (at a 30% rate, or lower treaty rate if applicable), which may be set off against subsequent payments of cash or shares of common stock on our mandatory convertible preferred stock, which may be sold to fund the withholding tax obligation. See "Material U.S. Federal Income Tax Considerations."

Corporate U.S. holders of the mandatory convertible preferred stock may be unable to use the dividends-received deduction.

        Distributions paid to corporate U.S. holders (as defined below) of the mandatory convertible preferred stock will be eligible for the dividends-received deduction only to the extent we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. We cannot assure you that we will have sufficient earnings and profits in 2014 or in future years to cause all distributions on the mandatory convertible preferred stock to be treated as dividends. If a distribution with respect to the mandatory convertible preferred stock fails to qualify as a dividend, corporate U.S. holders would not be eligible for dividends-received deduction with respect to such distribution. See "Material U.S. Federal Income Tax Considerations."

If you are a non-U.S. holder (as defined below), dividends on our mandatory convertible preferred stock that are paid in shares of our common stock may be subject to U.S. federal withholding tax in the same manner as a cash dividend, which the withholding agent might satisfy through a sale of a portion of the common stock you receive as a dividend or through withholding of other amounts payable to you.

        We may elect to pay dividends on our mandatory convertible preferred stock in shares of our common stock rather than in cash. Any such stock dividends paid to you will be taxable in the same manner as cash dividends and, if you are a non-U.S. holder (as defined in "Material U.S. Federal Income Tax Considerations"), may be subject to U.S. federal withholding tax (at a 30% rate, or lower treaty rate, if applicable). Any required withholding tax might be satisfied by the withholding agent through a sale of a portion of the shares you receive as a dividend or might be withheld from cash dividends or sales proceeds subsequently paid or credited to you.

Non-U.S. holders of the mandatory convertible preferred stock or our common stock could, in certain situations, be subject to U.S. federal income tax upon a sale, exchange or disposition of such stock.

        We believe that we are a "United States real property holding corporation" and likely will remain one in the future. As a result, Non-U.S. holders that own (or are treated as owning under constructive ownership rules) more than a specified amount of the mandatory convertible preferred stock or our common stock during a specified time period may be subject to U.S. federal income tax on a sale, exchange or other disposition of such stock and may be required to file a U.S. federal income tax return. See "Material U.S. Federal Income Tax Considerations—Consequences to Non-U.S. Holders."

An active trading market for the mandatory convertible preferred stock does not exist and may not develop.

        The mandatory convertible preferred stock is a new issue of securities with no established trading market. We do not intend to apply to list our mandatory convertible preferred stock on any securities exchange or to arrange for quotation on any automated dealer quotation system. Although the underwriters have informed us that they intend to make a market in the mandatory convertible preferred stock, they are not obligated to do so, and they may discontinue any such market making at any time without notice. We cannot assure you that a trading market for the mandatory convertible preferred stock will develop. Even if a trading market for the mandatory convertible preferred stock does develop, we cannot assure you of the depth or liquidity of that market, the ability of the holders to sell the mandatory convertible preferred stock, or the ability of the holders to sell the mandatory convertible preferred stock at a favorable price. In addition, any shares of mandatory convertible preferred stock that are sold by the underwriters to any of our directors and officers that are our affiliates will not be freely tradable by such affiliates under U.S. securities laws, and as such, the sale of shares of mandatory convertible preferred stock to such affiliates may reduce the depth and/or liquidity for any market that may develop for the mandatory convertible preferred stock.

Risks Related to Ownership of Our Common Stock

The price of our common stock historically has been volatile. This volatility may affect the price at which you could sell the common stock you receive upon conversion of your mandatory convertible preferred stock, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock and the value of your mandatory convertible preferred stock.

        The market price for our common stock has varied between a high of $22.43 on April 4, 2014 and a low of $9.82 on October 15, 2014 in the twelve-month period ending on November 17, 2014. This volatility may affect the price at which you could sell the common stock you receive upon conversion of your mandatory convertible preferred stock, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock and the value of your mandatory convertible preferred stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the other factors discussed in Cloud Peak's and CPE Resources's combined Annual Report on Form 10-K for the year ended December 31, 2013 under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"; variations in our quarterly operating results from our expectations or those of securities analysts or investors; downward revisions in securities analysts' estimates; and announcement by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.

        In addition, the sale of substantial amounts of our common stock could adversely impact its price. As of September 30, 2014, we had outstanding 61,004,549 shares of our common stock and options to purchase 1,424,248 shares of our common stock (of which 828,285 were exercisable as of that date). We also had 420,306 restricted stock and restricted stock units and 602,928 performance-based share units as of September 30, 2014. The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock, and the value of your mandatory convertible preferred stock, to decline.

Anti-takeover provisions in our charter documents and other aspects of our structure may discourage, delay or prevent a change in control of our company and may adversely affect the trading price of our common stock and the value of your mandatory convertible preferred stock.

        Certain provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and other aspects of our structure may discourage, delay or prevent a change in our management or a change in control over us that stockholders may consider favorable. Among other things, our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws:

  •
  provide for a classified board of directors, which may delay the ability of our stockholders to change the membership of a majority of our board of directors;

  •
  authorize the issuance of "blank check" preferred stock that could be issued by our board of directors to thwart a takeover attempt;

  •
  do not provide for cumulative voting;

  •
  provide that vacancies on the board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office;

  •
  limit the calling of special meetings of stockholders;

  •
  provide that stockholders may not act by written consent;

  •
  provide that our directors may be removed only for cause;

  •
  require supermajority voting to effect certain amendments to our certificate of incorporation and our bylaws; and

  •
  require stockholders to provide advance notice of new business proposals and director nominations under specific procedures.

        These provisions and certain provisions of Delaware law could impede a merger, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for our common stock, which, under certain circumstances, could reduce the market price of our common stock and the value of your mandatory convertible preferred stock.

The mandatory convertible preferred stock may adversely affect the market price of our common stock.

        The market price of our common stock is likely to be influenced by the mandatory convertible preferred stock. For example, the market price of our common stock could become more volatile and could be depressed by:

  •
  investors' anticipation of the potential resale in the market of a substantial number of additional shares of our common stock received upon conversion of the mandatory convertible preferred stock;

  •
  possible sales of our common stock by investors who view the mandatory convertible preferred stock as a more attractive means of equity participation in us than owning shares of our common stock; and

  •
  hedging or arbitrage trading activity that may develop involving the mandatory convertible preferred stock and our common stock.

USE OF PROCEEDS

        We expect to receive estimated net proceeds of approximately $96.4 million from this offering, or approximately $111.0 million if the underwriters' option to purchase additional shares of mandatory convertible preferred stock to cover over-allotments is exercised in full, in each case after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

        We intend to use the net proceeds from this offering, together with cash on hand, to fund the proposed redemption of $100 million of the aggregate principal amount of the 2019 Notes at a redemption price of 104.250% of the principal amount of the 2019 Notes to be redeemed. The principal amount outstanding of the 2019 Notes is $300 million. The redemption would result in a pre-tax charge to our net earnings of approximately $4.3 million, and the total cost would be approximately $104.3 million (excluding accrued and unpaid interest to the redemption date). If the underwriters exercise their option to purchase additional shares of mandatory convertible preferred stock to cover over-allotments, we intend to use any net proceeds remaining after funding the proposed redemption of $100 million of the aggregate principal amount of the 2019 Notes for general corporate purposes.

        This prospectus supplement is not intended as a notice of any such redemption. Such notice will be given to holders of the 2019 Notes in the manner prescribed in the indenture governing the 2019 Notes and at the appropriate time.

 CAPITALIZATION

        The following table sets forth CPE Inc.'s cash, cash equivalents and marketable securities and its capitalization as of September 30, 2014 and on an as adjusted basis to reflect the consummation of this offering and the application of the net proceeds as indicated in "Use of Proceeds," including to fund the proposed redemption of $100.0 million aggregate principal amount of the 2019 Notes.

        This table is unaudited and should be read in conjunction with, and is qualified in its entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and CPE Inc.'s historical financial statements and the notes thereto in CPE Inc.'s and CPE Resources's combined Annual Report on Form 10-K for the year ended December 31, 2013, as amended by CPE Inc.'s and CPE Resources's combined Current Report on Form 8-K filed on February 25, 2014, and CPE Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, each of which is incorporated by reference in this prospectus.

	As of September 30, 2014
	Historical	As Adjusted
	(in thousands)
Cash, cash equivalents and marketable securities	$119,290	$111,440	(1)

Total debt:
Revolving credit facility(2)	$—	$—
2019 Notes	298,420 (3)	198,947	(4)
2024 Notes	200,000	200,000
Capital leases (including current portion)	9,445	9,445

Total debt(5)	507,865	408,392

Total equity:
Series A Mandatory Convertible Preferred Stock ($0.01 par value; 20,000 preferred shares authorized and 100 mandatory convertible preferred shares issued, as adjusted)	—	96,400
Common stock ($0.01 par value; 200,000 shares authorized; 61,436 issued and 61,005 outstanding at September 30, 2014)	610	610
Treasury stock (432 shares at September 30, 2014)	(6,243)	(6,243)
Additional paid-in capital	566,484	566,484
Retained earnings	531,079	527,149	(6)
Accumulated other comprehensive loss	(7,768)	(7,768)

Total equity	1,084,162	1,176,632

Total capitalization	$1,592,027	$1,585,024

(1)
Reflects payment of $7.9 million of fees associated with the offering and the premium on the partial redemption of the 2019 Senior Notes. Does not give effect to the payment of normal course interest on the partially redeemed 2019 Senior Notes, of approximately $4.3 million due December 15, 2014 and approximately $0.1 million of interest accrued from December 15, 2014 to the partial redemption date, which we expect to fund with cash on hand.

(2)
As of September 30, 2014, we had no outstanding borrowings under our revolving credit facility, and no letters of credit had been issued thereunder, leaving $500 million of availability, subject to the terms and conditions of the revolving credit facility.

(3)
Net of unamortized discount of approximately $1.6 million.

(4)
Partial redemption of 2019 Notes, net of unamortized discount of approximately $0.5 million.

(5)
Total debt includes current portion of long-term debt.

(6)
Reflects after-tax charges for the premium on partial redemption of the 2019 Notes and the write-off of deferred financing charges and original issue discount associated therewith of approximately $3.9 million.

PRICE RANGE OF COMMON STOCK

        Our common stock, $0.01 par value, is traded on the New York Stock Exchange ("NYSE") under the symbol "CLD". The following table sets forth the intraday high and low sales prices of our common stock, as reported by the NYSE, for each of the periods listed.

	Price Range
	High	Low
Fiscal Year 2014
Fourth Quarter (through November 17, 2014)	$13.96	$9.82
Third Quarter	18.55	12.10
Second Quarter	22.43	17.74
First Quarter	21.28	16.27
Fiscal Year 2013
Fourth Quarter	$18.58	$14.38
Third Quarter	17.43	14.25
Second Quarter	20.30	16.17
First Quarter	19.99	15.44
Fiscal Year 2012
Fourth Quarter	$22.31	$17.75
Third Quarter	20.23	14.17
Second Quarter	16.97	13.65
First Quarter	20.44	15.72

        The last reported sale price of our common stock on the NYSE on November 17, 2014 was $12.76 per share. As of the close of business on November 17, 2014, we have 146 holders of record of our common stock.

 RATIO OF EARNINGS TO FIXED CHARGES

        The table below sets forth our ratio of earnings to fixed charges for the periods indicated. For purposes of calculating the ratio of earnings to fixed charges, earnings were calculated by adding (i) earnings from continuing operations, (ii) interest expense, net, including the portion of rents representative of an interest factor, (iii) amortization of debt issue costs and capitalized interest, (iv) distributions from equity investments and (v) capitalized interest. Fixed charges consist of interest expense, net, amortization of debt issue costs, and the portions of rents representative of an interest factor. Other than the mandatory convertible preferred stock to be issued in this offering, we have not issued any preferred stock. Therefore, the historical ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges presented below.

			Year Ended December 31,
	Nine Months Ended September 30, 2014
			2013		2012	2011	2010	2009
Ratio of earnings to fixed charges, CPE Inc.	2.7x	(1)	1.6x	(1)	3.5x	3.0x	2.7x	11.9x

(1)
On a pro forma basis, giving effect to the mandatory convertible preferred stock as if it had been issued on January 1, 2013, our ratio of earnings to fixed charges and preferred stock dividends would have been            and            for the year ended December 31, 2013 and the nine months ended September 30, 2014, respectively.

 DIVIDEND POLICY

        Since our inception, we have not paid any cash dividends. We do not currently anticipate paying any cash dividends on our common stock in the near future. Any future determination to pay dividends, including on our mandatory convertible preferred stock, will be at the discretion of our board of directors and will depend upon many factors, including our financial condition, results of operations, general business conditions, contractual restrictions, including those under our debt instruments, capital requirements, business prospects, restrictions on the payment of dividends under Delaware law, and any other factors our board of directors deems relevant. So long as any share of our mandatory convertible preferred stock remains outstanding, no dividend or distribution may be declared or paid on our common stock unless all accrued and unpaid dividends have been paid on our mandatory convertible preferred stock, subject to exceptions, such as dividends on our common stock payable solely in shares of our common stock.

DESCRIPTION OF MANDATORY CONVERTIBLE PREFERRED STOCK

        The following is a summary of certain terms of our        % Series A Mandatory Convertible Preferred Stock, par value $0.01 per share, which we refer to in this prospectus supplement as our mandatory convertible preferred stock, but is not necessarily complete. The following summary supplements and, to the extent that it is inconsistent, replaces the description of our preferred stock in the accompanying prospectus.

        A copy of our Amended and Restated Certificate of Incorporation, including the certificate of designations for the mandatory convertible preferred stock, and the form of mandatory convertible preferred stock share certificate are available upon request from us at the address set forth in the section of this prospectus supplement entitled "Where You Can Find More Information." The following summary of the terms of the mandatory convertible preferred stock is subject to, and qualified in its entirety by reference to, the provisions of such documents.

        As used in this section, the terms "Cloud Peak Energy," "us," "we" or "our" refer to Cloud Peak Energy Inc. and not any of its subsidiaries.

General

        Under our Amended and Restated Certificate of Incorporation, our board of directors is authorized, without further stockholder action, to issue up to 20,000,000 shares of preferred stock, par value $0.01 per share, in one or more series, with such voting powers (if any), designation, powers, preferences, and relative, participating, optional or other rights, if any, and any qualifications, limitations or restrictions, as shall be set forth in the resolutions providing therefor. We have not previously designated any of such authorized preferred stock. At the consummation of this offering, we will issue 100,000 shares of mandatory convertible preferred stock. In addition, we have granted the underwriters an option to purchase up to 15,000 additional shares of our mandatory convertible preferred stock to cover over-allotments, if any, in accordance with the procedures set forth in the section of this prospectus supplement entitled "Underwriting."

        When issued, the mandatory convertible preferred stock and any common stock issued upon the conversion of the mandatory convertible preferred stock will be fully paid and nonassessable. The holders of the mandatory convertible preferred stock will have no preemptive or preferential rights to purchase or subscribe to our stock, obligations, warrants or other securities of any class. Computershare Trust Company, N.A. is the transfer agent and registrar of our common stock and will serve as transfer agent, registrar, conversion and dividend disbursing agent for the mandatory convertible preferred stock.

        We do not intend to list our mandatory convertible preferred stock on any securities exchange or any automated dealer quotation system.

        References herein to the "close of business" refer to 5:00 p.m., New York City time, and to the "open of business" refer to 9:00 a.m., New York City time.

Ranking

        The mandatory convertible preferred stock, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution, will rank:

  •
  senior to (i) our common stock and (ii) each other class of capital stock (or series of preferred stock) established after the original issue date of the mandatory convertible preferred stock (which we refer to as the "initial issue date") the terms of which do not expressly provide that such class or series ranks either (x) senior to the mandatory convertible preferred stock as to dividend rights or rights upon our liquidation, winding-up or dissolution or (y) on a parity with the mandatory convertible preferred stock as to dividend rights and rights upon our liquidation, winding-up or dissolution (which we refer to collectively as "junior stock");

  •
  on a parity with any class of capital stock (or series of preferred stock) established after the initial issue date the terms of which expressly provide that such class or series will rank on a parity with the mandatory convertible preferred stock as to dividend rights and rights upon our liquidation, winding-up or dissolution (which we refer to collectively as "parity stock");

  •
  junior to each class of capital stock (or series of preferred stock) established after the initial issue date the terms of which expressly provide that such class or series will rank senior to the mandatory convertible preferred stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (which we refer to collectively as "senior stock"); and

  •
  junior to our existing and future indebtedness.

        In addition, the mandatory convertible preferred stock, with respect to dividend rights or rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our subsidiaries as well as the capital stock of our subsidiaries held by third parties.

        At September 30, 2014, we and our subsidiaries had total outstanding consolidated debt of approximately $509 million, and we had no outstanding shares of preferred stock.

Dividends

        Subject to the rights of holders of any class of capital stock (or series of preferred stock) ranking senior to the mandatory convertible preferred stock with respect to dividends, holders of shares of mandatory convertible preferred stock will be entitled to receive, when, as and if declared by our board of directors, or an authorized committee thereof, out of funds legally available for payment, cumulative dividends at the rate per annum of        % on the liquidation preference of $1,000 per share of mandatory convertible preferred stock (equivalent to $            per annum per share), payable in cash, by delivery of shares of our common stock or through any combination of cash and shares of our common stock, as determined by us in our sole discretion (subject to the limitations described below). See the section of this prospectus supplement entitled "Description of Mandatory Convertible Preferred Stock—Method of Payment of Dividends." Declared dividends on the mandatory convertible preferred stock will be payable quarterly on March 1, June 1, September 1 and December 1 of each year to, and including, December 1, 2017, commencing March 1, 2015 (each, a "dividend payment date"), at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the initial issue date of the mandatory convertible preferred stock, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends. Declared dividends will be payable on the relevant dividend payment date to holders of record as they appear on our stock register at the close of business on the February 15, May 15, August 15 or November 15, as the case may be, immediately preceding the relevant dividend payment date (each, a "record date"), whether or not such holders convert their shares, or such shares are automatically converted, after a record date and on or prior to the immediately succeeding dividend payment date. These record dates will apply regardless of whether a particular record date is a business day. A "business day" means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close. If a dividend payment date is not a business day, payment will be made on the next succeeding business day, without any interest or other payment in lieu of interest accruing with respect to this delay.

        A full dividend period is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the initial issue date of our mandatory convertible preferred stock and will end on, and exclude, March 1, 2015. The amount of dividends payable on each share of mandatory convertible preferred stock for each full dividend period (after the initial dividend period) will be computed by dividing the annual dividend amount by four. Dividends payable on the mandatory convertible preferred stock for the initial dividend period and any partial dividend period will be computed based upon the number of days elapsed during the period over a 360-day year (consisting of twelve 30-day months). Accordingly, the dividend on the mandatory convertible preferred stock for the first dividend period, assuming the initial issue date is November     , 2014, will be approximately $            per share (based on the annual dividend rate of        % and a liquidation preference of $1,000 per share) and will be payable, when, as and if declared, on March 1, 2015. The dividend on the mandatory convertible preferred stock for each subsequent full dividend period, when, as and if declared, will be approximately $            per share (based on the annual dividend rate of        % and a liquidation preference of $1,000 per share). Accumulated dividends will not bear interest if they are paid subsequent to the applicable dividend payment date.

        No dividend will be declared or paid upon, or any sum or number of shares of common stock set apart for the payment of dividends upon, any outstanding share of the mandatory convertible preferred stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum or number of shares of common stock has been set apart for the payment of such dividends upon, all outstanding shares of mandatory convertible preferred stock.

        Our ability to declare and pay cash dividends and make other distributions with respect to our capital stock, including the mandatory convertible preferred stock, may be limited by the terms of any existing and future indebtedness. In addition, our ability to declare and pay dividends (whether in cash or shares of our common stock) may be limited by applicable Delaware law. See the section of this prospectus supplement entitled "Risk Factors—Risks Related to Ownership of Our Mandatory Convertible Preferred Stock—Our ability to pay dividends on our mandatory convertible preferred stock may be limited."

        So long as any share of the mandatory convertible preferred stock remains outstanding, no dividend or distribution shall be declared or paid on the common stock or any other shares of junior stock, and no common stock or other junior stock or parity stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum or number of shares of common stock has been set apart for the payment of such dividends upon, all outstanding shares of mandatory convertible preferred stock. The foregoing limitation shall not apply to: (i) a dividend payable on any common stock or other junior stock in shares of any common stock or other junior stock, (ii) the acquisition of shares of any common stock or other junior stock in exchange for, or through application of the proceeds of the sale of, shares of any common stock or other junior stock; (iii) purchases of fractional interests in shares of any common stock or other junior stock pursuant to the conversion or exchange provisions of such shares of other junior stock or any securities exchangeable for or convertible into such shares of common stock or other junior stock; (iv) redemptions, purchases or other acquisitions of shares of common stock or other junior stock in connection with the administration of any employee benefit plan in the ordinary course of business, including, without limitation, the forfeiture of unvested shares of restricted stock or share withholdings upon exercise, delivery or vesting of equity awards granted to officers, directors and employees; (v) any dividends or distributions of rights or common stock or other junior stock in connection with a stockholders' rights plan or any redemption or repurchase of rights pursuant to any stockholders' rights plan; (vi) the acquisition by us or any of our subsidiaries of record ownership in common stock or other junior stock or parity stock for the beneficial ownership of any other persons (other than us or any of our subsidiaries), including as trustees or custodians or as the result of the acquisition of another company that already was the owner of record or beneficial owner of such stock;

and (vii) the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock (with the same or lesser aggregate liquidation amount) or junior stock.

        When dividends on shares of the mandatory convertible preferred stock have not been paid in full on any dividend payment date or declared and a sum or number of shares of common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, no dividends may be declared or paid on any parity stock (other than dividends or distributions in the form of parity stock and junior stock and cash solely in lieu of fractional shares in connection with such dividend or distribution) unless dividends are declared on the mandatory convertible preferred stock such that the respective amounts of such dividends declared on the mandatory convertible preferred stock and each such other class or series of parity stock shall bear the same ratio to each other as all accumulated and unpaid dividends per share on the shares of the mandatory convertible preferred stock and such class or series of parity stock (subject to their having been declared by our board of directors, or an authorized committee thereof, out of legally available funds) bear to each other, in proportion to their respective liquidation preferences; provided that any unpaid dividends will continue to accumulate.

        Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by our board of directors, or an authorized committee thereof, may be declared and paid on any securities, including common stock and other junior stock, from time to time out of any funds legally available for such payment, and holders of the mandatory convertible preferred stock shall not be entitled to participate in any such dividends.

Method of Payment of Dividends

        Subject to the limitations described below, we may pay any declared dividend (or any portion of any declared dividend) on the mandatory convertible preferred stock (whether or not for a current dividend period or any prior dividend period), determined in the sole discretion of our board of directors, or an authorized committee thereof:

  •
  in cash;

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  by delivery of shares of our common stock; or

  •
  through any combination of cash and shares of our common stock.

        We will make each payment of a declared dividend on the mandatory convertible preferred stock in cash, except to the extent we elect to make all or any portion of such payment in shares of our common stock. We will give the holders of the mandatory convertible preferred stock notice of any such election and the portion of such payment that will be made in cash and the portion that will be made in common stock no later than 10 scheduled trading days (as defined below) prior to the dividend payment date for such dividend.

        If we elect to make any such payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at the average VWAP per share (as defined below) of our common stock over the five consecutive trading day period ending on the second trading day immediately preceding the applicable dividend payment date (the "five-day average price"), multiplied by 97%.

        No fractional shares of common stock will be delivered to the holders of the mandatory convertible preferred stock in respect of dividends. We will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of common stock based on the five-day average price.

        To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of common stock issued as payment of a dividend, including dividends paid in connection with a conversion, we will, to the extent such a registration statement is not currently filed and effective, use our reasonable best efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares are freely tradable without registration. To the extent applicable, we will also use our reasonable best efforts to have the shares of common stock qualified or registered under applicable state securities laws, if required, and approved for listing on The New York Stock Exchange (or if our common stock is not listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed).

        Notwithstanding the foregoing, in no event will the number of shares of our common stock delivered in connection with any declared dividend exceed a number equal to the total dividend payment divided by $            , which amount represents approximately 35% of the initial price (as defined below), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each fixed conversion rate as set forth below in the section of this prospectus supplement entitled "Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments" (such dollar amount, as adjusted, the "floor price"). To the extent that the amount of the declared dividend exceeds the product of the number of shares of common stock delivered in connection with such declared dividend and 97% of the five-day average price, we will, if we are legally able to do so, notwithstanding any notice by us to the contrary, pay such excess amount in cash.

Redemption

        The mandatory convertible preferred stock will not be redeemable. However, at our option we may purchase the mandatory convertible preferred stock from time to time in the open market, by tender offer or otherwise.

Liquidation Preference

        In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of mandatory convertible preferred stock will be entitled to receive a liquidation preference in the amount of $1,000 per share of the mandatory convertible preferred stock (the "liquidation preference"), plus an amount equal to accumulated and unpaid dividends on the shares to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of our assets available for distribution to our stockholders, after satisfaction of liabilities to our creditors and holders of any senior stock and before any payment or distribution is made to holders of junior stock (including our common stock). If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to the liquidation preference plus an amount equal to accumulated and unpaid dividends of the mandatory convertible preferred stock and all parity stock are not paid in full, the holders of the mandatory convertible preferred stock and any parity stock will share equally and ratably in any distribution of our assets in proportion to the respective liquidation preferences and amounts equal to accumulated and unpaid dividends to which they are entitled. After payment of the full amount of the liquidation preference and an amount equal to accumulated and unpaid dividends to which they are entitled, the holders of the mandatory convertible preferred stock will have no right or claim to any of our remaining assets.

        Neither the sale of all or substantially all of our assets or business (other than in connection with our liquidation, winding-up or dissolution), nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.

        The certificate of designations for our mandatory convertible preferred stock will not contain any provision requiring funds to be set aside to protect the liquidation preference of the mandatory convertible preferred stock even though it is substantially in excess of the par value thereof.

Voting Rights

        The holders of the mandatory convertible preferred stock will not have voting rights other than those described below, except as specifically required by Delaware law (including Section 242(b)(2) of the Delaware General Corporation Law).

        Whenever dividends on any shares of mandatory convertible preferred stock have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date and ending on, but excluding, March 1, 2015), whether or not for consecutive dividend periods (a "nonpayment"), the holders of such shares of mandatory convertible preferred stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled at our next special or annual meeting of stockholders to vote for the election of a total of two additional members of our board of directors (the "preferred stock directors"); provided that the directors meet the director qualifications set forth in our Amended and Restated Bylaws as in effect on the date of this prospectus supplement; provided further that the election of any such directors will not cause us to violate the corporate governance requirements of The New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that our board of directors shall at no time include more than two directors elected by the holders of our mandatory convertible preferred stock and all other series of voting preferred stock. In the event of a nonpayment, we will increase the number of directors on our board of directors by two, and the new directors will be elected at a special meeting of stockholders called by our board of directors, subject to its fiduciary duties, at the request of the holders of at least 20% of the shares of mandatory convertible preferred stock or of any other series of voting preferred stock (provided that such request is received at least 90 calendar days before the date fixed for the next annual or special meeting of the stockholders, failing which election shall be held at such next annual or special meeting of stockholders. Elections will thereafter be held at each subsequent annual meeting, so long as the holders of mandatory convertible preferred stock continue to have such voting rights.

        As used in this prospectus supplement, "voting preferred stock" means any other class or series of our preferred stock ranking on parity with the mandatory convertible preferred stock as to dividends and the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the mandatory convertible preferred stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the mandatory convertible preferred stock and such other voting preferred stock voted.

        If and when all accumulated and unpaid dividends have been paid in full, or declared and a sum sufficient for such payment shall have been set aside (a "nonpayment remedy"), the holders of mandatory convertible preferred stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment. If such voting rights for the holders of mandatory convertible preferred stock and all other holders of voting preferred stock have terminated, the term of office of each preferred stock director so elected will terminate at the next annual meeting of stockholders and the number of directors on our board of directors shall automatically decrease by two upon the adjournment of the next annual meeting of stockholders.

        Any preferred stock director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of mandatory convertible preferred stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above. In the event that a nonpayment shall have occurred and there shall not have been a nonpayment remedy, any vacancy in the office of a preferred stock director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of mandatory convertible preferred stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above; provided that the filling of each vacancy will not cause us to violate our Amended and Restated Bylaws as in effect on the date of this prospectus supplement or the corporate governance requirements of The New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. The preferred stock directors will each be entitled to one vote per director on any matter.

        So long as any shares of mandatory convertible preferred stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of mandatory convertible preferred stock and all other series of voting preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or at a meeting:

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  amend or alter the provisions of our Amended and Restated Certificate of Incorporation or the certificate of designations for the shares of mandatory convertible preferred stock so as to authorize or create, or increase the authorized amount of, any specific class or series of stock ranking senior to the mandatory convertible preferred stock with respect to payment of dividends or the distribution of our assets upon our liquidation, dissolution or winding up; or

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  amend, alter or repeal the provisions of our Amended and Restated Certificate of Incorporation or the certificate of designations for the shares of mandatory convertible preferred stock so as to adversely affect the special rights, preferences, privileges or voting powers of the shares of mandatory convertible preferred stock; or

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  consummate a binding share exchange or reclassification involving the shares of mandatory convertible preferred stock or a merger or consolidation of us with another entity, unless in each case: (i) shares of mandatory convertible preferred stock remain outstanding and are not amended in any respect or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent; and (ii) such shares of mandatory convertible preferred stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the mandatory convertible preferred stock immediately prior to such consummation, taken as a whole;

provided, however, that (1) any increase in the amount of our authorized but unissued shares of preferred stock, (2) any increase in the authorized or issued shares of mandatory convertible preferred stock and (3) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock ranking on a parity with or junior to the mandatory convertible preferred stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon our liquidation, dissolution or winding up, will be deemed not to adversely affect the special rights, preferences, privileges or voting powers of the mandatory convertible preferred stock and shall not require the affirmative vote or consent of holders of the mandatory convertible preferred stock (voting as a separate class or with other voting preferred stock).

        If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the mandatory convertible preferred stock for this purpose), then only the series of voting preferred stock adversely affected and entitled to vote shall vote as a class in lieu of all other series of voting preferred stock.

        Without the consent of the holders of the mandatory convertible preferred stock, so long as such action is made pursuant to an amendment to our Amended and Restated Certificate of Incorporation duly adopted in accordance with Delaware law, and does not adversely affect the special rights, preferences, privileges or voting powers of the mandatory convertible preferred stock, we may amend, alter, supplement, or repeal any terms of the mandatory convertible preferred stock for the following purposes:

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  to cure any ambiguity or mistake, or to correct or supplement any provision contained in the certificate of designations for the mandatory convertible preferred stock that may be defective or inconsistent with any other provision contained in the certificate of designations for the mandatory convertible preferred stock; or

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  to make any provision with respect to matters or questions relating to the mandatory convertible preferred stock that is not inconsistent with the provisions of the certificate of designations for the mandatory convertible preferred stock.

        Prior to the close of business on the applicable conversion date, the shares of our common stock issuable upon conversion of the mandatory convertible preferred stock will not be deemed to be outstanding and holders of mandatory convertible preferred stock will have no voting rights with respect to such shares of common stock by virtue of holding the mandatory convertible preferred stock, including the right to vote on any amendment to our Amended and Restated Certificate of Incorporation or certificate of designation that would adversely affect the rights of common stock holders.

        The number of votes that each share of mandatory convertible preferred stock and any voting preferred stock participating in the votes described above shall have and shall be in proportion to the liquidation preference of such share.

Mandatory Conversion

        Each share of the mandatory convertible preferred stock, unless previously converted, will automatically convert on the mandatory conversion date, into a number of shares of common stock equal to the conversion rate described below. If we declare a dividend for the dividend period ending on December 1, 2017, we will pay such dividend to the holders of record as of the applicable record date, as described above under "Description of Mandatory Convertible Preferred Stock—Dividends." If on or prior to November 15, 2017, we have not declared all or any portion of the accumulated and unpaid dividends on the mandatory convertible preferred stock, the conversion rate will be adjusted so that holders receive an additional number of shares of common stock equal to the amount of accumulated and unpaid dividends that have not been declared (the "additional conversion amount"), divided by the greater of (i) the floor price and (ii) 97% of the five-day average price. To the extent that the additional conversion amount exceeds the product of such number of additional shares and 97% of the five-day average price, we will, if we are legally able to do so, declare and pay such excess amount in cash pro rata to the holders of the mandatory convertible preferred stock.

        Subject to adjustment as described in the section of this prospectus supplement entitled "Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments" below and the preceding paragraph, the conversion rate, which is the number of shares of common stock issuable upon conversion of each share of mandatory convertible preferred stock on the mandatory conversion date, will be as follows:

  •
  if the applicable market value of our common stock is greater than $            , which we call the "threshold appreciation price," then the conversion rate will be            shares of common stock per share of mandatory convertible preferred stock (the "minimum conversion rate"), which is equal to $1,000 divided by the threshold appreciation price;

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  if the applicable market value of our common stock is less than or equal to the threshold appreciation price but equal to or greater than $            (the "initial price," which equals the closing price of our common stock on The New York Stock Exchange on the date the mandatory convertible preferred stock is priced), then the conversion rate will be equal to $1,000 divided by the applicable market value of our common stock, rounded to the nearest ten thousandth of a share, which will be between            and            shares of common stock per share of mandatory convertible preferred stock; or

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  if the applicable market value of our common stock is less than the initial price, then the conversion rate will be             shares of common stock per share of mandatory convertible preferred stock (the "maximum conversion rate"), which is equal to $1,000 divided by the initial price.

        We refer to the minimum conversion rate and the maximum conversion rate collectively as the "fixed conversion rates." The fixed conversion rates, the initial price, the threshold appreciation price and the applicable market value are each subject to adjustment as described in the section of this prospectus supplement entitled "Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments" below.

  Hypothetical conversion values upon mandatory conversion

        For illustrative purposes only, the following table shows the number of shares of our common stock that a holder of our mandatory convertible preferred stock would receive upon mandatory conversion of one share of mandatory convertible preferred stock at various applicable market values for our common stock. The table assumes that there will be no conversion adjustments as described below in the section of this prospectus supplement entitled "Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments" and that dividends on the shares of mandatory convertible preferred stock will be declared and paid in cash. The actual applicable market value of shares of our common stock may differ from those set forth in the table below. Given an initial price of $            and a threshold appreciation price of $            , a holder of our mandatory convertible preferred stock would receive on the mandatory conversion date the number of shares of our common stock per share of our mandatory convertible preferred stock set forth below:

Applicable Market Value of Our Common Stock	Number of Shares of Our Common Stock to Be Received Upon Conversion	Conversion Value (Applicable Market Value Multiplied By the Number of Shares of Our Common Stock to Be Received Upon Conversion)
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$

        Accordingly, if the applicable market value of our common stock is greater than the threshold appreciation price, the aggregate market value of our common stock delivered upon conversion of each share of the mandatory convertible preferred stock will be greater than the $1,000 liquidation preference of the share of the mandatory convertible preferred stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock. If the applicable market value for our common stock is equal to or greater than the initial price and equal to or less than the threshold appreciation price, the aggregate market value of our common stock delivered upon conversion of each share of the mandatory convertible preferred stock will be equal to the $1,000 liquidation preference of the share of the mandatory convertible preferred stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock. If the applicable market value of our common stock is less than the initial price, the aggregate market value of our common stock delivered upon conversion of each share of the mandatory convertible preferred stock will be less than the $1,000 liquidation preference of the share of the mandatory convertible preferred stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock.

Definitions

        "Applicable market value" means the average VWAP per share of our common stock over the final averaging period.

        "Final averaging period" means the 20 consecutive trading day period beginning on, and including, the 23rd scheduled trading day immediately preceding December 1, 2017.

        "Mandatory conversion date" means the third business day immediately following the last trading day of the final averaging period.

        The "threshold appreciation price" represents an approximately        % appreciation over the initial price.

        A "trading day" is a day on which shares of our common stock:

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  are not suspended from trading, and on which trading in our common stock is not limited, on any national or regional securities exchange or association or over-the-counter market during any period or periods aggregating one half-hour or longer; and

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  have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of our common stock;

provided that if our common stock is not traded on any such exchange, association or market, "trading day" means any business day.

        A "scheduled trading day" is any day that is scheduled to be a trading day.

        "VWAP" per share of our common stock on any trading day means the per share volume-weighted average price as displayed on Bloomberg page "CLD <Equity> AQR" (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, "VWAP" means the market value per share of our common stock on such trading day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The "average VWAP" per share over a certain period means the average of the VWAP per share for each trading day in such period.

Conversion at the Option of the Holder

        Other than during a fundamental change conversion period (as defined below in the section of this prospectus supplement entitled "Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount"), holders of the mandatory convertible preferred stock will have the right to convert their shares of mandatory convertible preferred stock, in whole or in part (but in no event less than one share of mandatory convertible preferred stock), at any time prior to December 1, 2017, into shares of our common stock at the minimum conversion rate, subject to adjustment as described in the section of this prospectus supplement entitled "Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments" below.

        If, as of the effective date of any early conversion (the "early conversion date"), we have not declared all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on the dividend payment date prior to such early conversion date, the conversion rate will be adjusted so that converting holders receive an additional number of shares of common stock equal to such amount of accumulated and unpaid dividends that have not been declared for such full dividend periods (the "early conversion additional conversion amount"), divided by the greater of (i) the floor price and (ii) the average VWAP per share of our common stock over the 20 consecutive trading day period ending on, and including, the third trading day immediately preceding the early conversion date (the "early conversion average price"). To the extent that the early conversion additional conversion amount exceeds the product of such number of additional shares and the early conversion average price, we will not have any obligation to pay the shortfall in cash.

        Except as described in the immediately preceding paragraph, upon any optional conversion of any shares of the mandatory convertible preferred stock pursuant to this "Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder" section, we will make no payment or allowance for unpaid dividends on such shares of the mandatory convertible preferred stock, unless such early conversion date occurs after the record date for a declared dividend and on or prior to the immediately succeeding dividend payment date, in which case such dividend will be paid on such dividend payment date to the holder of record of the converted shares as of such record date, as described in the section of this prospectus supplement entitled "Description of Mandatory Convertible Preferred Stock—Dividends."

Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount

  General

        If a fundamental change (as defined below) occurs on or prior to December 1, 2017, holders of the mandatory convertible preferred stock will have the right (the "fundamental change early conversion right") to: (i) convert their shares of mandatory convertible preferred stock, in whole or in part (but in no event less than one share of mandatory convertible preferred stock), into shares of common stock at the fundamental change conversion rate described below; (ii) with respect to such converted shares, receive an amount equal to the present value, calculated using a discount rate of        % per annum, of all dividend payments on such shares (excluding any accumulated and unpaid dividends for any dividend period prior to the effective date of the fundamental change, including for the period, if any, from the dividend payment date immediately preceding the effective date to, but excluding, the effective date (collectively, the "accumulated dividend amount")) for all the remaining full dividend periods and for the partial dividend period from, and including, the effective date to, but excluding, the next dividend payment date (the "fundamental change dividend make-whole amount"); and (iii) with respect to such converted shares, to the extent that, as of the effective date of the fundamental change, there is any accumulated dividend amount, receive payment of the accumulated dividend amount, in the case of clauses (ii) and (iii), subject to our right to deliver shares of our common stock in lieu of all or part of such amounts as described under "—Fundamental change dividend make-whole amount and accumulated dividend amount" below; provided that we are then legally permitted to pay such dividends; and provided further that, if the effective date or the conversion date falls after the record date for a declared dividend and prior to the next dividend payment date, such dividend will be paid on such dividend payment date to the holders as of such record date, as described in the section of this prospectus supplement entitled "—Dividends," and will not be included in the accumulated dividend amount, and the fundamental change dividend make-whole amount will not include the present value of the payment of such dividend.

        To exercise the fundamental change early conversion right, holders must submit their shares of the mandatory convertible preferred stock for conversion at any time during the period (the "fundamental change conversion period") beginning on, and including, the effective date of such fundamental change (the "effective date") and ending at the close of business on the date that is 15 calendar days after the effective date (or, if earlier, December 1, 2017). Holders of mandatory convertible preferred stock who submit their shares for conversion during the fundamental change conversion period will have such shares converted at the conversion rate specified in the table below (the "fundamental change conversion rate") and will be entitled to receive the fundamental change dividend make-whole amount and the accumulated dividend amount. Holders of mandatory convertible preferred stock who do not submit their shares for conversion during the fundamental change conversion period will not be entitled to convert their shares of mandatory convertible preferred stock at the fundamental change conversion rate or to receive the fundamental change dividend make-whole amount or the accumulated dividend amount.

        We will notify holders of the anticipated effective date of a fundamental change by the later of (i) the date 20 calendar days prior to such anticipated effective date and (ii) the date of the first public disclosure by us of the anticipated fundamental change, but in no event later than the effective date of such fundamental change.

        A "fundamental change" will be deemed to have occurred, at any time after the initial issue date of the mandatory convertible preferred stock, upon: (i) the consummation of (a) any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, recapitalization or otherwise) in connection with which 90% or more of our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration 10% or more of which is not common stock that is listed on, or immediately after the transaction or event will be listed on, The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or (b) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly owned subsidiaries; (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than us, any of our wholly-owned subsidiaries or any of our or our wholly-owned subsidiaries' employee benefit plans, becoming the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock then outstanding entitled to vote generally in elections of our directors; or (iii) our common stock (or any other security into which the mandatory convertible preferred stock becomes convertible in connection with a reorganization event (as defined below)) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

        If any transaction in which our common stock is replaced by the securities of another entity occurs, following completion of any related fundamental change period, references to us in the definition of "fundamental change" above shall instead be references to such other entity.

  Fundamental change conversion rate

        The fundamental change conversion rate will be determined by reference to the table below and is based on the effective date of the transaction and the price (the "stock price") paid (or deemed paid) per share of our common stock in such transaction. If all holders of our common stock receive only cash in the fundamental change, the stock price shall be the cash amount paid per share. Otherwise the stock price shall be the average VWAP per share of our common stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the relevant effective date.

        The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the fixed conversion rates of our mandatory convertible preferred stock are adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the minimum conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the minimum conversion rate as so adjusted. Each of the fundamental change conversion rates in the table will be subject to adjustment in the same manner and at the same time as each fixed conversion rate as set forth in the section of this prospectus supplement entitled "Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments."

        The following table sets forth the fundamental change conversion rate per share of mandatory convertible preferred stock for each stock price and effective date set forth below.

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$
November , 2014
December 1, 2015
December 1, 2016
December 1, 2017

        The exact stock price and effective dates may not be set forth in the table, in which case:

  •
  if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate will be determined by straight-line interpolation between the fundamental change conversion rates set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

  •
  if the stock price is in excess of $            per share (subject to adjustment in the same manner as the column headings of the table above), then the fundamental change conversion rate will be the minimum conversion rate, subject to adjustment; and

  •
  if the stock price is less than $            per share (subject to adjustment in the same manner as the column headings of the table above), then the fundamental change conversion rate will be the maximum conversion rate, subject to adjustment.

  Fundamental change dividend make-whole amount and accumulated dividend amount

        For any shares of mandatory convertible preferred stock that are converted during the fundamental change conversion period, subject to the limitations described below, we may pay the fundamental change dividend make-whole amount and the accumulated dividend amount, determined in our sole discretion:

  •
  in cash;

  •
  by delivery of shares of our common stock; or

  •
  through any combination of cash and shares of our common stock.

        We will pay the fundamental change dividend make-whole amount and the accumulated dividend amount in cash, except to the extent we elect on or prior to the second business day following the effective date of a fundamental change to make all or any portion of such payments in shares of our common stock. If we elect to make any such payment, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at 97% of the stock price.

        No fractional shares of common stock will be delivered to the holders of the mandatory convertible preferred stock in respect of the fundamental change dividend make-whole amount or the accumulated dividend amount. We will instead pay a cash adjustment to each converting holder that would otherwise be entitled to a fraction of a share of common stock based on the average VWAP per share of our common stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the conversion date.

        Notwithstanding the foregoing, in no event will the number of shares of our common stock delivered in connection with the fundamental change dividend make-whole amount and the accumulated dividend amount, in the aggregate, exceed a number equal to the sum of such amounts (the "additional fundamental change amount"), divided by the greater of (i) the floor price and (ii) 97% of the stock price. To the extent that the additional fundamental change amount exceeds the product of the number of shares of common stock delivered in respect of such additional fundamental change amount and 97% of the stock price, we will, if we are legally able to do so, notwithstanding any notice by us to the contrary, pay such excess amount in cash.

        Not later than the second business day following the effective date of a fundamental change, we will notify holders of:

  •
  the fundamental change conversion rate;

  •
  the fundamental change dividend make-whole amount and whether we will pay such amount, or any portion thereof, in shares of our common stock and, if applicable, the portion of such amount that will be paid in common stock; and

  •
  the accumulated dividend amount and whether we will pay such amount, or any portion thereof, in shares of our common stock and, if applicable, the portion of such amount that will be paid in common stock.

        Our obligation to deliver shares at the fundamental change conversion rate and pay the fundamental change dividend make-whole amount could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

        This fundamental change conversion feature may make more difficult, or discourage, a takeover of us and the removal of incumbent management. We are not, however, aware of any specific effort to accumulate shares of our common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise. In addition, the fundamental change conversion feature is not part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change conversion feature is a result of negotiations between us and the underwriters.

Conversion Procedures

  Upon mandatory conversion

        Any outstanding shares of mandatory convertible preferred stock will automatically convert into shares of common stock on the mandatory conversion date. The person or persons entitled to receive the shares of common stock issuable upon mandatory conversion of the mandatory convertible preferred stock will be treated as the record holder(s) of such shares of common stock as of the close of business on the mandatory conversion date. Except as provided in the section of this prospectus supplement entitled "Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments," prior to the close of business on the mandatory conversion date, the shares of common stock issuable upon conversion of the mandatory convertible preferred stock will not be deemed to be outstanding for any purpose and holders of the mandatory convertible preferred stock will have no rights with respect to such shares of common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the mandatory convertible preferred stock.

  Upon early conversion

        If a holder elects to convert its shares of mandatory convertible preferred stock prior to December 1, 2017, in the manner described in "—Conversion at the Option of the Holder" or "—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount," such holder must observe the following conversion procedures:

        If such holder holds a beneficial interest in a global share of mandatory convertible preferred stock, to convert its shares of mandatory convertible preferred stock, such holder must deliver to The Depository Trust Company (DTC) the appropriate instruction form for conversion pursuant to DTC's conversion program and, if such holder's shares of mandatory convertible preferred stock are held in certificated form, such holder must comply with certain procedures set forth in the certificate of designations. In either case, if required, such converting holder must pay all applicable taxes or duties, if any.

        The conversion date will be the date on which the converting holder has satisfied the foregoing requirements. A holder that converts its shares of mandatory convertible preferred stock will not be required to pay any transfer taxes or duties relating to the issuance or delivery of our common stock if such holder exercises its conversion rights, except that such holder will be required to pay any transfer tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than the name of such holder. Shares of common stock will be issued and delivered only after all applicable transfer taxes and duties, if any, payable by the converting holder have been paid in full and will be issued on the later of the third business day immediately succeeding the conversion date and the business day after such holder has paid in full all applicable transfer taxes and duties, if any.

        The person or persons entitled to receive the shares of common stock issuable upon conversion of the mandatory convertible preferred stock will be treated as the record holder(s) of such shares of common stock as of the close of business on the applicable conversion date. Prior to the close of business on the applicable conversion date, the shares of common stock issuable upon conversion of the mandatory convertible preferred stock will not be deemed to be outstanding for any purpose and a holder of shares of the mandatory convertible preferred stock will have no rights with respect to such shares of common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the mandatory convertible preferred stock.

  Fractional shares

        No fractional shares of common stock will be issued to holders of our mandatory convertible preferred stock upon conversion. In lieu of any fractional shares of common stock otherwise issuable in respect of the aggregate number of shares of our mandatory convertible preferred stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the average VWAP per share of our common stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the relevant conversion date.

        If more than one share of our mandatory convertible preferred stock is surrendered for conversion at one time by or for the same holder, the number of shares of our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of our mandatory convertible preferred stock so surrendered.

Anti-dilution Adjustments

        Each fixed conversion rate will be adjusted if:

  (1)
  We issue exclusively common stock to all or substantially all holders of our common stock as a dividend or other distribution, in which event, each fixed conversion rate in effect at the close of business on the date fixed for determination of the holders of our common stock entitled to receive such dividend or other distribution will be multiplied by a fraction:

  •
  the numerator of which is the sum of the number of shares of our common stock outstanding at the close of business on the date fixed for such determination and the total number of shares of our common stock constituting such dividend or other distribution, and

  •
  the denominator of which is the number of shares of our common stock outstanding at the close of business on the date fixed for such determination.

    Any increase made pursuant to this clause (1) will become effective immediately after the close of business on the date fixed for such determination. If any dividend or distribution described in this clause (1) is declared but not so paid or made, each fixed conversion rate shall be decreased, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to make such dividend or distribution, to such fixed conversion rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (1), the number of shares of common stock outstanding at the close of business on the date fixed for such determination shall not include shares held in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of common stock. We will not pay any dividend or make any distribution on shares of common stock held in treasury.

  (2)
  We issue to all or substantially all holders of our common stock any rights, options or warrants (other than rights, options or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 calendar days from the date of issuance of such rights, options or warrants, to subscribe for or purchase our shares of common stock at less than the "current market price" (as defined below) of our common stock, in which case each fixed conversion rate in effect at the close of business on the date fixed for determination of the holders of our common stock entitled to receive such rights, options or warrants will be increased by multiplying such fixed conversion rate by a fraction:

  •
  the numerator of which is the sum of the number of shares of common stock outstanding at the close of business on the date fixed for such determination and the number of shares of our common stock issuable pursuant to such rights, options or warrants, and

  •
  the denominator of which shall be the sum of (i) the number of shares of common stock outstanding at the close of business on the date fixed for such determination and (ii) the number of shares of common stock equal to the quotient of the aggregate offering price payable to exercise such rights, options or warrants divided by the current market price of our common stock.

    Any increase made pursuant to this clause (2) will become effective immediately after the close of business on the date fixed for such determination. In the event that such rights, options or warrants described in this clause (2) are not so issued, each fixed conversion rate shall be decreased, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to issue such rights, options or warrants, to such fixed conversion rate that would then be in effect if such issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of our common stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, each fixed conversion rate shall be decreased to such fixed conversion rate that would then be in effect had the increase made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of our common stock actually delivered. In determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of our common stock at less than the current market price, and in determining the aggregate offering price payable for such shares of our common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and the value of such consideration (if other than cash, to be determined by our board of directors, or an authorized committee thereof). For the purposes of this clause (2), the number of shares of common stock at the time outstanding shall not include shares held in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of common stock. We will not issue any such rights, options or warrants in respect of shares of common stock held in treasury.

  (3)
  We subdivide or combine our common stock, in which event each fixed conversion rate in effect at the open of business on the effective date of such subdivision or combination shall be multiplied by a fraction:

  •
  the numerator of which is the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination, and

  •
  the denominator of which is the number of shares of our common stock outstanding immediately prior to such subdivision or combination.

    Any adjustment made pursuant to this clause (3) shall become effective immediately after the open of business on the effective date of such subdivision or combination.

  (4)
  We distribute to all or substantially all holders of our common stock evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets, excluding:

  •
  any dividend or distribution as to which an adjustment was effected pursuant to clause (1) above;

  •
  any rights, options or warrants as to which an adjustment was effected pursuant to clause (2) above;

  •
  any dividend or distribution as to which the provisions set forth in clause (5) below shall apply; and

  •
  any spin-off to which the provisions set forth below in this clause (4) shall apply,

    in which event each fixed conversion rate in effect at the close of business on the date fixed for the determination of holders of our common stock entitled to receive such distribution will be multiplied by a fraction:

    •
    the numerator of which is the current market price of our common stock, and

    •
    the denominator of which is the current market price of our common stock minus the fair market value, as determined by our board of directors, or an authorized committee thereof, on such date fixed for determination, of the portion of the evidences of indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets so distributed applicable to one share of our common stock.

    Any increase made pursuant to the preceding paragraph will become effective immediately after the close of business on the date fixed for such determination.

    In the event that we make a distribution to all holders of our common stock consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of ours, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (herein referred to as a "spin-off"), each fixed conversion rate in effect at the close of business on the date fixed for the determination of holders of our common stock entitled to receive such distribution will be multiplied by a fraction:

    •
    the numerator of which is the sum of the current market price of our common stock and the current market price of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock over the 10 consecutive trading days commencing on and including, the fifth trading day following the effective date for such distribution (the "valuation period"), and

    •
    the denominator of which is the current market price of our common stock.

    Any increase made pursuant to the preceding paragraph shall be determined on the last trading day of the valuation period but will be given effect at the open of business on the ex-dividend date for such spin-off. Notwithstanding the foregoing, in respect of any conversion during the valuation period, references in the preceding paragraph with respect to 10 consecutive trading days shall be deemed to be replaced with such lesser number of trading days as have elapsed from, and including, the fifth trading day following the effective date of such spin-off to, but excluding, the conversion date in determining the conversion rate. If a spin-off is announced but our board of directors or a committee thereof determines not to consummate such spin-off, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared, effective as of the date on which our board of directors or a committee thereof determines not to consummate such spin-off.

  (5)
  We make a distribution consisting exclusively of cash to all or substantially all holders of our common stock, excluding:

  •
  any cash that is distributed in a reorganization event (as described below),

  •
  any dividend or distribution in connection with our liquidation, dissolution or winding up, and

  •
  any consideration payable as part of a tender or exchange offer covered by clause (6),

    in which event, each fixed conversion rate in effect at the close of business on the date fixed for determination of the holders of our common stock entitled to receive such distribution will be multiplied by a fraction:

    •
    the numerator of which is the current market price of our common stock, and

    •
    the denominator of which is the current market price of our common stock minus the amount per share of our common stock of such distribution.

    Any increase made pursuant to this clause (5) shall become effective immediately after the close of business on the date fixed for the determination of the holders of our common stock entitled to receive such distribution. In the event that any distribution described in this clause (5) is not so made, each fixed conversion rate shall be decreased, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to make such distribution, to such fixed conversion rate which would then be in effect if such distribution had not been declared.

  (6)
  We or any of our subsidiaries successfully completes a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for our common stock (excluding any securities convertible or exchangeable for our common stock), where the cash and the value of any other consideration included in the payment per share of our common stock exceeds the current market price of our common stock, in which event each fixed conversion rate in effect at the close of business on the date of expiration of the tender or exchange offer (the "expiration date") will be multiplied by a fraction:

  •
  the numerator of which shall be equal to the sum of:

  (i)
  the aggregate cash and fair market value (as determined by our board of directors, or an authorized committee thereof) on the expiration date of any other consideration paid or payable for shares purchased in such tender or exchange offer; and

  (ii)
  the product of:

  1.
  the current market price of our common stock; and

      2.
      the number of shares of our common stock outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer), and

    •
    the denominator of which shall be equal to the product of:

    (i)
    the current market price of our common stock; and

    (ii)
    the number of shares of our common stock outstanding immediately prior to the time such tender or exchange offer expires.

    Any increase made pursuant to this clause (6) shall become effective immediately after the close of business on the tenth trading day immediately following the expiration date. In the event that we are, or one of our subsidiaries is, obligated to purchase shares of our common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each fixed conversation rate shall be decreased to be such fixed conversion rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (6) to any tender offer or exchange offer would result in a decrease in each fixed conversation rate, no adjustment shall be made for such tender offer or exchange offer under this clause (6). If an adjustment to each fixed conversion rate is required pursuant to this clause (6) during the final averaging period, delivery of the related conversion consideration will be delayed to the extent necessary in order to complete the calculations provided for in this clause (6).

        In cases where (i) the fair market value of the evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets distributed per share of our common stock as to which clause (4) above applies (except with respect to a spin-off), or (ii) the amount of cash distributed per share of our common stock as to which clause (5) above applies, in each case, equals or exceeds the average VWAP per share of our common stock over the ten consecutive trading day period ending on the trading day before the ex-date for such distribution, rather than being entitled to an adjustment in each fixed conversion rate, holders of the mandatory convertible preferred stock will be entitled to receive, at the same time and upon the same terms as holders of our common stock, the kind and amount of the evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets or cash, as the case may be, comprising the distribution that such holder would have received if such holder had owned, immediately prior to the record date for determining the holders of our common stock entitled to receive the distribution, for each share of mandatory convertible preferred stock, a number of shares of our common stock equal to the maximum conversion rate in effect on the date of such distribution.

        To the extent that we have a rights plan in effect with respect to our common stock on any conversion date, upon conversion of any shares of the mandatory convertible preferred stock, a converting holder will receive, in addition to our common stock, the rights under the rights plan, unless, prior to such conversion date, the rights have separated from our common stock, in which case each fixed conversion rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights, options or warrants pursuant to a rights plan that would allow a holder to receive upon conversion, in addition to any shares of our common stock, the rights described therein (unless such rights, options or warrants have separated from our common stock (in which case each fixed conversion rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of such rights)) shall not constitute a distribution of rights, options or warrants that would entitle such holder to an adjustment to the fixed conversion rates.

        For the purposes of determining the adjustment to the fixed conversion rate for the purposes of:

  •
  clause (2), clause (4) in the event of an adjustment not relating to a spin-off and clause (5) above, the "current market price" of our common stock is the average VWAP per share of our common stock over the ten consecutive trading day period ending on the trading day before the "ex-date" with respect to the issuance or distribution requiring such computation;

  •
  clause (4) above in the event of an adjustment relating to a spin-off, the "current market price" of our common stock, capital stock or equity interest, as applicable, is the average VWAP per share over the first ten consecutive trading days commencing on, and including, the fifth trading day following the effective date of such distribution; and

  •
  clause (6) above, the "current market price" of our common stock is the average VWAP per share of our common stock over the ten consecutive trading day period ending on, and including, the tenth trading day after the expiration date of the tender or exchange offer.

        The term "ex-date," when used with respect to any issuance or distribution, means the first date on which shares of our common stock trade without the right to receive such issuance or distribution.

        In addition, we may make such increases in each fixed conversion rate as we deem advisable in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares of our common stock (or issuance of rights or warrants to acquire shares of our common stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed conversion rate.

        In the event of a taxable distribution to holders of our common stock that results in an adjustment of each fixed conversion rate or an increase in each fixed conversion rate in our discretion, holders of mandatory convertible preferred stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. In addition, Non-U.S. Holders of mandatory convertible preferred stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See the section of this prospectus supplement entitled "Material U.S. Federal Income Tax Considerations."

        Adjustments to the fixed conversion rates will be calculated to the nearest 1/10,000th of a share. Prior to the first trading day of the final averaging period, no adjustment in a fixed conversion rate will be required unless the adjustment would require an increase or decrease of at least one percent in such fixed conversion rate. If any adjustment is not required to be made because it would not change the fixed conversion rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided, however, that with respect to adjustments to be made to the fixed conversion rates in connection with cash dividends paid by us, we will make such adjustments, regardless of whether such aggregate adjustments amount to one percent or more of the fixed conversion rates no later than December 1 of each calendar year; provided further that on (x) the earlier of an early conversion date and the effective date of a fundamental change and (y) each trading day of the final averaging period, adjustments to the fixed conversion rates will be made with respect to any such adjustment carried forward that has not been taken into account before such date.

        No adjustment to the conversion rate will be made if holders may participate (other than in the case of (x) a share subdivision or share combination or (y) a tender or exchange offer), at the same time, upon the same terms and otherwise on the same basis as holders of our common stock and solely as a result of holding mandatory convertible preferred stock, in the transaction that would otherwise give rise to such adjustment as if they held, for each share of mandatory convertible preferred stock, a number of shares of our common stock equal to the maximum conversion rate then in effect.

        The fixed conversion rates will not be adjusted:

  (a)
  upon the issuance of any common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in common stock under any plan;

  (b)
  upon the issuance of any common stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

  (c)
  upon the issuance of any common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the mandatory convertible preferred stock were first issued;

  (d)
  for a change solely in the par value of our common stock; or

  (e)
  for accumulated and unpaid dividends on the mandatory convertible preferred stock, except as described above under "Description of Mandatory Convertible Preferred Stock—Mandatory Conversion," "Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder" and "Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount."

        We will be required, as soon as practicable after the fixed conversion rates are adjusted, to provide or cause to be provided written notice of the adjustment to the holders of shares of mandatory convertible preferred stock. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to each fixed conversion rate was determined and setting forth each revised fixed conversion rate.

        If an adjustment is made to the fixed conversion rates, (x) an inversely proportional adjustment also will be made to the threshold appreciation price and the initial price solely for the purposes of determining which clause of the definition of the conversion rate will apply on the mandatory conversion date and (y) an inversely proportional adjustment also will be made to the floor price. Whenever any provision of the certificate of designations establishing the terms of the mandatory convertible preferred stock requires us to calculate the VWAP per share of our common stock over a span of multiple days, our board of directors, or any authorized committee thereof, will make appropriate adjustments (including, without limitation, to the applicable market value, the early conversion average price, the stock price and the five-day average price, as the case may be) to account for any adjustments to the initial price, the threshold appreciation price and the fixed conversion rates, as the case may be, that become effective, or any event that would require such an adjustment if the ex-date, effective date or expiration date, as the case may be, of such event occurs during the relevant period used to calculate such prices or values, as the case may be.

        If:

  •
  the record date for a dividend or distribution on our common stock occurs after the end of the final averaging period and before the mandatory conversion date, and

  •
  that dividend or distribution would have resulted in an adjustment of the number of shares of our common stock issuable to the holders of mandatory convertible preferred stock had such record date occurred on or before the last trading day of the final averaging period, then we will deem the holders of mandatory convertible preferred stock to be holders of record, for each share of mandatory convertible preferred stock that they hold, of a number of shares of our common stock equal to the conversion rate for purposes of that dividend or distribution. In this case, the holders of the mandatory convertible preferred stock would receive the dividend or distribution on our common stock together with the number of shares of common stock issuable upon mandatory conversion of the mandatory convertible preferred stock.

Recapitalizations, Reclassifications and Changes in our Common Stock

        In the event of:

  •
  any consolidation or merger of us with or into another person (other than a merger or consolidation in which we are the continuing corporation and in which the shares of our common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of us or another person);

  •
  any sale, transfer, lease or conveyance to another person of all or substantially all of our and our subsidiaries' consolidated property and assets;

  •
  any reclassification of our common stock into securities, including securities other than our common stock; or

  •
  any statutory exchange of our securities with another person (other than in connection with a merger or acquisition),

in each case, as a result of which our common stock would be converted into, or exchanged for, securities, cash or other property (each, a "reorganization event"), each share of mandatory convertible preferred stock outstanding immediately prior to such reorganization event shall, without the consent of the holders of the mandatory convertible preferred stock, become convertible into the kind of securities, cash and other property that such holder would have been entitled to receive if such holder had converted its mandatory convertible preferred stock into common stock immediately prior to such reorganization event (such securities, cash and other property, the "exchange property," with each "unit of exchange property" meaning the kind and amount of exchange property that a holder of one share of common stock is entitled to receive). For purposes of the foregoing, the type and amount of exchange property in the case of any reorganization event that causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election (or of all holders of our common stock if none makes an election). We will notify holders of the mandatory convertible preferred stock of the weighted average as soon as practicable after such determination is made. The number of units of exchange property for each share of mandatory convertible preferred stock converted following the effective date of such reorganization event will be determined as if references to our common stock in the description of the conversion rate applicable upon mandatory conversion, conversion at the option of the holder and conversion at the option of the holder upon a fundamental change were to units of exchange property (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date such shares of mandatory convertible preferred stock are actually converted). For the purpose of determining which bullet of the definition of conversion rate will apply upon mandatory conversion, and for the purpose of calculating the conversion rate if the second bullet is applicable, the value of a unit of exchange property will be determined in good faith by our board of directors, or an authorized committee thereof, except that if a unit of exchange property includes common stock or ADRs that are traded on a U.S. national securities exchange, the value of such common stock or ADRs will be the average over the final averaging period of the volume weighted average prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by our board of directors, or an authorized committee thereof); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-

weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. We (or any successor to us) will, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any reorganization event, provide written notice to the holders of mandatory convertible preferred stock of such occurrence and of the kind and amount of cash, securities or other property that constitute the exchange property. Failure to deliver such notice will not affect the operation of the provisions described in this section.

Reservation of Shares

        We will at all times reserve and keep available out of the authorized and unissued common stock or shares of common stock held in treasury by us, solely for issuance upon conversion of the mandatory convertible preferred stock, the maximum number of shares of common stock as shall be issuable from time to time upon the conversion of all the shares of mandatory convertible preferred stock then outstanding.

Transfer Agent and Registrar

        Computershare Trust Company, N.A. will be the transfer agent and registrar for the mandatory convertible preferred stock.

Book-Entry, Delivery and Form

        The mandatory convertible preferred stock will be issued in global form. DTC or its nominee will be the sole registered holder of the mandatory convertible preferred stock. Ownership of beneficial interests in the mandatory convertible preferred stock in global form will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through such participants. Ownership of beneficial interests in the mandatory convertible preferred stock in global form will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

        So long as DTC, or its nominee, is the registered owner or holder of a global certificate representing the mandatory convertible preferred stock, DTC or such nominee, as the case may be, will be considered the sole holder of the mandatory convertible preferred stock represented by such global certificate for all purposes under the certificate of designations. No beneficial owner of an interest in the mandatory convertible preferred stock in global form will be able to transfer that interest except in accordance with the applicable procedures of DTC in addition to those provided for under the certificate of designations.

        Payments of dividends on the global certificate representing the mandatory convertible preferred stock will be made to DTC or its nominee, as the case may be, as the registered holder thereof. None of Cloud Peak Energy, the transfer agent, registrar, conversion agent or dividend disbursing agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate representing the mandatory convertible preferred stock or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of a global certificate representing the mandatory convertible preferred stock, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the aggregate liquidation preference of such global certificate representing the mandatory convertible preferred stock as shown on the records of DTC or its nominee, as the case may be. We also expect that payments by participants to owners of beneficial interests in such global certificate representing the mandatory convertible preferred stock held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

        We understand that DTC is:

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  a limited purpose trust company organized under the laws of the State of New York;

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  a "banking organization" within the meaning of New York Banking Law;

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  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

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  a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include:

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  securities brokers and dealers;

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  banks and trust companies; and

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  clearing corporations and certain other organizations.

        Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants).

        Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of Cloud Peak Energy, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        If DTC is at any time unwilling or unable to continue as a depositary for the mandatory convertible preferred stock in global form or DTC ceases to be registered as a clearing agency under the Exchange Act, and in either case a successor depositary is not appointed by us within 90 days, we will issue certificated shares in exchange for the global securities.

        The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax considerations relevant to the purchase, ownership, disposition and conversion of our mandatory convertible preferred stock and any common stock received in respect of our mandatory convertible preferred stock. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder and judicial and administrative authority, all of which are subject to change, possibly with retroactive effect, or to different interpretations. We have not sought any ruling from the Internal Revenue Service ("IRS") with respect to the statements made and the conclusions reached in this summary, and there can be no assurance that the IRS or a court will agree with these statements and conclusions. This summary is limited to holders that will hold our mandatory convertible preferred stock and common stock received in respect thereof as "capital assets" (generally, property held for investment).

        This summary does not address any U.S. federal alternative minimum, estate or gift tax considerations, the Medicare tax on net investment income or the tax considerations arising under the laws of any foreign, state, local or other jurisdiction or any income tax treaty. This summary also does not address all tax considerations that may be important to a particular investor in light of the investor's circumstances, or to certain categories of investors that may be subject to special rules, such as:

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  banks, insurance companies or other financial institutions;

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  tax-exempt or governmental organizations;

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  dealers in securities;

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  traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

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  U.S. persons whose functional currency is not the U.S. dollar;

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  partnerships or other pass-through entities for U.S. federal income tax purposes and holders of interests therein;

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  persons that hold our mandatory convertible preferred stock or common stock as part of a constructive sale;

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  former U.S. citizens or long-term residents of the United States;

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  real estate investment trusts or regulated investment companies; and

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  persons that hold our mandatory convertible preferred stock or common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

        If an entity treated as a partnership for U.S. federal income tax purposes holds our mandatory convertible preferred stock or common stock received in respect thereof, the tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership acquiring our mandatory convertible preferred stock, you are urged to consult your own tax advisor about the U.S. federal income tax consequences of acquiring, holding and disposing of such stock and the common stock received in respect thereof.

        Each potential investor should consult with its own tax adviser as to the U.S. federal, state, local, foreign and any other tax consequences of the purchase, ownership, conversion and disposition of our mandatory convertible preferred stock and common stock.

Consequences to U.S. Holders

        The discussion in this section is addressed to a holder of our mandatory convertible preferred stock and common stock received in respect thereof that is a U.S. holder. You are a U.S. holder if you are a beneficial owner of mandatory convertible preferred stock or common stock received in respect thereof and you are, for U.S. federal income tax purposes:

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  an individual citizen or resident of the United States;

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  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States any state thereof or the District of Columbia;

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  an estate whose income is subject to U.S. federal income tax regardless of its source; or

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  a trust if (i) a U.S. court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust or (ii) certain circumstances apply and the trust has validly elected to be treated as a United States person.

Distributions on Mandatory Convertible Preferred Stock and Common Stock

        Cash distributions with respect to our mandatory convertible preferred stock and cash distributions with respect to our common stock generally will be characterized as dividend income when paid, to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to our mandatory convertible preferred stock or common stock exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in such mandatory convertible preferred stock or common stock, as the case may be, which reduces such basis dollar-for-dollar, and thereafter as capital gain. Such gain will be long-term capital gain provided that your holding period for such mandatory convertible preferred stock or common stock, as the case may be, is more than one year as of the time of the distribution. For a discussion of your tax basis and holding period in respect of common stock received in respect of our mandatory convertible preferred stock, see below under "—Common Stock Distributions on Mandatory Convertible Preferred Stock" and "—Conversion of Mandatory Convertible Preferred Stock into Common Stock."

        Distributions treated as dividends that are received by individual holders of our mandatory convertible preferred stock generally will be subject to a reduced U.S. federal income tax rate if such dividends are treated as "qualified dividend income" for U.S. federal income tax purposes. The rate reduction will not apply to dividends received to the extent that the individual stockholder elects to treat the dividends as "investment income," which may be offset against investment expenses. Furthermore, the rate reduction does not apply to dividends that are paid to individual holders of our mandatory convertible preferred stock where such stock is held for 60 days or less during the 121-day period beginning on the date which is 60 days before the date on which the mandatory convertible preferred stock becomes ex-dividend. Also, if a dividend received by an individual stockholder that qualifies for the rate reduction is an "extraordinary dividend" within the meaning of Section 1059 of the Code, any loss recognized by such individual holder on a subsequent disposition of the stock will be treated as long-term capital loss to the extent of such "extraordinary dividend," irrespective of such holder's holding period for the stock.

        Distributions on our mandatory convertible preferred stock and common stock constituting dividends paid out of earnings and profits to U.S. holders that are corporations generally will qualify for the dividends received deduction, subject to applicable limitations. Generally, this deduction is allowed if the underlying stock is held for at least 46 days during the 91-day period beginning on the date 45 days before the ex-dividend date of the stock, but for cumulative preferred stock with an arrearage of dividends, the holding period is at least 91 days during the 181-day period beginning on the date 90 days before the ex-dividend date of the stock. Any distribution (or the portion of any distribution) that exceeds our current and accumulated earnings and profits will not be eligible for the dividends received deduction.

        If a corporate stockholder receives a dividend on the mandatory convertible preferred stock that is an "extraordinary dividend" within the meaning of Section 1059 of the Code, the stockholder, in certain instances, must reduce its basis (but not below zero) in the mandatory convertible preferred stock by the amount of the "nontaxed portion" of such "extraordinary dividend" that results from the application of the dividends received deduction. If the "nontaxed portion" of such "extraordinary dividend" exceeds such corporate stockholder's basis, any excess will be taxed as gain as if such stockholder had disposed of its shares in the year the "extraordinary dividend" is paid.

Common Stock Distributions on Mandatory Convertible Preferred Stock

        If we pay a distribution on our mandatory convertible preferred stock in the form of our common stock, such distribution will be taxable for U.S. federal income tax purposes in the same manner as distributions described above under "—Distributions on Mandatory Convertible Preferred Stock and Common Stock." The amount of such distribution will equal the fair market value of the common stock on the distribution date. Your tax basis in such common stock will equal the fair market value of such common stock on the distribution date, and your holding period for such common stock will begin on the day following the distribution date.

Adjustment of Conversion Rate

        The conversion rate at which our mandatory convertible preferred stock is converted to shares of common stock is subject to adjustments in certain circumstances. Treasury Regulations promulgated under Section 305 of the Code would treat a U.S. holder of our mandatory convertible preferred stock as having received a constructive distribution includable in such U.S. holder's income in the manner described under "Distributions on Mandatory Convertible Preferred Stock and Common Stock," above, if and to the extent that certain adjustments in the conversion rate increase the proportionate interest of the U.S. holder in our earnings and profits. For example, a change in the conversion rate to reflect a taxable dividend to holders of our common stock will generally give rise to a deemed taxable dividend to the holders of our mandatory convertible preferred stock to the extent of an allocable portion of our current or accumulated earnings and profits. Thus, under certain circumstances, you may recognize income in the event of a constructive distribution even though you may not receive any cash or property. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of our mandatory convertible preferred stock (other than an adjustment in respect of a taxable dividend on the common stock), however, will generally not be considered a constructive distribution.

Conversion of Mandatory Convertible Preferred Stock into Common Stock

        Except as discussed below, you generally will not recognize (i.e., take into account for U.S. federal income tax purposes) income, gain or loss upon the conversion of our mandatory convertible preferred stock, except to the extent of any cash or common stock you receive in respect of dividends in arrears which will generally be taxable as described above under "—Distributions on Mandatory Convertible Preferred Stock and Common Stock." The treatment of any cash or common stock received in respect of dividends for any portion of the dividend period containing the date of conversion is uncertain, and such cash or common stock may be treated as a payment in respect of dividends in arrears. For reporting and withholding purposes, we currently expect to treat the amounts of cash or stock attributable to dividends that would have accrued through the conversion date as payments in respect of dividends in arrears. In addition, any cash you receive in lieu of a fractional share of common stock will generally be treated as if you received the fractional share and then received the cash in redemption of the fractional share. The deemed redemption will generally result in capital gain or loss equal to the difference between the amount of cash received and your tax basis in the stock that is allocable to the fractional share.

        Your tax basis in the common stock received upon a conversion (other than common stock attributable to dividends in arrears, but including any basis allocable to a fractional share) will generally equal the tax basis of the mandatory convertible preferred stock that was converted. Your tax basis in a fractional share will be determined by allocating your tax basis in the common stock between the common stock you receive upon conversion and the fractional share in accordance with their respective fair market values. Your holding period for the common stock received on conversion (other than the common stock received in respect of dividends in arrears) generally will include the period during which you held the converted mandatory convertible preferred stock prior to conversion. Your tax basis in any shares of common stock received attributable to dividends in arrears will equal the fair market value of such common stock on the conversion date, and your holding period for such shares will begin on the day after receipt thereof.

        Upon certain conversions of our mandatory convertible preferred stock, we may, in respect of any such conversion, pay a holder common stock and/or cash in respect of any accrued but unpaid dividends and the present value of future dividends (as described under "Description of Mandatory Convertible Preferred Stock; Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount"). The tax consequences of such payment of cash or common stock (other than payment in respect of dividends in arrears discussed above under "—Distributions on Mandatory Convertible Preferred Stock and Common Stock") are uncertain:

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  If we choose to pay you any cash, the receipt of such cash may be taxable to the extent of gain realized by you on the conversion. For this purpose, you will realize gain on the conversion equal to the excess, if any, of (i) the sum of the fair market value of our common stock received (other than common stock received with respect to dividends in arrears but including the deemed receipt of a fractional share) and the cash received attributable to future dividends over (ii) your adjusted tax basis in our mandatory convertible preferred stock immediately prior to conversion. The character of such gain is uncertain. If we have current or accumulated earnings and profits at the time of the conversion, this gain would be taxable as dividend income to the extent thereof, if the receipt of the cash attributable to future dividends is considered to have the effect of a dividend (which generally would be the case if the receipt of such cash did not result in a meaningful reduction in such holder's equity interest in us, as determined for U.S. federal income tax purposes), and thereafter as capital gain. Alternatively, such gain would be capital gain in its entirety. To the extent the amount of cash received exceeds the gain realized, the excess amount will not be taxable to you but will reduce your adjusted tax basis in our common stock received upon conversion (other than common stock received with respect to dividends in arrears). You will not be permitted to recognize any loss realized by you upon conversion of mandatory convertible preferred stock into common stock.

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  If we choose to deliver common stock, the receipt of such stock should be treated as consideration received upon conversion of the mandatory convertible preferred stock. If so treated, such consideration may be taxed as described in the first paragraph above under the heading "—Conversion of Mandatory Convertible Preferred Stock into Common Stock."

        In the event that your mandatory convertible preferred stock is converted pursuant to certain other transactions, including our consolidation or merger into another person (see "Description of Mandatory Convertible Preferred Stock—Recapitalizations, Reclassifications and Changes in our Common Stock"), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. You should consult your tax advisor to determine the specific tax treatment of a conversion under such circumstances.

Sale or Other Disposition

        You generally will recognize capital gain or loss on a sale or other disposition of our mandatory convertible preferred stock (other than pursuant to a conversion into common stock) or our common stock equal to the difference between the amount realized upon the sale or other disposition (not including any proceeds attributable to any dividends in arrears, which generally will be taxable as described above under "—Distributions on Mandatory Convertible Preferred Stock and Common Stock") and your adjusted tax basis in the shares sold or exchanged. Such capital gain or loss generally will be long-term capital gain or loss if your holding period for the shares sold or exchanged is more than one year. Long-term capital gains of individuals generally are subject to a reduced rate of taxation. The deductibility of net capital losses is subject to limitations.

Information Reporting and Backup Withholding

        Information returns will be filed with the IRS pertaining to distributions we make with respect to our mandatory convertible preferred stock or our common stock and the proceeds received from the disposition of our mandatory convertible preferred stock or our common stock. You may be subject to backup withholding on the payment of dividends with respect to our mandatory convertible preferred stock or our common stock and to certain payments of proceeds on the sale or other disposition of our mandatory convertible preferred stock or common stock unless you provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules. Any amount withheld under the backup withholding rules from a payment to you is allowable as a credit against your U.S. federal income tax liability, and may entitle you to a refund, provided that you timely provide the required information to the IRS. You are urged to consult your own tax advisor regarding the application of backup withholding in your particular circumstances and the availability of, and procedure for, obtaining an exemption from backup withholding.

Consequences to Non-U.S. Holders

        The discussion in this section is addressed to holders of our mandatory convertible preferred stock and common stock received in respect thereof that are non-U.S. holders. You are a non-U.S. holder if you are a beneficial owner of mandatory convertible preferred stock or common stock that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder.

Distributions on Mandatory Convertible Preferred Stock and Common Stock

        In general, distributions (including any constructive distributions taxable as dividends) with respect to our mandatory convertible preferred stock or our common stock will generally be subject to U.S. federal withholding tax at a 30% rate, unless such rate is reduced by an applicable income tax treaty. Distributions treated as dividends that are effectively connected with the conduct of a trade or business in the United States and, in the case of an applicable income tax treaty, are attributable to a permanent establishment in the United States, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable individual or corporate rates. You will be required to comply with certain certification and disclosure requirements in order for effectively connected income to be exempt from withholding tax or to claim a reduced treaty rate. Any such effectively connected dividends received by a non-U.S. holder that is a corporation may also be subject to the branch profits tax at a 30% rate or such lower rate as may be prescribed under an applicable income tax treaty.

Common Stock Distributions on Mandatory Convertible Preferred Stock

        If we pay a distribution on our mandatory convertible preferred stock in the form of our common stock, such distribution will be taxable for U.S. federal income tax purposes in the same manner as distributions described above under "—Distributions on Mandatory Convertible Preferred Stock and Common Stock." The amount of such distribution will equal the fair market value of the common stock on the distribution date. To the extent any withholding taxes are imposed on the payment of a common stock distribution or deemed distribution, it is possible that such withholding taxes would be withheld from subsequent cash payments to you on our mandatory convertible preferred stock or our common stock, including cash proceeds from a sale of your common stock on your behalf.

Adjustment of Conversion Rate

        As described under "—Consequences to U.S. Holders—Adjustment of Conversion Rate," adjustments in the conversion rate that increase your proportionate interest in our earnings and profits could result in deemed distributions to you that are taxed as described under "—Consequences to Non-U.S. Holders—Distributions on Mandatory Convertible Preferred Stock and Common Stock." Any constructive dividend deemed paid to you will be subject to U.S. federal withholding tax at a 30% rate, unless such rate is reduced by an applicable income tax treaty. Such required withholding tax might be satisfied by the withholding agent through a sale of a portion of the shares you receive as a dividend or might be withheld from cash dividends or sales proceeds subsequently paid or credited to you. If you are subject to withholding tax under such circumstances, you should consult your own tax advisor as to whether you can obtain a refund for all or a portion of the withholding tax.

Sale or Other Disposition

        Subject to the discussions below regarding backup withholding and FATCA, any gain that you realize upon a sale, exchange or other disposition of our mandatory convertible preferred stock or our common stock (including, in the case of conversion, the deemed exchange that gives rise to a payment of cash in lieu of a fractional common share) generally will not be subject to U.S. federal income or withholding tax unless:

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  the gain is effectively connected with your conduct of a trade or business in the United States and, in the case of an applicable income tax treaty, is attributable to a permanent establishment maintained by you in the United States;

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  you are an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain conditions are met; or

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  we are or have been a United States real property holding corporation ("USRPHC") for U.S. federal income tax purposes.

        If you are a non-U.S. holder whose gain is described in the first bullet point above, you will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. person, unless an applicable income tax treaty provides otherwise. If you are a foreign corporation, you may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on your effectively connected earnings and profits attributable to such gain. If you are a non-U.S. holder described in the second bullet point above, you will be subject to a 30% U.S. federal income tax (or lower applicable treaty rate) on the gain derived from the sale, which may be offset by certain U.S.-source capital losses.

        We believe that we currently are a USRPHC for U.S. federal income tax purposes, and it is likely that we will remain one in the future. In general, gain on the sale or other disposition of stock of a USRPHC that is "regularly traded" on an established securities market will be subject to U.S. federal income tax only in the case of a non-U.S. holder that owns (actually or by applying constructive ownership rules) more than 5% of the total fair market value of that class of stock at any time during the five-year period ending on the date of disposition. If a non-regularly traded class of stock is convertible into a regularly traded class of stock, gain on the sale of that non-regularly traded stock will be subject to U.S. federal income tax only if, on any date on which such stock was acquired by the non-U.S. holder, the non-regularly traded stock acquired by such non-U.S. holder (including all previously acquired stock of the same class) had a fair market value greater than 5% of the regularly traded class of the corporation's stock into which it is convertible as measured on such date.

        If our common stock is considered to be "regularly traded" and the mandatory convertible preferred stock is not, then a non-U.S. holder of the mandatory convertible preferred stock meeting the ownership threshold described in the previous sentence will be subject to U.S. federal income tax (and potentially subject to withholding tax at a 10% rate) with respect to dispositions of its mandatory convertible preferred stock, while a non-U.S. holder that does not meet the ownership threshold would not be subject to U.S. federal income tax on such dispositions.

        If our mandatory convertible preferred stock is considered to be "regularly traded," then a non-U.S. holder of mandatory convertible preferred stock that owns more than 5% of the mandatory convertible preferred stock at any time during the five-year period ending on the date of disposition will be subject to U.S. federal income tax with respect to dispositions of its mandatory convertible preferred stock (but generally would not be subject to withholding tax). Similarly, if our common stock is considered to be "regularly traded," then a non-U.S. holder that owns more than 5% of such common stock will be subject to U.S. federal income tax with respect to dispositions of such common stock (but generally would not be subject to withholding tax). Any gain recognized by a greater than 5% holder of our mandatory convertible preferred stock or common stock, as the case may be, would be taxed on a net-income basis at the rates generally applicable to U.S. persons, and such holder would be required to file a U.S. tax return with respect to such gain.

        We believe that our common stock will be treated as "regularly traded" on an established securities market under the relevant rules. We cannot assure you that the mandatory convertible preferred stock also will not be considered "regularly traded" under these rules.

        If you may be treated as actually or constructively owning more than 5% of our mandatory convertible preferred stock or common stock, you are strongly encouraged to consult your own tax adviser with respect to the U.S. federal income tax consequences of the ownership and disposition of mandatory convertible preferred stock or common stock.

Conversion into Common Stock

        You generally will not recognize any gain or loss by reason of receiving common stock upon conversion of the mandatory convertible preferred stock, except gain or loss will be recognized with respect to any cash received in lieu of fractional shares, which may be subject to U.S. federal income tax, as discussed above in "—Sale or Other Disposition." However, any common stock treated as received in respect of any accumulated but unpaid dividends generally will be treated as a taxable distribution subject to withholding, as described above in "—Distributions on Mandatory Convertible Preferred Stock and Common Stock." In such case, any withholding tax on stock treated as a dividend may be satisfied by the withholding agent through a sale of a portion of the shares you receive as a dividend or may be withheld from cash dividends, shares of our common stock or sale proceeds subsequently paid or credited to you.

        Notwithstanding these general rules, if a non-U.S. holder is subject to tax under the special rules governing USRPHCs as described above under "—Sale or Other Disposition" with respect to its mandatory convertible preferred stock but not the common stock into which the mandatory convertible preferred stock is convertible, then the conversion of the mandatory convertible preferred stock into common stock would be a taxable event and such non-U.S. holder would be subject to U.S. tax in the same manner as described in "—Sale or Other Disposition." This situation could arise, for example, if the mandatory convertible preferred stock were "regularly traded" and a non-U.S. holder owned more than 5% of mandatory convertible preferred stock that was convertible into less than 5% of the common stock. If, as to a non-U.S. holder, both the mandatory convertible preferred stock and the common stock into which the mandatory convertible preferred stock is convertible would be subject to U.S. federal income taxation under rules governing USRPHCs described above, then, although the conversion of the mandatory convertible preferred stock solely into the common stock generally would not be taxable, the non-U.S. holder may be required to file an U.S. federal income tax return for the taxable year of the conversion and satisfy certain procedural requirements in accordance with the applicable Treasury Regulations.

        Non-U.S. holders that may be treated as actually or constructively owning more than 5% of our mandatory convertible preferred stock should consult their own tax advisers with respect to the U.S. federal income tax consequences of the conversion of their mandatory convertible preferred stock into common stock.

        If a fundamental change occurs, we will provide for the conversion of shares of our mandatory convertible preferred stock by permitting holders to submit their shares of our mandatory convertible preferred stock in exchange for shares of our common stock (see "Description of Mandatory Convertible Preferred Stock; Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount"), including, under certain circumstances, the payment of common stock and/or cash in respect of any accrued but unpaid dividends and the present value of future dividends. The tax treatment of such a conversion is unclear and may depend upon the facts underlying the particular transaction triggering such a conversion. Each non-U.S. holder should consult its own tax advisor to determine the specific U.S. federal income tax treatment of a conversion under such circumstances, including the potential applicability of withholding taxes to such payments.

        In the event that your mandatory convertible preferred stock is converted pursuant to certain other transactions, including our consolidation or merger into another person (see "Description of Mandatory Convertible Preferred Stock—Recapitalizations, Reclassifications and Changes in our Common Stock"), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. You should consult your tax advisor to determine the specific tax treatment of a conversion under such circumstances.

Backup Withholding and Information Reporting

        The amount of dividends or other distributions paid to you on shares of our mandatory convertible preferred stock and our common stock and the amount of tax withheld on such distributions must be reported annually to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

        You will not be subject to backup withholding on dividends you receive on shares of our mandatory convertible preferred stock and our common stock if you provide the applicable withholding agent with proper certification (usually on an IRS Form W-8BEN or IRS Form W-8BEN-E) of your status as a non-U.S. person or other exempt status.

        Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of our mandatory convertible preferred stock or our common stock outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. Information reporting will apply, however, if you sell shares of our mandatory convertible preferred stock or our common stock outside the United States through a U.S. broker or a foreign broker with certain U.S. connections. If a sale or other disposition is made through a U.S. office of any broker, the broker will be required to report the amount of proceeds paid to the non-U.S. holder to the IRS and also backup withhold on that amount unless the non-U.S. holder provides appropriate certification to the broker (usually on an IRS Form W-8BEN or IRS Form W-8BEN-E) of the holder's status as a non-U.S. person or other exempt status.

        Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against your U.S. federal income tax liability, if any, provided the required information is properly furnished to the IRS on a timely basis.

Additional Withholding Requirements under FATCA

        Sections 1471 through 1474 of the Code, and the Treasury regulations and administrative guidance issued thereunder ("FATCA"), impose a 30% withholding tax on any dividends paid on our mandatory convertible preferred stock or common stock and on the gross proceeds from a disposition of our mandatory convertible preferred stock or common stock (if such disposition occurs after December 31, 2016), in each case if paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any "substantial United States owners" (as defined in the Code) or provides the applicable withholding agent with a certification (generally on an IRS Form W-8BEN-E) identifying the direct and indirect substantial United States owners of the entity, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States in respect of FATCA may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes.

        The rules under FATCA are new and complex. You are encouraged to consult with your own tax advisor regarding the implications of FATCA on an investment in our mandatory convertible preferred stock and common stock received in respect thereof.

        INVESTORS CONSIDERING THE PURCHASE OF OUR MANDATORY CONVERTIBLE PREFERRED STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME, ESTATE AND GIFT TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF STATE, LOCAL OR FOREIGN TAX LAWS AND TREATIES.

UNDERWRITING

        We and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC are the representatives of the underwriters.

Underwriters	Number of Shares
J.P. Morgan Securities LLC
Credit Suisse Securities (USA) LLC
Credit Agricole Securities (USA) Inc.
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
RBC Capital Markets, LLC
Wells Fargo Securities, LLC
BB&T Capital Markets, a division of BB&T Securities, LLC
Comerica Securities, Inc.
PNC Capital Markets LLC
Stifel, Nicolaus & Company, Incorporated

Total

        The underwriters are committed to take and pay for all of the shares of our mandatory convertible preferred stock being offered, if any are taken, other than the shares of our mandatory convertible preferred stock covered by the option described below unless and until this option is exercised.

        The underwriters have an option to buy up to an additional 15,000 shares of our mandatory convertible preferred stock offered by us to cover over-allotments, if any. They may exercise that option for 30 days. If any shares of our mandatory convertible preferred stock are purchased pursuant to this option, the underwriters will severally purchase shares of our mandatory convertible preferred stock in approximately the same proportion as set forth in the table above.

        The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase 15,000 additional shares of our mandatory convertible preferred stock.

Paid by Us

	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

        Shares of our mandatory convertible preferred stock sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares of our mandatory convertible preferred stock sold by the underwriters to securities dealers may be sold at a discount of up to $            per share from the initial public offering price. After the initial offering of the shares of our mandatory convertible preferred stock, the representatives may change the offering price and the other selling terms. The offering of the shares of our mandatory convertible preferred stock by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part. Sales of shares of our mandatory convertible preferred stock made outside of the United States may be made by affiliates of the underwriters.

        A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares of our mandatory convertible preferred stock to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

        We and CPE Resources have agreed with the underwriters not to dispose of or hedge any of our common stock or any securities convertible into or exchangeable for shares of common stock, subject to certain exceptions, including issuances pursuant to a long-term incentive plan or an employee benefit plan in effect on the date of this prospectus supplement (including the issuance or sale of our common stock pursuant to the exercise of, or for the payment of, tax withholdings in connection with net share settlements of the foregoing); the filing by us of any registration statement on Form S-8 relating to the offering of any such securities in connection with the foregoing; the issuance by us of common stock in connection with acquisitions of businesses or in connection with the formation of joint ventures, provided that the amount of common stock issued in connection with any such acquisition or joint venture does not in the aggregate exceed 19.9% of our total common stock outstanding; issuances pursuant to the offering contemplated by the underwriting agreement; and issuances of our common stock upon conversion of our mandatory convertible preferred stock or paid as a dividend on our mandatory convertible preferred stock; provided that in all instances, the recipients sign a lock-up agreement for the remainder of such 60-day period, during the period from the date of this prospectus supplement continuing through the date 60 days after the date of this prospectus supplement, except with the prior written consent of the representatives.

        Our executive officers and directors have agreed with the underwriters not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock except any shares of common stock acquired in the open market after the completion of the offering contemplated by the underwriting agreement with respect to the shares being offered, distributions or transfers of shares of common stock or any security convertible into common stock (including units in CPE Resources) to affiliates, limited partners or stockholders and transfers of shares of common stock to a family member or trust, provided that the transferee agrees to be bound in writing by the terms of the lockup agreement prior to such transfer and, in the case of a transfer to a family member or trust, such transfer shall not involve a disposition of value and no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with any of the foregoing transfers during the period from the date of this prospectus supplement continuing through the date 60 days after the date of this prospectus supplement, except with the prior written consent of the representatives.

        In connection with the offering, the underwriters may purchase and sell shares of our mandatory convertible preferred stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A "covered short position" is a short position that is not greater than the amount of additional shares for which the underwriters' option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares of our mandatory convertible preferred stock or purchasing such shares in the open market. In determining the source of shares of mandatory convertible preferred stock to cover the covered short position, the underwriters will consider, among other things, the price of shares of our mandatory convertible preferred stock available for purchase in the open market as compared to the price at which they may purchase additional shares of our mandatory convertible preferred stock pursuant to the option described above. "Naked" short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the mandatory convertible preferred stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of our mandatory convertible preferred stock made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares of our mandatory convertible preferred stock sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our mandatory convertible preferred stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the mandatory convertible preferred stock. As a result, the price of the mandatory convertible preferred stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE in the over-the-counter market or otherwise.

        We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $600,000.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities and services. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. Certain of the underwriters and their respective affiliates are lenders under our revolving credit facility.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of us (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Sales Outside of the United States

        Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each referred to as a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (referred to as the "Relevant Implementation Date") it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

          (a)   to any legal entity which is a qualified investor as defined in the Prospectus Directive;

          (b)   to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or (c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        Each underwriter has represented and agreed that:

          (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (referred to as the "FSMA") received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the company; and

          (b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Hong Kong

        The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

        This prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (referred to as the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (referred to as the "Financial Instruments and Exchange Law") and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Switzerland

        The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (referred to as "SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (referred to as "FINMA"), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (referred to as "CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Dubai International Financial Centre

        This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (referred to as "DFSA"). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement or the accompanying prospectus.

        The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement or the accompanying prospectus, you should consult an authorized financial advisor.

 LEGAL

        Certain legal matters in connection with the validity of the mandatory convertible preferred stock offered hereby will be passed upon by Vinson & Elkins L.L.P., New York, New York, as our counsel. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

        The consolidated financial statements incorporated into this prospectus by reference to Cloud Peak Energy Inc.'s Current Report on Form 8-K dated February 25, 2014 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Cloud Peak Energy Inc. for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Cloud Peak Energy Resources LLC incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Cloud Peak Energy Inc.
Cloud Peak Energy Resources LLC
Cloud Peak Energy Finance Corp.

Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Warrants
Rights
Units
Depositary Shares
Stock Purchase Contracts
Stock Purchase Units

        Cloud Peak Energy Inc. may, in one or more offerings, offer and sell shares of its common stock, par value $0.01 per share; preferred stock, par value $0.01 per share; debt securities, which may be fully and unconditionally guaranteed by one or more of its subsidiaries, including Cloud Peak Energy Resources LLC; warrants to purchase any of the other securities that may be sold under this prospectus; rights to purchase common stock, preferred stock and/or debt securities; units and depositary shares consisting of one or more of these classes of securities; and stock purchase contracts and stock purchase units covering one or more of these classes of securities. Cloud Peak Energy Resources LLC may, in one or more offerings, offer and sell its debt securities, which may be co-issued by its wholly-owned finance subsidiary, Cloud Peak Energy Finance Corp., and which will be fully and unconditionally guaranteed by Cloud Peak Energy Inc. and may be fully and unconditionally guaranteed by one or more of its subsidiaries.

        Cloud Peak Energy Inc.'s common stock is listed for trading on the New York Stock Exchange under the symbol "CLD." We will provide information in the related prospectus supplement for the trading market, if any, for any debt securities that either Cloud Peak Energy Resources LLC or Cloud Peak Energy Inc. may offer. As discussed above, Cloud Peak Energy Resources LLC's wholly-owned finance subsidiary, Cloud Peak Energy Finance Corp., may be a co-issuer of any debt securities that Cloud Peak Energy Resources LLC offers.

        We will offer the securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. We may sell the securities directly or we may distribute them through underwriters or dealers. In addition, the underwriters may overallot a portion of the securities. The prospectus supplement will describe the specific manner in which we will offer the securities, and also may add, update or change information contained in this prospectus.

        You should read this prospectus and the prospectus supplement carefully before you invest in any of our securities. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement.

        INVESTING IN OUR SECURITIES INVOLVES RISK. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS ON PAGE 4 OF THIS PROSPECTUS BEFORE YOU MAKE ANY INVESTMENT IN OUR SECURITIES.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 6, 2014.

i

        In making your investment decision, you should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference in this prospectus. We have not authorized anyone else to give you different information. We are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus.

ii

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may sell, in one or more offerings, any combination of the securities described in this prospectus. This prospectus generally describes us and the securities that we may offer hereunder. Each time we sell securities with this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement also may add to, update, or change information in this prospectus.

        As used in this prospectus and unless otherwise indicated, "we," "us" and "our" and similar terms mean Cloud Peak Energy Inc. and its subsidiaries, except that those terms when used in this prospectus in connection with the debt securities described herein, shall mean the issuer of such debt securities, unless the context indicates otherwise, and when used in this prospectus in connection with all other securities, including equity securities, described herein, shall mean Cloud Peak Energy Inc.

        The information in this prospectus is accurate as of its date. You should not assume that the information contained in this prospectus is accurate as of any other date. You should read carefully this prospectus, any prospectus supplement, and the additional information described below under the headings "Where You Can Find More Information" and "Incorporation by Reference."

ABOUT CLOUD PEAK ENERGY INC., CLOUD PEAK ENERGY RESOURCES LLC AND
CLOUD PEAK ENERGY FINANCE CORP.

        We are one of the largest producers of coal in the United States of America ("U.S.") and the Powder River Basin ("PRB"), based on our 2013 coal sales. We operate some of the safest mines in the coal industry. According to Mine Safety and Health Administration ("MSHA") data, in 2013, we had one of the lowest employee all injury incident rates among the largest U.S. coal producing companies. We currently operate solely in the PRB, the lowest cost region of the major coal producing regions in the U.S., where we operate three wholly-owned surface coal mines, the Antelope Mine, the Cordero Rojo Mine and the Spring Creek Mine. We also have two major development projects, the Youngs Creek project and the Crow project. Our Antelope and Cordero Rojo mines are located in Wyoming. Our Spring Creek Mine is located in Montana. Our mines produce subbituminous thermal coal with low sulfur content, and we sell our coal primarily to domestic and foreign electric utilities. We do not produce any metallurgical coal. Thermal coal is primarily consumed by electric utilities and industrial consumers as fuel for electricity generation and steam output. In 2013, the coal we produced generated approximately 4% of the electricity produced in the U.S. As of December 31, 2013, we controlled approximately 1.2 billion tons of proven and probable reserves.

        Cloud Peak Energy Inc., a Delaware corporation organized on July 31, 2008 ("CPE Inc."), is a holding company that manages its wholly-owned consolidated subsidiary Cloud Peak Energy Resources LLC, a Delaware limited liability company organized on August 19, 2008 ("CPE Resources"). CPE Inc. has no business operations or material assets other than its ownership interest of 100% of the common membership units in CPE Resources. CPE Inc.'s only source of cash flow from operations is distributions from CPE Resources. CPE Inc. also receives management fees pursuant to a management services agreement between it and CPE Resources as reimbursement of its administrative expenses.

        Cloud Peak Energy Finance Corp., a Delaware corporation organized on November 2, 2009 ("Finance Corp."), is a direct, wholly-owned subsidiary of CPE Resources and carries on no independent business other than acting as co-issuer of certain debt securities of CPE Resources.

        Our principal executive office is located at 505 S. Gillette Ave., Gillette, Wyoming 82716, and our telephone number at that address is (307) 687-6000. Our website is located at www.cloudpeakenergy.com. The information that is contained on, or is or becomes accessible through, our website is not part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the "Securities Act") that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

        In addition, CPE Inc. files annual, quarterly and other reports and information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on its public reference room. Our SEC filings also are available on the SEC's website at http://www.sec.gov. You also can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information CPE Inc. has filed with the SEC. This means that we can disclose important information to you without including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that CPE Inc. later provides to the SEC, and which is deemed to be "filed" with the SEC, automatically will update information previously filed with the SEC, and may replace information in this prospectus.

        We incorporate by reference in this prospectus the documents listed below and any future filings made by CPE Inc. with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding any information furnished and not filed pursuant to any Current Report on Form 8-K), until the termination of each offering under this prospectus:

  •
  CPE Inc.'s and CPE Resources's combined Annual Report on Form 10-K for the year ended December 31, 2013 (including CPE Inc.'s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 2, 2014 solely to the extent incorporated into CPE Inc.'s and CPE Resources's combined Annual Report on Form 10-K), as amended by the Current Report on Form 8-K dated February 25, 2014;

  •
  CPE Inc.'s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014;

  •
  CPE Inc.'s and CPE Resources's combined Current Reports on Form 8-K filed on January 17, 2014, February 21, 2014, February 25, 2014, March 3, 2014, March 11, 2014, March 14, 2014 and March 25, 2014;

  •
  CPE Inc.'s Current Reports on Form 8-K filed on May 16, 2014, July 11, 2014, August 8, 2014, August 20, 2014, September 2, 2014; September 4, 2014, September 10, 2014 and September 15, 2014; and

  •
  the description of CPE Inc.'s common stock contained in its registration statement on Form 8-A, filed on November 16, 2009, and any subsequently filed amendments and reports updating such description.

        These reports contain important information about us, our financial condition and our results of operations.

        We make available free of charge on or through our Internet website, www.cloudpeakenergy.com, CPE Inc.'s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not part of this prospectus.

        You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by visiting our internet website at www.cloudpeakenergy.com, or by writing or calling us at the following address:

Cloud Peak Energy Inc.
385 Interlocken Crescent, Suite 400
Broomfield, Colorado 80021
Attention: General Counsel
(720) 566-2900

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

        The debt securities that may be offered hereunder by CPE Resources, if guaranteed by subsidiaries of CPE Resources, are expected to be guaranteed by the same subsidiaries that guarantee the outstanding debt of CPE Resources. Such guarantees are expected to be full and unconditional and joint and several. As such, the information with respect to such subsidiary guarantors required by Section 3-10(f) of Regulation S-X is incorporated by reference in this prospectus.

        The debt securities that may be offered hereunder by CPE Inc., if guaranteed, are expected to be guaranteed by each subsidiary of CPE Inc. that is not "minor" (as defined in Section 3-10(h)(6) of Regulation S-X). Such guarantees are expected to be full and unconditional and joint and several. Because CPE Inc. has no independent assets or operations, financial information with respect to such subsidiary guarantors has not been included or incorporated by reference in this prospectus in accordance with Note 1 to Section 3-10(f) of Regulation S-X.

        Further, in accordance with Section 3-10(b) of Regulation S-X and the Note thereto, financial statements for Finance Corp. have not been included or incorporated by reference in this prospectus because Finance Corp. is a wholly-owned finance subsidiary of CPE Resources and any debt security of Finance Corp. issued hereunder will be co-issued, jointly and severally, by CPE Resources.

RISK FACTORS

        An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors included in CPE Inc.'s and CPE Resources's combined Annual Report on Form 10-K for the fiscal year ended December 31, 2013, CPE Inc.'s subsequent Quarterly Reports on Form 10-Q and in any other subsequent filings made by CPE Inc. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and those that may be included in the applicable prospectus supplement, as well as risks described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Cautionary Note Regarding Forward-Looking Statements" included or incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference.

        If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, our ability to make distributions to our stockholders or pay interest on, or the principal of, any debt securities, may be reduced, the trading price of our securities could decline and you could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

        Certain statements, other than statements of historical fact, included or incorporated by reference in this prospectus, the accompanying prospectus supplement and the documents we incorporate by reference contain "forward-looking" statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will," "would" or similar words. You should read statements that contain these words carefully because they discuss our current plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. There may be events in the future, however, that we are not able to predict accurately or control. The risk factors and other cautionary statements in this prospectus, any prospectus supplement and the documents we have incorporated by reference provide examples of risks, uncertainties and events that may cause our actual results to differ materially and adversely from the expectations we describe in our forward-looking statements. Additional factors or events that may emerge from time to time, or those that we currently deem to be immaterial, could cause our actual results to differ, and it is not possible for us to predict all of them. You are cautioned not to place undue reliance on the forward-looking statements contained herein. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The following factors are among those that may cause actual results to differ materially and adversely from our forward-looking statements:

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  the prices we receive for our coal, our ability to effectively execute our forward sales strategy, and changes in utility purchasing patterns;

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  competition with other producers of coal, including the current oversupply of thermal coal in the marketplace, impacts of currency exchange rate fluctuations, and government energy and tax policies that make foreign coal producers more competitive for international transactions;

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  competition with natural gas and other non-coal energy resources, which may be increased as a result of energy and tax policies, regulations and subsidies or other government incentives that encourage or mandate use of alternative energy sources;

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  coal-fired power plant capacity, including the impact of climate change or other environmental regulations, energy policies, political dynamics, NGO activities, and other factors that may cause domestic and international electric utilities to phase out or close existing coal-fired power plants, reduce construction of any new coal-fired power plants, or reduce consumption of PRB coal;

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  market demand for domestic and foreign coal, electricity and steel;

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  our ability to maintain and grow our export sales;

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  railroad, export terminal and other transportation performance, costs and availability, including the availability of sufficient and reliable rail capacity to transport PRB coal and the development of additional export terminal capacity, and our ability to access additional capacity on commercially reasonable terms;

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  domestic and international economic conditions;

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  timing of reductions or increases in customer coal inventories;

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  weather conditions or weather-related damage that impacts demand for coal, our mining operations, our customers, or transportation infrastructure;

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  risks inherent to surface coal mining;

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  our ability to successfully acquire coal and appropriate land access rights at attractive prices and in a timely manner and our ability to effectively resolve issues with conflicting mineral development that may impact our mine plans;

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  our ability to produce coal at existing and planned volumes and to effectively manage the costs of our operations;

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  our plans and objectives for future operations and the development of additional coal reserves, including risks associated with acquisitions;

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  the impact of current and future environmental, health, safety and other laws, regulations, treaties or governmental policies, or changes in interpretations thereof, and third-party regulatory challenges, including those affecting our coal mining operations or our customers' coal usage, carbon and other gaseous emissions or ash handling, or the logistics, transportation, or terminal industries, as well as related costs and liabilities;

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  the impact of required regulatory processes and approvals to lease and obtain permits for coal mining operations or to transport coal to domestic and foreign customers, including third-party legal challenges;

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  any increases in rates or changes in regulatory interpretations or assessment methodologies with respect to royalties or severance and production taxes;

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  inaccurately estimating the costs or timing of our reclamation and mine closure obligations;

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  disruptions in delivery or increases in pricing from third-party vendors of raw materials and other consumables which are necessary for our operations, such as explosives, petroleum-based fuel, tires, steel, and rubber;

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  our assumptions concerning coal reserve estimates;

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  our relationships with, and other conditions affecting, our customers (including our largest customers who account for a significant portion of our total revenue) and other counterparties, including economic conditions and the credit performance and credit risks associated with our customers and other counterparties, such as traders, brokers, and lenders under our credit agreement and financial institutions with whom we maintain accounts or enter hedging arrangements;

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  the results of our hedging strategies for commodities, including our current hedging programs for coal sales and diesel fuel costs;

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  the terms and restrictions of our indebtedness;

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  liquidity constraints, including those resulting from the cost or unavailability of financing due to credit market conditions or our compliance with the financial covenants in our debt agreements;

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  our liquidity, results of operations, and financial condition generally, including amounts of working capital that are available; and

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  other factors, including those discussed or incorporated by reference in "Risk Factors" and in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013.

 USE OF PROCEEDS

        Unless we specify otherwise in any prospectus supplement, we will use the net proceeds (after the payment of offering expenses and underwriting discounts and commissions) from our sale of securities for general corporate purposes, which may include, among other things:

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  paying or refinancing all or a portion of our indebtedness outstanding at the time; and

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  funding working capital, capital expenditures or acquisitions (which may consist of acquisitions of discrete assets or businesses).

        The actual application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

 RATIO OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges for each of the periods indicated is as follows:

		Year Ended December 31,
	Sixth Months Ended June 30, 2014
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges, CPE Inc.	0.6x	1.6x	3.5x	3.0x	2.7x	11.9x

        For purposes of calculating the ratio of earnings to fixed charges, earnings were calculated by adding (i) earnings from continuing operations, (ii) interest expense, net, including the portion of rents representative of an interest factor, (iii) amortization of debt issue costs and capitalized interest, (iv) distributions from equity investments and (v) capitalized interest. Fixed charges consist of interest expense, net, amortization of debt issue costs, and the portions of rents representative of an interest factor. To date, we have not issued any preferred stock. Therefore, the ratio of earnings to combined fixed charges and preferred share distribution requirements is the same as the ratio of earnings to fixed charges presented above.

DESCRIPTION OF THE CAPITAL STOCK

        References in this "Description of the Capital Stock" to the "Company," "we," "us" and "our" are to CPE Inc.

General

        Our authorized capital stock consists of 200,000,000 shares of our common stock, $0.01 par value, and 20,000,000 shares of our preferred stock, $0.01 par value. As of October 2, 2014, there were 61,004,549 shares of common stock outstanding and no shares of preferred stock outstanding.

        The following description does not purport to be complete and is subject to the provisions of our amended and restated certificate of incorporation and amended and restated bylaws. The descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws and to applicable law.

Common Stock

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Subject to preferences that may be granted to any then-outstanding preferred stock, holders of our common stock are entitled to receive ratably only those dividends that the board of directors may from time to time declare, and we may pay, on our outstanding shares in the manner and upon the terms and conditions provided by law. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all of our assets remaining after we pay our liabilities and distribute the liquidation preference of any then-outstanding preferred stock. Holders of our common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

        Our board of directors has the authority, without further action by the stockholders, to issue our preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of each series. These rights, preferences and privileges may include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of this series, any or all of which may be greater than the rights of our common stock. The issuance of our preferred stock could adversely affect the voting power of our holders of common stock and the likelihood that these holders will receive dividend payments and payments upon liquidation.

Board of Directors

        Our board of directors is currently composed of seven members. Under our amended and restated certificate of incorporation, we are not able to have less than three or more than 15 board members. Our amended and restated certificate of incorporation authorizes our board to fix the number of its members. A vacancy or a newly created board position will be filled by our board of directors. A nominee for director will be elected, as a general matter, if the votes cast for the nominee's election exceed the votes cast against the nominee's election. In the event of a director nomination by a stockholder in accordance with our amended and restated bylaws, directors will be elected by a plurality of the votes cast. Under our board's policy, and absent a stockholder nomination, a director who fails to receive the required number of votes for re-election will be expected to tender his resignation for board consideration and any board nominee, or any board appointee filling a director vacancy or newly created directorship, is required to agree, prior to nomination, to tender his resignation for board consideration in the event of his failing to receive the requisite number of votes for re-election. Our amended and restated certificate of incorporation further provides that any director who is also an officer will cease to be qualified to be a director upon termination of employment by us for any reason, as of the date of the termination, and will cease to be a director.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law

        Certain provisions included in our amended and restated certificate of incorporation and amended and restated bylaws, which are summarized in the following paragraphs, and applicable provisions of the Delaware General Corporation Law (the "DGCL") may make it more difficult for or prevent an unsolicited third party from acquiring control of us or changing our board of directors and management. These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies furnished by them and to discourage certain types of transactions that may involve an actual or threatened change in our control. The provisions also are intended to discourage certain tactics that may be used in proxy fights. These provisions, however, could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

  Classified Board

        Our amended and restated certificate of incorporation provides for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

  Size of Board and Vacancies

        Our amended and restated certificate of incorporation provides that the number of directors on our board of directors is fixed by our board of directors. Newly created directorships resulting from any increase in our authorized number of directors will be filled solely by the vote of our remaining directors in office. Any vacancies in our board of directors resulting from death, resignation or removal from office will be filled solely by the vote of our remaining directors in office.

  No Cumulative Voting

        The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not expressly provide for cumulative voting.

  Removal of Directors

        Our amended and restated certificate of incorporation provides that any director may be removed at any time at a meeting called for that purpose, but only for cause and only by the affirmative vote of at least two-thirds of the voting power of shares of our capital stock.

  Bylaw Amendments

        Our amended and restated bylaws provide that they may only be amended by our board of directors or upon the vote of holders of at least two-thirds of the voting power of shares of our capital stock.

  Calling of Special Meetings of Stockholders

        Our amended and restated bylaws provide that special meetings of our stockholders may be called for any purpose by the majority of our board or by the chairman of our board.

  Stockholder Action by Written Consent

        The DGCL permits stockholder action by written consent unless otherwise provided by the certificate of incorporation. Our amended and restated certificate of incorporation provides that our stockholders may not act by written consent.

  Advance Notice Requirements for Stockholder Proposals and Director Nominations

        Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors. Stockholders are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a stockholder of record on the record date for the meeting and on the date such stockholder gave the notice provided for below, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. In order to nominate directors to our board of directors or bring other business before an annual meeting of our stockholders, a stockholder's notice must be received by the Secretary of the Company at the principal executive offices of the Company not earlier than 120 days nor less than 90 calendar days before the first anniversary of the previous year's annual meeting of stockholders, subject to certain exceptions contained in our bylaws. If the date of the applicable annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by a stockholder to be timely must be so received no earlier than 120 days nor later than the later of 90 calendar days before the date of such annual meeting or the tenth day following the date on which public disclosure of the date of the annual meeting was first made by the Company. Any stockholder proposing business or a director nomination at a meeting, or such stockholder's qualified representative, must appear at the meeting to present such business or nomination. The chairperson of the meeting shall have the power to determine whether a stockholder proposal has been made in accordance with the procedures set forth in our amended and restated bylaws. The adjournment or postponement of an annual meeting or the announcement shall not commence a new time period for the giving of a stockholder's notice as described above.

  Majority Voting Policy

        Our board of directors has adopted a majority voting policy that provides that if none of our stockholders provides us written notice of an intention to nominate one or more candidates to compete with our board of directors' nominees, or if all stockholders have withdrawn such nominations prior to 10 days before we mail notice for our annual meeting, a nominee must receive more votes cast for that nominee than against that nominee to be elected or re-elected. If a director nominee fails to obtain the required votes, our board of directors will expect such director to tender his or her resignation.

  Amendments to Certificate of Incorporation and Bylaws

        The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a corporation's certificate of incorporation, unless the certificate of incorporation requires a greater percentage. Our amended and restated certificate of incorporation provides that the following provisions may be amended by our stockholders only by a vote of at least two-thirds of the voting power of all of the outstanding shares of our stock entitled to vote:

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  the classification of our board of directors;

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  the removal of directors;

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  the limitation on stockholder action by written consent;

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  the limitation of directors' personal liability to us or our stockholders for breach of fiduciary duty as a director;

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  the amendment provision requiring that the above provisions be amended only with a two-thirds supermajority vote; and

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  any provision in our bylaws, including the ability to call a Special Meeting of Stockholders being vested in our board of directors or the Chairman of our board.

  Undesignated Preferred Stock

        The authorization of our undesignated preferred stock will make it possible for our board of directors to issue our preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.

  Section 203 of the Delaware General Corporation Law

        We are not governed by Section 203 of the DGCL. Section 203 of the DGCL regulates corporate acquisitions and provides that specified persons who, together with affiliates and associates, own, or within three years did own, 15% or more of the outstanding voting stock of a corporation may not engage in business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder unless:

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  prior to such time, the corporation's board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the interested stockholder owned at least 85% of the corporation's outstanding voting stock at the time the transaction commenced, other than statutorily excluded shares; or

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  at or after the time a person became an interested stockholder, the business combination is approved by the corporation's board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two thirds of the outstanding voting stock which is not owned by the interested stockholder.

        The term "business combination" is defined to include mergers, asset sales and other transactions in which the interested stockholder receives or could receive a financial benefit on other than a pro rata basis with other stockholders.

Limitations on Liability and Indemnification of Officers and Directors

        The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability:

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  for breach of duty of loyalty;

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  for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

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  under Section 174 of the DGCL (unlawful dividends); or

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  for transactions from which the director derived improper personal benefit.

        Our amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and other applicable law. We are also expressly authorized to carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

        The limitation of liability and indemnification provisions that are included in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

        There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Listing

        Our common stock is traded on the New York Stock Exchange under the symbol "CLD." On October 2, 2014, the closing sales price for our common stock on the NYSE was $12.08 per share.

Transfer Agent and Registrar

        ComputerShare Trust Company, N.A. is the transfer agent and registrar for our common stock.

DESCRIPTION OF THE DEBT SECURITIES

        Either CPE Resources or CPE Inc. may issue the debt securities offered hereby in one or more series. The following description sets forth the general terms and provisions that apply to those debt securities. Each prospectus supplement will state the particular terms that will apply to the debt securities included in the supplement.

        References in this "Description of the Debt Securities" to "Finance Corp." are to Cloud Peak Energy Finance Corp.; references to the "Parent Guarantor" apply only to debt securities issued by CPE Resources and they are to its parent company, CPE Inc.; references to the "Subsidiary Guarantors" are to any of the Subsidiaries of either CPE Resources or CPE Inc., as the case may be, that may guarantee any of the debt securities of its parent company; and references to the "Guarantors" of any series of debt securities include the Parent Guarantor and any Subsidiary Guarantors of that series. References to an "issuer" in relation to a particular series of debt securities are to the either CPE Resources or CPE Inc., depending upon which is the issuer of that series, and they also include Finance Corp. in relation to any series of debt securities of CPE Resources that Finance Corp. may co-issue. References to an "Indenture" refer to the particular Indenture under which a series of debt securities is issued. Other capitalized terms used in this description without definition have the meanings attributed to them in the applicable Indenture.

        Finance Corp. may be a co-issuer of any series of debt securities of CPE Resources but not CPE Inc. Finance Corp. is a direct, wholly-owned subsidiary of CPE Resources, and it has no material assets and no liabilities other than as co-issuer of certain of CPE Resources' debt securities. CPE Inc. will guarantee any series of debt securities that CPE Resources may issue, and CPE Resources may guarantee any series of debt securities that CPE Inc. may issue.

        The debt securities will be either senior debt securities or subordinated debt securities of the particular issuer. CPE Resources will issue its senior debt securities under an Indenture, among itself and Finance Corp., as issuers, CPE Inc., as Parent Guarantor, if applicable, any Subsidiary Guarantors party thereto and the Trustee. CPE Inc. will issue its senior debt securities under an Indenture, among itself, as issuer, any Subsidiary Guarantors party thereto and the Trustee. If either CPE Resources or CPE Inc. decides to issue subordinated debt securities, it will issue them under a separate Indenture containing subordination provisions. The term "Trustee" as used in this prospectus refers to the trustee under a particular Indenture of either CPE Resources or CPE Inc. The debt securities will be governed by the provisions of the applicable Indenture and those made part of such Indenture by reference to the Trust Indenture Act of 1939. You should read the forms of the senior Indentures and the subordinated Indentures filed as exhibits to the registration statement of which this prospectus is a part because those Indentures, and not this description, will govern your rights as a holder of debt securities.

        Only holders of record of any debt securities will have rights under an Indenture.

        No Indenture will contain provisions that would afford holders of debt securities protection in the event of a sudden and significant decline in the issuer's credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving the issuer. Accordingly, either CPE Resources or CPE Inc. could in the future enter into transactions that could increase the amount of its indebtedness outstanding at that time or otherwise adversely affect its capital structure or credit rating.

General

        Any series of debt securities that CPE Resources may issue will not be convertible into, or exchangeable for, any equity securities and:

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  will be its general obligations;

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  will be co-issued by Finance Corp. if so indicated in the prospectus supplement relating to such series;

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  will be guaranteed by CPE Inc. and may also be guaranteed by one or more Subsidiary Guarantors, and when so guaranteed, such guarantees will be each Guarantor's general obligations; and

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  may be subordinated to its Senior Indebtedness, and any guarantees of the Guarantors will be subordinated to their respective Senior Indebtedness.

        Any series of debt securities that CPE Inc. may issue:

  •
  will be its general obligations;

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  may be guaranteed by one or more Subsidiary Guarantors, including CPE Resources, and when so guaranteed, such guarantees will be each Guarantor's general obligations; and

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  may be subordinated to its Senior Indebtedness, and any guarantees of the Subsidiary Guarantors will be subordinated to their respective Senior Indebtedness.

        No Indenture will limit the total amount of debt securities that an issuer may issue thereunder. Each issuer may issue debt securities under an Indenture from time to time in separate series, up to the aggregate amount authorized for each such series.

Specific Terms of Each Series of Debt Securities to Be Described in the Prospectus Supplement

        The issuer will prepare a prospectus supplement and either a supplemental indenture or authorizing resolutions of its board of directors, set forth in an officers' certificate, relating to any series of debt securities that it may offer, which will include specific terms relating to some or all of the following:

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  whether, in the case of debt securities issued by CPE Resources, Finance Corp. will be a co-issuer of the debt securities;

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  the form and title of the debt securities;

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  the total principal amount of the debt securities;

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  the date or dates on which the debt securities may be issued;

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  whether the debt securities are senior or subordinated debt securities;

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  the currency or currencies in which principal and interest will be paid, if not in U.S. dollars;

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  the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;

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  the dates on which the principal and premium, if any, of the debt securities will be payable;

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  the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

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  any conversion or exchange provisions, in the case of debt securities issued by CPE Inc.;

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  any optional redemption provisions;

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  any sinking fund or other provisions that would obligate the issuer to repurchase or redeem the debt securities;

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  whether the debt securities are entitled to the benefits of any guarantees by any Guarantors;

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  whether the debt securities may be issued in amounts other than $1,000 each or multiples thereof;

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  any changes to or additional Events of Default or covenants;

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  the subordination, if any, of the debt securities and any changes to the subordination provisions of the subordinated Indenture; and

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  any other terms of the debt securities.

        This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

        The prospectus supplement also will describe any material United States federal income tax consequences or other special considerations regarding the applicable series of debt securities, including those relating to:

  •
  debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula, including changes in prices of particular securities, currencies or commodities;

  •
  debt securities with respect to which principal, premium or interest is payable in a foreign or composite currency;

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  debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates; and

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  variable rate debt securities that are exchangeable for fixed rate debt securities.

        At the option of the issuer, it may make interest payments by check mailed to the registered holders of its debt securities or, if so stated in the applicable prospectus supplement, at the option of a holder by wire transfer to an account designated by the holder.

        Debt securities may be transferred or exchanged at the office of the Trustee at the place in the United States identified in the applicable prospectus supplement, without the payment of any service charge, other than any applicable tax or governmental charge.

        Any funds paid to the Trustee or a paying agent for amounts due on any debt securities that remain unclaimed for two years will be returned to the issuer, and the holders of the debt securities must look only to the issuer or any other obligor on such debt securities for payment after that time.

The Parent Guarantee of Debt Securities of CPE Resources

        Each issuer's payment obligations under any series of debt securities of CPE Resources will be fully and unconditionally guaranteed by CPE Inc., which will execute a notation of guarantee on such debt securities as further evidence of its guarantee. The applicable prospectus supplement will describe the terms of the guarantee by CPE Inc.

        CPE Inc.'s guarantee of any series of senior debt securities of CPE Resources will be its unsecured and unsubordinated general obligation, and will rank on a parity with all of CPE Inc.'s other unsecured and unsubordinated indebtedness. With respect to a series of subordinated debt securities of CPE Resources that CPE Inc. guarantees, its guarantee will be subordinated to the Senior Indebtedness of CPE Inc. to substantially the same extent as the series of subordinated debt securities is subordinated to CPE Resources' senior debt. See "—Subordination."

 The Subsidiary Guarantees

        Each issuer's payment obligations under any series of debt securities of either CPE Resources or CPE Inc. may be jointly and severally, fully and unconditionally guaranteed by one or more Subsidiary Guarantors, including CPE Resources in the case of any series of debt securities of CPE Inc. Any Subsidiary Guarantors for a series of debt securities will be identified in the prospectus supplement relating to that series. If a series of debt securities is so guaranteed, the Subsidiary Guarantors will execute a notation of guarantee on such debt securities as further evidence of their guarantee. If a series of debt securities is guaranteed by the Subsidiary Guarantors and is designated as subordinate to the Senior Indebtedness of the issuer, then the guarantees by the Subsidiary Guarantors will be subordinated to the Senior Indebtedness of the Subsidiary Guarantors to substantially the same extent as the series is subordinated to such issuer's Senior Indebtedness. See "—Subordination."

Limitations on Guarantees; Releases

        The obligations of each of the Parent Guarantor and any Subsidiary Guarantors under its guarantee of any series of debt securities will be limited to the maximum amount that will not result in its obligations under its guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

  •
  all other contingent and fixed liabilities of the Guarantor; and

  •
  any collections from or payments made by or on behalf of any other Guarantors in respect of its obligations under its guarantee.

        Any guarantee of the Parent Guarantor or a Subsidiary Guarantor may be released under certain circumstances. If an issuer exercises its legal defeasance option with respect to its debt securities of a particular series, or it satisfies and discharges all obligations under the governing Indenture with respect to that series, in either case as described below under "—Defeasance; Satisfaction and Discharge," then the guarantees of each Guarantor will be released with respect to that series. Further, if no Default has occurred and is continuing under the Indenture, and to the extent not otherwise prohibited by the Indenture, each Guarantor will be unconditionally released and discharged from its guarantee:

  •
  in the case of a Subsidiary Guarantor, automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any Person that is not the issuer's Affiliate, of a sufficient amount of the issuer's direct or indirect partnership or other equity interests in the Subsidiary Guarantor so that it no longer qualifies under the Indenture as a Subsidiary of the issuer;

  •
  in the case of a Subsidiary Guarantor, automatically upon the merger of the Subsidiary Guarantor into the issuer, the Parent Guarantor (in the case of debt securities of CPE Resources) or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor;

  •
  in the case of the Parent Guarantor of a series of debt securities of CPE Resources, automatically upon the merger of the Parent Guarantor into CPE Resources or any Subsidiary Guarantor, or the liquidation or dissolution of the Parent Guarantor; or

  •
  in the case of a Subsidiary Guarantor, following delivery of a written notice by the issuer to the Trustee of the release of all guarantees by the Subsidiary Guarantor of any debt of such issuer for borrowed money or for a guarantee thereof, other than any series of debt securities, and except a release as a result of payment under such guarantees.

 Specific Covenants

        Each Indenture will contain the following covenants for the benefit of the holders of all series of debt securities issued thereunder:

  Reports

        So long as any debt securities are outstanding, CPE Inc. will:

  •
  for as long as it is required to file information with the SEC pursuant to the Exchange Act, deliver to the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and of the information, documents and other reports which it is required to file with the SEC pursuant to the Exchange Act; and

  •
  if it is not required to file information, documents or reports with the SEC pursuant to the Exchange Act, deliver to the Trustee, within 15 days after it would have been required to file with the SEC, financial statements (and with respect to annual financial statements, an auditors' report by a firm of established national reputation) and a Management's Discussion and Analysis of Financial Condition and Results of Operations, both comparable to what it would have been required to include in such annual reports, information, documents or other reports had it been subject to the reporting requirements of the Exchange Act, unless the SEC will not accept such a filing.

The availability of the foregoing information, documents or reports on the SEC's or the issuer's website will be deemed to satisfy the foregoing delivery requirements.

  Consolidation, Merger or Sale

        No issuer may merge or consolidate with or into any other Person or sell, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to any Person, whether in a single transaction or series of related transactions, unless:

  •
  such issuer is the continuing Person in the case of a merger, or the continuing Person:

  •
  is a partnership, limited liability company or corporation organized under the laws of the United States, a state thereof or the District of Columbia; and

  •
  expressly assumes, by supplemental indenture in form satisfactory to the Trustee, all the issuer's obligations under the Indenture and the debt securities;

  •
  immediately after giving effect to the transaction or series of transactions, no Default or Event of Default would occur or be continuing;

  •
  if such issuer is not the continuing Person, then each Guarantor, unless it is the Person with which the issuer has consummated a transaction under this provision, has confirmed that its guarantee of the debt securities of the issuer shall continue to apply to the issuer's obligations under such debt securities and the applicable Indenture; and

  •
  such issuer has delivered to the Trustee an officers' certificate and opinion of counsel, each stating that the merger, consolidation, sale, conveyance, lease, transfer or other disposition, and if a supplemental indenture is required, the supplemental indenture, comply with the Indenture.

        Thereafter, the continuing Person will be substituted for the issuer under the Indenture. If the issuer not the continuing Person in any merger or consolidation, or it sells or otherwise disposes of (except by lease) all or substantially all of its assets, and the above stated requirements are satisfied, the issuer will be released from all its liabilities and obligations under the applicable Indenture and debt securities.

        If Finance Corp. co-issues a series of debt securities of CPE Resources, then this same covenant will apply equally to it in relation to that series, except that Finance Corp. may not merge or consolidate with or into another Person other than a corporation for so long as CPE Resources is not organized as a corporation.

        A series of debt securities may contain additional financial and other covenants. The applicable prospectus supplement will contain a description of any such covenants that are added to the Indenture specifically for the benefit of holders of a particular series.

Events of Default, Remedies and Default

  Events of Default

        Each of the following events will be an "Event of Default" under each Indenture with respect to a series of debt securities issued thereunder:

  •
  default in any payment of interest on any debt securities of that series when due that continues for 30 days;

  •
  default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase or otherwise;

  •
  default in the payment of any sinking fund payment on any debt securities of that series when due;

  •
  failure by the issuer or any Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture or any board resolution authorizing the issuance of that series;

  •
  certain events of bankruptcy, insolvency or reorganization of the issuer or any Guarantor;

  •
  the guarantee of any Guarantor:

  •
  ceases to be in full force and effect, except as otherwise provided in the Indenture; or

  •
  is declared null and void in a judicial proceeding;

  •
  any Guarantor denies or disaffirms its obligations under such Indenture or its guarantee; or

  •
  any other Event of Default provided with respect to such series of Debt Securities.

  Exercise of Remedies

        If an Event of Default, other than an Event of Default described in the fifth bullet point above, occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. If an Event of Default described in the fifth bullet point above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the Trustee or any holders.

        A default under the fourth bullet point above will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding debt securities of that series notify the issuer and any Guarantor of the default and such default is not cured or waived within 60 days after receipt of notice.

        The holders of a majority in principal amount of the outstanding debt securities of a series may rescind any declaration of acceleration by the Trustee or the holders with respect to the debt securities of that series but only if:

  •
  rescinding the declaration of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

  •
  all existing Events of Default have been cured or waived, other than the nonpayment of principal, premium, if any, or interest on the debt securities of that series that has become due solely by the declaration of acceleration.

        The Trustee will be under no obligation, except as otherwise provided in the Indenture, to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any costs, liability or expense. No holder may pursue any remedy with respect to the Indenture or the debt securities of any series, except to enforce the right to receive payment of principal, premium, if any, or interest when due on its debt securities, unless:

  •
  such holder has previously given the Trustee notice that an Event of Default with respect to that series is continuing;

  •
  holders of at least 25% in principal amount of the outstanding debt securities of that series have requested that the Trustee pursue the remedy;

  •
  such holders have offered the Trustee reasonable indemnity or security against any cost, liability or expense;

  •
  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security; and

  •
  the holders of a majority in principal amount of the outstanding debt securities of that series have not given the Trustee a direction that is inconsistent with such request within such 60-day period.

        The holders of a majority in principal amount of the outstanding debt securities of a series have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any right or power conferred on the Trustee with respect to that series of debt securities. The Trustee, however, may refuse to follow any direction that:

  •
  conflicts with law;

  •
  the Trustee determines is unduly prejudicial to the rights of any other holder; or

  •
  would involve the Trustee in personal liability.

  Notice of an Event of Default

        Within 30 days after the occurrence of any Default (meaning an event that is, or after the notice or passage of time would be, an Event of Default) or Event of Default under an Indenture, the issuer is required to give written notice to the Trustee specifying the Default or Event of Default and what action the issuer is taking or proposes to take to cure it. In addition, the issuer under each Indenture is required to deliver to the Trustee, within 120 days after the end of each fiscal year, an officers' certificate indicating that each obligor on the debt securities outstanding under such Indenture has complied with all covenants contained in the Indenture, whether any Default or Event of Default has occurred and is continuing, and if so, what action the issuer is taking or proposes to take.

        If a Default occurs and is continuing under any Indenture with respect to any series of debt securities and is known to the Trustee, the Trustee must mail to each holder of such debt securities a notice of the Default by the later of 90 days after the Default occurs or 30 days after the Trustee knows of the Default. Except in the case of a Default in the payment of principal, premium, if any, or interest with respect to any debt securities, the Trustee may withhold such notice, but only if and so long as the board of directors, the executive committee or a committee of directors or responsible officers of the Trustee in good faith determines that withholding such notice is in the interests of the holders.

Amendments and Waivers

        An issuer may amend an Indenture without the consent of any holder of debt securities outstanding thereunder to:

  •
  cure any ambiguity, omission, defect or inconsistency;

  •
  provide for the assumption by a successor of such issuer's obligations under the Indenture;

  •
  add any Guarantor with respect to the debt securities;

  •
  in the case of any subordinated debt security, make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of Senior Indebtedness;

  •
  add any additional Events of Default or covenants for the benefit of the holders or surrender any right or power conferred upon the issuer or any Guarantor;

  •
  make any change that does not adversely affect the rights of any holder under the Indenture;

  •
  add or appoint a successor or separate Trustee;

  •
  secure the debt securities;

  •
  comply with any requirement of the SEC in connection with the qualification of such Indenture under the Trust Indenture Act; or

  •
  establish the form or terms of debt securities of any series to be issued under such Indenture.

        In addition, an issuer may amend an Indenture if the holders of a majority in principal amount of all debt securities of each series that would be affected then outstanding under such Indenture consent to it. Such issuer may not, however, without the consent of each holder of outstanding debt securities of each series that would be affected, amend the Indenture to:

  •
  reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

  •
  reduce the rate of or extend the time for payment of interest on any debt security;

  •
  reduce the principal of or extend the stated maturity of any debt security;

  •
  reduce the premium payable upon the redemption of any debt security or change the time at which any debt security may or shall be redeemed;

  •
  make any debt security payable in other than U.S. dollars;

  •
  impair the right of any holder to receive any payment of principal, premium, if any, or interest with respect to such holder's debt securities on or after the applicable due date;

  •
  impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder's debt securities;

  •
  in the case of any subordinated debt security, make any change in the subordination provisions that adversely affects the rights of any holder under such provisions;

  •
  release any security that has been granted in respect of the debt securities, other than in accordance with the Indenture;

  •
  make any change in the amendment provisions that require each holder's consent;

  •
  make any change in the waiver provisions; or

  •
  except as provided in the Indenture, release any Guarantor in any manner adverse to the holders.

        In the case of any subordinated debt security, no amendment may be made that adversely affects the rights of any holder of Senior Indebtedness then outstanding, unless the holders of such Senior Indebtedness consent to the amendment.

        The consent of the holders is not necessary under an Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under an Indenture requiring the consent of the holders becomes effective, the issuer is required to mail to all holders of each series affected by it a notice briefly describing the amendment. The failure to give, or any defect in, such notice, however, will not impair or affect the validity of the amendment.

        The holders of a majority in principal amount of the outstanding debt securities of each affected series, on behalf of all such holders, and subject to certain rights of the Trustee, may waive:

  •
  compliance by the issuer or any Guarantor with certain restrictive provisions of the Indenture; and

  •
  any past Default or Event of Default under the Indenture except that such majority of holders may not waive a default:

  •
  in the payment of principal, premium, if any, or interest; or

  •
  in respect of a provision that under the Indenture cannot be amended without the consent of all holders of the series of debt securities that is affected.

Defeasance; Satisfaction and Discharge

        At any time, an issuer may terminate, with respect to its debt securities of a particular series, all of the obligations of such issuer or any Guarantor under such series of debt securities and the related Indenture, which is called a "legal defeasance." If an issuer decides to make a legal defeasance, however, it may not terminate certain specified obligations respecting that series of debt securities, including those obligations:

  •
  relating to the defeasance trust;

  •
  to register the transfer or exchange of the debt securities;

  •
  to replace mutilated, destroyed, lost or stolen debt securities of that series; or

  •
  to maintain a registrar and paying agent in respect of the debt securities.

        If an issuer exercises its legal defeasance option, any guarantee will terminate with respect to that series of debt securities.

        At any time an issuer may also effect a "covenant defeasance," which means the issuer has elected to terminate its obligations and those of any Guarantor under: certain covenants applicable to a particular series of debt securities, including any covenant that is added specifically for such series and is described in a prospectus supplement; and any Event of Default that relates to any deferred covenant.

        An issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If an issuer exercises its legal defeasance option, payment of the affected series of debt securities may not be accelerated because of an Event of Default with respect to that series. If it exercises its covenant defeasance option, payment of the defeased series of debt securities may not be accelerated because of an Event of Default relating to a defeased covenant.

        In order to exercise either defeasance option, an issuer must:

  •
  irrevocably deposit in trust with the Trustee money or certain U.S. government obligations for the payment of principal, premium, if any, and interest on the applicable series of debt securities to redemption or stated maturity, as the case may be;

  •
  comply with certain other conditions, including that no Default with respect to that series has occurred and is continuing after the deposit in trust; and

  •
  deliver to the Trustee an opinion of counsel to the effect that holders of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

        In addition, an issuer may satisfy and discharge all of the obligations under the Indenture of such issuer and any Guarantor with respect to the debt securities of a particular series, other than its obligation to register the transfer of and exchange debt securities of that series, provided that:

  •
  such issuer delivers all outstanding debt securities of that series to the Trustee for cancellation; or

  •
  all debt securities of that series not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point the issuer has irrevocably deposited with the Trustee in trust an amount of cash sufficient to pay the entire indebtedness of the debt securities of that series, including interest and premium, if any, to the stated maturity or applicable redemption date.

No Personal Liability

        The managers, directors, officers, employees, incorporators, members, partners and stockholders of the issuers and any Guarantor, as such, will not be liable for:

  •
  any of the obligations of the issuers or any Guarantor under the debt securities, the Indentures or the guarantees; or

  •
  any claim based on, in respect of, or by reason of, such obligations or their creation.

        By accepting a debt security, each holder will be deemed to have waived and released all such liability. This waiver and release are part of the consideration for the issuance of the debt securities. This waiver may not be effective, however, to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

 Subordination

        Debt securities of a series may be subordinated to an issuer's "Senior Indebtedness," which each subordinated Indenture defines generally to include any obligation created or assumed by the issuer for the repayment of borrowed money and any guarantee thereof, whether outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such obligation, it is provided that such obligation is subordinate or not superior in right of payment to the debt securities or to other obligations which rank equally in right of payment with or are expressly subordinated to the debt securities. If any series of the debt securities of an issuer is subordinated to its Senior Indebtedness, then any guarantee of such debt securities will be subordinated to each Guarantor's Senior Indebtedness in the same manner.

        Subordinated debt securities of an issuer and the related guarantees will be subordinated in right of payment, to the extent and in the manner set forth in the applicable subordinated Indenture and described in the prospectus supplement relating to such series, to the prior payment of all of indebtedness of such issuer and that of any Guarantor that is designated as "Senior Indebtedness" with respect to the series.

        The holders of Senior Indebtedness of an issuer or any Guarantor will receive payment in full in cash of such Senior Indebtedness before holders of subordinated debt securities of such issuer will receive any payment of principal, premium or interest with respect to such subordinated debt securities upon any payment or distribution of the assets of such issuer or any Guarantor's assets, to creditors:

  •
  upon a liquidation or dissolution of such issuer or Guarantor; or

  •
  in a bankruptcy, receivership or similar proceeding relating to such issuer or Guarantor.

        Until the Senior Indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of Senior Indebtedness, except that the holders of subordinated debt securities may receive capital stock and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the subordinated debt securities.

        If any principal, premium or interest with respect to Senior Indebtedness is not paid within any applicable grace period (including at maturity), or any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms, no issuer or Guarantor may:

  •
  make any payments of principal, premium, if any, or interest with respect to any subordinated debt securities of such issuer;

  •
  make any deposit for the purpose of defeasance or discharge of the subordinated debt securities; or

  •
  repurchase, redeem or otherwise retire the subordinated debt securities, except that in the case of subordinated debt securities that provide for a mandatory sinking fund, the issuer may deliver subordinated debt securities to the Trustee in satisfaction of a sinking fund obligation, unless, in any case:

  •
  the default has been cured or waived and any declaration of acceleration has been rescinded;

  •
  the Senior Indebtedness has been paid in full in cash; or

  •
  the issuer and the Trustee receive written notice approving the payment from the representatives of each issue of "Designated Senior Indebtedness."

Generally, "Designated Senior Indebtedness" will include:

  •
  any specified issue of Senior Indebtedness of at least $10 million; and

  •
  any other Senior Indebtedness that the issuer may designate in respect of any series of subordinated debt securities.

        During the continuance of any default, other than a default described in the immediately preceding paragraph, that may cause the maturity of any Designated Senior Indebtedness to be accelerated immediately without further notice (other than any notice required to effect such acceleration), or the expiration of any applicable grace periods, no payment may be made on the subordinated debt securities or any related guarantee for a period called the "Payment Blockage Period." A Payment Blockage Period will commence on the receipt by the issuer and the Trustee of written notice of the default, called a "Blockage Notice," from the representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and will end 179 days thereafter.

        The Payment Blockage Period may be terminated before its expiration:

  •
  by written notice from the Person or Persons who gave the Blockage Notice;

  •
  by repayment in full in cash of the Designated Senior Indebtedness with respect to which the Blockage Notice was given; or

  •
  if the default giving rise to the Payment Blockage Period is no longer continuing.

        Unless the holders of the Designated Senior Indebtedness have accelerated the maturity of the Designated Senior Indebtedness, payments may resume on the subordinated debt securities after the expiration of the Payment Blockage Period.

        Generally, not more than one Blockage Notice may be given in any period of 360 consecutive days. The total number of days during which any one or more Payment Blockage Periods are in effect, however, may not exceed an aggregate of 179 days during any period of 360 consecutive days. No default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period may be made the basis of the commencement of a subsequent Payment Blockage Period by the representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days.

        After all Senior Indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of the subordinated debt securities will be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

        As a result of the subordination provisions described above, in the event of insolvency of an issuer or Guarantor, the holders of its Senior Indebtedness, as well as certain of its general creditors, may recover more, ratably, than the holders of the issuer's subordinated debt securities.

Book Entry, Delivery and Form

        CPE Resources and CPE Inc. may issue debt securities of a series in the form of one or more global certificates deposited with a depositary. The Depository Trust Company, or "DTC," will act as depositary. If either issuer issues debt securities of a series in book-entry form, it will issue one or more global certificates that will be deposited with or on behalf of DTC and will not issue physical certificates to each holder. A global security may not be transferred unless it is exchanged in whole or in part for a certificated security, except that DTC, its nominees and their successors may transfer a global security as a whole to one another.

        DTC will keep a computerized record of its participants, such as a broker, whose clients have purchased the debt securities. The participants will then keep records of their clients who purchased the debt securities. Beneficial interests in global securities will be shown on, and transfers of beneficial interests in global securities will be made only through, records maintained by DTC and its participants.

        DTC advises that it is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the United States Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

        DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of its participants and by, among other institutions, the Financial Industry Regulatory Authority, Inc. The rules that apply to DTC and its participants are on file with the SEC.

        DTC holds securities that its participants deposit with DTC. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

        Each issuer of a series of debt securities will wire principal, premium, if any, and interest payments due on the global securities representing that series to DTC's nominee, Cede & Co. Each issuer, any Guarantor, the Trustee and any paying agent will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, each issuer, any Guarantor, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

        It is DTC's current practice, upon receipt of any payment of principal, premium or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to participants, whose accounts are credited with debt securities on a record date, by using an omnibus proxy.

        Payments by participants to owners of beneficial interests in the global securities, as well as voting by participants, will be governed by the customary practices between the participants and the owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." Payments to holders of beneficial interests are the responsibility of the participants and not of DTC, the Trustee or any other person.

        Beneficial interests in global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:

  •
  DTC notifies the issuer that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by such issuer within 90 days; or

  •
  the issuer determines, subject to DTC's rules, not to require all of the debt securities of a series to be represented by a global security and notifies the Trustee of its decision.

 The Trustee

        The prospectus supplement relating to a particular series of debt securities will identify the Trustee with respect to such series. Any issuer or Guarantor may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business, and the Trustee under any Indenture may own debt securities issued under that Indenture.

  Resignation or Removal of Trustee

        If the Trustee under a particular Indenture has or acquires a conflicting interest within the meaning of the Trust Indenture Act after a Default under such Indenture has occurred and is continuing, the Trustee must eliminate its conflicting interest, obtain the consent of the SEC to continue or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the Indenture. Any resignation will require the appointment of a successor trustee under the Indenture in accordance with the terms and conditions of such Indenture.

        The Trustee may resign or be removed by the issuer with respect to one or more series of debt securities, and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in principal amount of the debt securities of any series may remove the Trustee with respect to the debt securities of such series.

  Limitations on Trustee if It is a Creditor

        Each Indenture will limit the right of the Trustee thereunder, in the event that it becomes a creditor of the issuer or any Guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

  Certificate and Opinions to Be Furnished to Trustee

        Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of the Indenture, every application by an issuer for action by the Trustee must be accompanied by a certificate of certain of its officers and an opinion of counsel (who may be counsel to the issuer) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with.

Governing Law

        The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF THE WARRANTS

        References in this "Description of the Warrants" to "we," "us" and "our" are to CPE Inc.

General Description of Warrants

        We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

Debt Warrants

        The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of the warrants;

  •
  the designation and terms of the debt securities that may be purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

  •
  if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

  •
  the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  whether the warrants represented by the warrant certificates or the debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

  •
  information relating to book-entry procedures, if any;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  anti-dilution provisions of the warrants, if any;

  •
  redemption or call provisions, if any, applicable to the warrants;

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

  •
  any other information we think is important about the warrants.

 Stock Warrants

        The prospectus supplement relating to a particular issue of warrants to purchase common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

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  the aggregate number of the warrants;

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  the designation and terms of the common stock or preferred stock that maybe purchased upon exercise of the warrants;

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  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

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  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  •
  the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

  •
  the dates on which the right to exercise the warrants commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

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  anti-dilution provisions of the warrants, if any;

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  redemption or call provisions, if any, applicable to the warrants;

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

  •
  any other information we think is important about the warrants.

Exercise of Warrants

        Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of preferred stock or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

        Until you exercise your warrants to purchase our debt securities, preferred stock or common stock, you will not have any rights as a holder of our debt securities, preferred stock or common stock, as the case may be, by virtue of your ownership of warrants.

 DESCRIPTION OF THE RIGHTS

        References in this "Description of the Rights" to "we," "us" and "our" are to CPE Inc.

        We may issue rights to purchase debt securities, preferred stock, common stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

        The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

  •
  the date of determining the stockholders entitled to the rights distribution;

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  the number of rights issued or to be issued to each stockholder;

  •
  the exercise price payable for each share of debt securities, preferred stock, common stock or other securities upon the exercise of the rights;

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  the number and terms of the shares of debt securities, preferred stock, common stock or other securities which may be purchased per each right;

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  the extent to which the rights are transferable;

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  the date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

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  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

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  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights;

  •
  any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights; and

  •
  any other information we think is important about the rights.

        The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

 DESCRIPTION OF THE UNITS

        References in this "Description of the Units" to "we," "us" and "our" are to CPE Inc.

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock or preferred stock, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

  •
  the designation and terms of the units and the securities included in the units;

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  any provision for the issuance, payment, settlement, transfer or exchange of the units;

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  the date, if any, on and after which the units may be transferable separately;

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  whether we will apply to have the units traded on a securities exchange or securities quotation system;

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  any material United States federal income tax consequences;

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  how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities; and

  •
  any other information we think is important about the units.

 DESCRIPTION OF THE DEPOSITARY SHARES

        References in this "Description of the Depositary Shares" to "we," "us" and "our" are to CPE Inc.

General

        We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank depositary. The phrase "bank depositary" means a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

        We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

        If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

        If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the bank depositary as to how to vote the preferred stock represented by such holder's depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action which the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

 Amendment and Termination of the Depositary Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of us and such distribution has been distributed to the holders of depositary shares.

Charges of Bank Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be payable by such holders.

Withdrawal of Preferred Stock

        Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

        The bank depositary will forward to holders of depositary shares all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

        Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of their respective duties under the depositary agreement, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

        The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        References in this "Description of the Stock Purchase Contracts and Stock Purchase Units" to "we," "us" and "our" are to CPE Inc.

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us and contracts obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to in this prospectus as "stock purchase units." The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

        The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

  •
  if applicable, a discussion of material United States federal income tax considerations; and

  •
  any other information we think is important about the stock purchase contracts or the stock purchase units.

 PLAN OF DISTRIBUTION

        We may sell or distribute the securities offered by this prospectus in one or more of the following ways:

  •
  through underwriters or dealers;

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  through agents;

  •
  directly to purchasers, including existing stockholders in a rights offering;

  •
  in "at the market offerings" to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

  •
  in transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

  •
  through a combination of any of these methods of sale.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

        In addition, we may sell some or all of the securities included in this prospectus through:

  •
  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by the broker- dealer for its account;

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

  •
  privately negotiated transactions.

        In addition, we may enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

  •
  enter into transactions involving short sales of the common shares by broker-dealers;

  •
  sell common shares short and redeliver the shares to close out short positions;

  •
  enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

  •
  loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        There is currently no market for any of the securities included in this prospectus, other than the shares of common stock listed on the New York Stock Exchange. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities. We have no current plans for listing any such other securities on any securities exchange; any such listing with respect to any particular of such other securities will be described in the applicable prospectus supplement.

        We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

        At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time-to-time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time-to-time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        We may also sell the securities through agents designated from time-to-time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        If dealers are used in the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

        Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

        We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered securities providing for payment and delivery on a future date specified in the prospectus supplement. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers under such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered securities will not at the time of delivery be prohibited under applicable law. The underwriters and such agents will not have any responsibility with respect to the validity or performance of such contracts.

        If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market.

        We will bear costs relating to all of the securities being registered under the registration statement of which this prospectus forms a part.

        Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

        Pursuant to a requirement by the Financial Industry Regulatory Authority (the "FINRA"), the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

        If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or its affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

LEGAL

        Certain legal matters in connection with the securities will be passed upon by Vinson & Elkins L.L.P., New York, New York, as our counsel. Any underwriter will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

        The consolidated financial statements incorporated into this prospectus by reference to Cloud Peak Energy Inc.'s Current Report on Form 8-K dated February 25, 2014 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Cloud Peak Energy Inc. for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Cloud Peak Energy Resources LLC incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Cloud Peak Energy Inc.

100,000 Shares

        % Series A Mandatory Convertible Preferred Stock

Joint Book-Running Managers

J.P. Morgan

Credit Suisse

Credit Agricole CIB

Deutsche Bank Securities

Goldman, Sachs & Co.

RBC Capital Markets

Wells Fargo Securities

Senior Co-Managers

BB&T Capital Markets

Comerica Securities

PNC Capital Markets LLC

Stifel